UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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CHESAPEAKE ENERGY CORPORATION

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2019 PROXY STATEMENT C ESAPEAKE ENERGY Notice of Annual Meeting of Shareholders May 17, 2019 II Oklahoma City, OK

# Guide to Chesapeake's Proxy

| | |
|---|---|
| **1** | **PROXY OVERVIEW** |
| 1 | Letter to Shareholders |
| 2 | Notice of 2019 Annual Meeting of Shareholders |
| 4 | Governance Overview |
| 8 | Compensation Overview |
| 17 | Audit Overview |
| 19 | Voting and Meeting Information |
| **24** | **GOVERNANCE** |
| 24 | **PROPOSAL 1:** Election of Directors |
| 28 | Board Composition |
| 33 | Tone at the Top — Our Core Values |
| 34 | Our Board of Directors |
| 40 | How We Oversee and Manage Enterprise Risk |
| 41 | Investor Outreach |
| **42** | **EXECUTIVE COMPENSATION** |
| 42 | **PROPOSAL 2:** Advisory Vote to Approve Named Executive Officer Compensation |
| 43 | Compensation Discussion and Analysis |
| 44 | 2018 and Early 2019 Corporate Performance Highlights |
| 46 | Our Path Forward |
| 48 | Compensation Philosophy |
| 48 | How Our Compensation Program is Aligned with Company Performance |
| 49 | Shareholder Outreach |
| 51 | Process for Determining Executive Compensation |
| 51 | Independent Compensation Consultant |
| 52 | Primary Executive Compensation Elements for 2018 |
| 55 | Compensation Actions for 2018 |
| 58 | 2018 Long-Term Incentive Program |
| 60 | Certification of 2016 – 2018 Performance Share Units |
| 63 | Material Changes for 2019 Executive Compensation |
| 64 | Other Executive Compensation Matters |
| 66 | Compensation Committee Report |
| 67 | Executive Compensation Tables |
| 78 | 2018 Director Compensation |
| **80** | **AUDIT** |
| 80 | **PROPOSAL 3:** Ratification of PwC as Independent Registered Public Accounting Firm for 2019 |
| 82 | Independent Auditor Information |
| 83 | Audit Committee Report |
| **84** | **STOCK OWNERSHIP** |
| 84 | Holdings of Major Stockholders |
| 85 | Securities Ownership of Officers and Directors |
| 85 | Beneficial Ownership Guideline |
| 85 | Section 16(a) Beneficial Ownership Reporting Compliance |
| **86** | **SHAREHOLDER MATTERS** |
| 86 | Submitting Shareholder Proposals for 2020 Annual Meeting |
| 87 | Additional Shareholder Engagement and Corporate/Social Responsibility |
| 88 | Forward-Looking Statements |
| 88 | EXHIBIT A |

**INDEX OF FREQUENTLY REQUESTED INFORMATION**

| | |
|---|---|
| 82 | Auditor Fees |
| 80 | Auditor Tenure |
| 34 | Board Leadership |
| 37 | Board Meeting Attendance |
| 78 | CEO Pay Ratio |
| 53 | CEO Realized Pay |
| 65 | Clawback Policy |
| 51 | Compensation Consultants |
| 24 | Director Biographies |
| 31 | Director Independence |
| 29 | Director Qualifications |
| 28 | Director Retirement Policy |
| 65 | Hedging Policy |
| 41 | Investor Outreach |
| 58 | Long-Term Incentive Program |
| 53 | Pay for Performance |
| 54 | Peer Group |
| 65 | Pledging Policy |
| 39 | Political Spending and Lobbying Oversight |
| 86 | Proxy Access |
| 32 | Related Person Transactions |
| 40 | Risk Oversight |
| 74 | Severance Benefits |
| 85 | Share Ownership for Executives and Directors |
| 85 | Share Ownership Requirements |
| 86 | Shareholder Proposal Deadlines for 2020 |

**ONLINE 2019 PROXY STATEMENT**

chk.com/investors/annual-meeting

**ONLINE 2018 ANNUAL REPORT**

chk.com/investors/annual-report

*(first sent or made available on April 5, 2019)*

# PROXY OVERVIEW

*This overview highlights information contained elsewhere in the Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. In this Proxy Statement, we refer to Chesapeake Energy as the "Company," "we," "our," "us," "Chesapeake Energy" and "Chesapeake."*

## Letter to Shareholders

In 2018, Chesapeake Energy delivered a strong operational and financial performance. Consistent with our strategic focus on margin enhancements, we generated our highest adjusted EBITDA per boe since 2014 (a year when oil averaged more than $90 per barrel and natural gas averaged more than $4 per thousand cubic feet). This occurred while significantly reducing net debt and future midstream commitments.



***Doug Lawler and Brad Martin***

Focusing on increasing oil production resulted in 10% oil production growth in 2018, adjusted for asset sales, led by a 78% increase in annual net oil volumes in the Powder River Basin. Oil comprised 21% of our total production mix in December 2018, up from 17% in December 2017. Further oil growth will come from our acquisition of WildHorse Resource Development Corporation consummated in the first quarter of 2019. Known in our portfolio as Brazos Valley, this high-quality oil asset adds opportunities for significant increased cash flow and value acceleration for Chesapeake.

This progress, combined with additional efficiencies through supply chain savings, reduced controllable downtime, and recovery and development improvements, was the result of outstanding execution by our team members. Our commitment to operating responsibly again led to achieving outstanding health, safety, environmental and regulatory performance.

In 2019, we will continue our focus on reducing debt, enhancing margins and reaching sustainable free cash flow. We expect the Powder River Basin and Brazos Valley assets to drive absolute oil growth of 32% (50% when adjusted for asset sales), as we direct the majority of our drilling and completion capital expenditures to our higher-margin, higher-return oil assets in the Powder River Basin, Brazos Valley and Eagle Ford Shale.

Our leadership and dedicated team members have accomplished much during the past six years — yet there is clearly more to do. With an unwavering commitment to our core values, we will execute on our focused business strategies to create long-term value.

Sincerely,

**R. Brad Martin**
Chairman of the Board

**Robert D. Lawler**
President, Chief Executive Officer and Director

**2018 PERFORMANCE HIGHLIGHTS**

$1.8 billion
**Reduction in net debt**

10%
**Adjusted oil production growth**

$2.4 billion
**Reduction in future midstream commitments**

PROXY OVERVIEW // 1

Notice of 2019 Annual Meeting of Shareholders You are invited to attend Chesapeake Energy Corporation’s 2019 Annual Meeting of Shareholders. This page contains important information about the meeting, including how you can make sure your views are represented by voting today. Sincerely, James R. Webb Executive Vice President – General Counsel and Corporate Secretary Date: Friday, May 17, 2019 Time: 10:00 a.m. Central Time Webcast: www.chk.com/investors Location: Chesapeake Headquarters 6100 North Western Avenue Oklahoma City, OK 73118 Attending in Person: You must be a shareholder of Chesapeake as of the record date and you must bring your admission ticket and photo ID. Follow the instructions under the caption “How can I attend the Annual Meeting? Do I need a ticket?” on page 22. VOTING Q&A Who can vote? Shareholders of record as of the close of business on the record date, March 18, 2019 How many shares are entitled to vote? 1,633,104,665 shares of common AGENDA PROPOSAL 1: Elect ten director nominees named in the proxy for the coming year (read more on page 24). Your Board recommends a vote FOR the election of each director nominee. Vote required: majority of votes cast (pursuant to majority-vote policy). How many votes do I get? One vote for each director and one vote on each proposal for each share you hold as of March 18, 2019 How can I vote? You can submit your vote in any of the following ways: PROPOSAL 2: Approve named executive officer compensa-tion in advisory vote (read more on page 42). Your Board recommends a vote FOR Proposal 2. INTERNET VIA COMPUTER: Via the Internet at www.proxy-vote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form. Vote required: plurality of votes cast. INTERNET VIA TABLET OR SMARTPHONE: By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form. PROPOSAL 3: Ratify the appointment of Pricewaterhouse-Coopers LLP (PwC) as independent auditor for 2019 (read more on page 80). Your Board recommends a vote FOR Proposal 3. TELEPHONE: Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form. Vote required: plurality of votes cast. MAIL: If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter in-struction form using the enclosed postage-paid envelope. Other Business: Shareholders will also transact any other busi-ness that properly comes before the meeting. Abstentions and Broker Non-Votes: For Proposal 3, absten-tions will not be counted as a vote for or against and no broker non-votes are expected. For all other proposals, abstentions and broker non-votes will not be counted as a vote for or against. IN PERSON: By requesting a ballot when you arrive and following all of the instructions under the caption “How can I attend the Annual Meeting? Do I need a ticket?” on page 22. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot. Roadmap of Voting Items: See “Roadmap of Voting Items” for more detailed information regarding each proposal. 2 // CHESAPEAKE ENERGY CORPORATION

Roadmap of Voting Items BOARD RECOMMENDATION VOTING ITEM (page 24) (page 42) (page 80) ROADMAP OF VOTING ITEMS // 3 PROPOSAL 1 Election of Directors We are asking shareholders to vote on each director nominee to the Board of Directors (“Board”) named in the Proxy Statement. The Board and Nominating, Governance and Social Responsibility Committee believe that the director nominees have the qualifica-tions, experience and skills necessary to represent shareholder interests through service on the Board. FOR PROPOSAL 2 Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) We have designed our executive compensation program to attract and retain high-performing executives and align executive pay with Company performance and the long-term interests of its shareholders. We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers (“NEOs”) as described in this Proxy Statement. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. FOR PROPOSAL 3 Ratification of Appointment of Independent Registered Public Accounting Firm The Audit Committee has appointed PwC to serve as the Company’s independent reg-istered public accounting firm for the fiscal year ending December 31, 2019. The Audit Committee and the Board believe that the continued retention of PwC to serve as the independent auditor is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment of PwC. FOR

Governance Overview

**PROPOSAL 1**

**YOUR VOTE IS NEEDED ON PROPOSAL 1:** Election of the ten nominees named in the Proxy Statement for the coming year

**Your Board recommends a vote FOR the election of each director nominee.**

| | Name | Age | Director Since | Primary Occupation and Other Public Company Boards | Committee Memberships AC | CC | FC | NG |
|---|---|---|---|---|---|---|---|---|
|  | **Brad Martin** | 67 | 2012 | Chairman, Chesapeake Energy Corporation<br>Chairman, RBM Venture Company<br>Retired Chairman and Chief Executive Officer, Saks Incorporated<br>*Boards: FedEx Corporation* | | | C | C |
|  | **Gloria Boyland** | 58 | 2016 | Corporate Vice President of Operations and Service Support, FedEx Corporation | M | | | M |
|  | **Luke Corbett** | 72 | 2016 | Retired Chairman and Chief Executive Officer, Kerr-McGee Corporation<br>*Boards: Lead Director, OGE Energy Corp.* | F | M | | M |
|  | **Mark Edmunds†** | 62 | 2018 | Senior Partner and Vice Chairman, Deloitte LLP | F | M | | |
|  | **Scott Gieselman††** | 55 | New Nominee | Partner, NGP Energy Capital Management, L.L.C.<br>*Boards: Vantage Energy Acquisition Corp. and HighPoint Resources Corporation* | | | | |
|  | **David Hayes†** | 44 | 2019 | Partner, NGP Energy Capital Management, L.L.C. | M | M | | |
|  | **Leslie Starr Keating** | 58 | 2017 | Retired Executive Vice President, Supply Chain Strategy and Transformation, Advance Auto Parts, Inc. | M | M | | |
|  | **Doug Lawler** | 52 | 2013 | President and Chief Executive Officer, Chesapeake Energy Corporation | | | | |
|  | **Pete Miller** | 68 | 2007 | Retired Executive Chairman, NOW Inc.<br>*Boards: Chairman, Ranger Energy Services, Inc. and Transocean Ltd.* | | C | M | |
|  | **Tom Ryan** | 53 | 2013 | Chairman and Chief Executive Officer, Service Corporation International<br>*Boards: Service Corporation International and Weingarten Realty Investors* | C/F | | M | |

AC Audit Committee
CC Compensation Committee
FC Finance Committee
NG Nominating, Governance and Social Responsibility Committee

† Messrs. Edmunds and Hayes are new directors, appointed to the Board in August 2018 and February 2019, respectively.

†† Mr. Gieselman is a new nominee, nominated by the Board for election at the 2019 Annual Meeting of Shareholders. As of the date of this Proxy Statement, the Board has not appointed Mr. Gieselman to a committee.

C Chair
F Audit Committee Financial Expert
M Member

4 // CHESAPEAKE ENERGY CORPORATION

Board Composition Director Balance and Diversity of Experience CHESAPEAKE POLICY: Build a diverse Board representing a range of backgrounds The Board seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically yet functions effectively by making informed decisions. In accordance with its charter, the Nominating, Gover-nance and Social Responsibility Committee (the “Nominating Committee”) seeks to include diverse candidates in all director searches, taking into account ethnicity, gender, age, cultural background, thought leadership and professional experience. The Nominating Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. The table below summarizes the qualifications that led to each director’s selection. DIRECTOR NOMINEE QUALIFICATIONS DIVERSITY OF BACKGROUND AGE DIVERSITY BOARD REFRESHMENT (two years since 2017 annual meeting) TENURE (as of 2018 annual meeting) + 59 60% 80 JOINED THE BOARD Keating Edmunds Hayes Gieselman (if elected in May 2019) 40% 60% 90% 3.8 Average age Younger than 60 2 years or less 5 years or less CHESAPEAKE POLICY: retirement age 10 years or less Average tenure (years) – RETIRING FROM THE BOARD Dunham (in May 2019) GOVERNANCE OVERVIEW // 5 Audit Committee Financial Experts 3 of the 6 Audit Committee members qualify Independence Other than our CEO, all directors are independent Operational/Management Leadership • • • • • • • • • • Current and/or Former Public Company CEO • • • • • Exploration and Production Industry • • • • • • International • • • • • • • • • • Engineering • • • Geoscience • Financial Oversight and Accounting • • • • • • Government/Legal • • Risk Management • • • • • • • • • •

## Active and Engaged Board

**Best Practice Governance Initiatives Since January 2012**

- Elected independent, non-executive director as Chairman of the Board, separating Chairman and CEO roles
- All directors other than CEO are independent
- Nominated/appointed ten new directors, including two in 2016, one in 2017, one in 2018 and two in 2019
- Implemented proxy access at 3% ownership for three years, up to 25% of Board by unlimited number of shareholders
- Adopted anti-hedging/pledging policy
- Formed Finance Committee, composed entirely of independent directors
- Established stock ownership guidelines for non-employee directors
- Declassified Board — annual election of each director
- Majority voting in election of directors
- Eliminated supermajority voting requirements; simple majority voting rights
- Increased Board diversity and corporate social responsibility
- Redesigned incentive compensation programs

**Boardroom Culture of Independence and Accountability to Investors**

- Annual director elections with majority voting standard
- Quarterly review of investor views and feedback
- Periodic independent director meetings with investors
- Near perfect Board/Committee meeting attendance
- Focus on company risks
- No perquisites for independent directors

### BOARD/COMMITTEE ATTENDANCE


BOARD
AUDIT
COMPENSATION
NOMINATING
FINANCE
98%
94%
100%
100%
100%
0
2
4
6
8
10
Number of meetings in 2018


97.5%
Overall attendance

*Each director nominee attended at least 92% of the meetings of the Board and committees on which he or she served in 2018.*

### BOARD ACCOUNTABILITY TO INVESTORS

**Annual director elections with majority voting standard** + **Proxy access at 3%, 3 years, 25% of Board** + **Quarterly Board review of investor views and feedback** + **Periodic independent director meetings with investors**

### INDEPENDENT BOARD LEADERSHIP

**4x+/year**
Executive sessions at beginning and end of each quarterly Board meeting and periodically at other meetings

**30**
Board and Committee meetings in 2018 (100% of committee members are independent)

**4x+/year**
Visits to Chesapeake business by each director

**Annual**
Review of committee charters and assessment of Board leadership structure

6 // CHESAPEAKE ENERGY CORPORATION

# Board and Committees

## BOARD OF DIRECTORS



**R. Brad Martin**
*Chairman of the Board*



**Archie Dunham***
*Chairman Emeritus of the Board*

**Members:** 10 **Independent:** 9 **2018 Meetings:** 10

### BOARD CADENCE

**4x/year**

- Regular quarterly meetings
- Visits to Company HQ
- Investor feedback review

**1x/year**

- Board self-assessment and committee charter review
- Budget/strategy session
- Governance review

Periodic teleconferences as deemed necessary

### RECENT FOCUS AREAS

- Shareholder engagement
- Director search
- Public company acquisition/merger
- Asset sales
- Credit facility amendment
- Senior note offerings
- Renegotiation of gathering, processing and transportation (GP&T) agreements
- Debt reduction/refinancing transactions, including:
  - Open market and negotiated repurchases
  - Tender offers for outstanding senior notes
  - Exchange offers to extend maturity of outstanding senior notes
  - Common stock for senior note exchange transactions
  - Common stock for preferred stock exchange transactions

### A TYPICAL BOARD MEETING: 2 DAYS, 4X/YEAR

**BEFORE THE MEETING**

**Chairman and Board committee chairs:** Prep meeting agendas with management and outside advisors (e.g., PwC)
**Management:** Internal prep meetings

**THURSDAY (DAY 1)**

**Daytime:** Committee meetings
**Afternoon/Evening:** Board meeting begins with executive session of independent directors and Board's independent counsel, committee reports and management presentations, in which Board members interact directly with management.

**FRIDAY (DAY 2)**

**Daytime:** Continued Board presentations, ending with another executive session of independent directors and Board's independent counsel.

**AFTER THE MEETING**

Management follow-up sessions to discuss and respond to Board requests.

## COMMITTEES

### AUDIT



**Chairman: Thomas L. Ryan**
**2018 Meetings:** 8
**Other Members:** Boyland, Corbett, Edmunds, Hayes (appointed February 2019), Keating
**Purpose:** Oversee PwC and audit, tax and consulting fees, financial reporting, internal audit compliance, cybersecurity and related party transactions

### FINANCE



**Chairman: R. Brad Martin**
**2018 Meetings:** 4
**Other Members:** Miller, Ryan
**Purpose:** Oversee financial and liquidity management strategies and policies, including asset sales, corporate budget, commodity hedging, and analysis of opportunities to reduce debt and improve liquidity

### COMPENSATION



**Chairman: Merrill A. ("Pete") Miller, Jr.**
**2018 Meetings:** 4
**Other Members:** Corbett, Dunham*, Edmunds, Hayes (appointed February 2019), Keating
**Purpose:** Establish and oversee compensation policies and programs that effectively attract, retain and motivate executive officers and employees, including establishment of a new peer group for fiscal year 2018

### NOMINATING



**Chairman: R. Brad Martin**
**2018 Meetings:** 4
**Other Members:** Boyland, Corbett, Dunham*
**Purpose:** Oversee corporate governance structure and practices, Board composition, health, safety and environmental initiatives, shareholder outreach, charitable donations and corporate social responsibility matters

Overall attendance **97.5%**

Individual attendance **92%**

Each director nominee attended at least 92% of the meetings of the Board and committees on which he or she served in 2018

** Mr. Dunham is scheduled to resign from the Board in May 2019 pursuant to the Company's mandatory retirement age policy.*

GOVERNANCE OVERVIEW // 7

Compensation Overview



# Q&A with Merrill A. ("Pete") Miller, Jr.
## Compensation Committee Chairman

***As the longest-serving Board member, you have a unique perspective regarding Chesapeake's history. How would you assess Chesapeake's transformation under Doug Lawler and his management team?***

Chesapeake has fundamentally transformed all aspects of its business over the past six years. When the Board appointed Doug Lawler as President, Chief Executive Officer and Director in June 2013, by any measure Chesapeake was a bottom-quartile performing company, facing numerous challenges that threatened its long-term viability, including:

- Significant debt
- Crippling legacy gathering, processing and transportation ("GP&T") commitments
- Poor capital efficiency
- Low margins and high operating cost structure
- Inferior health, safety, environmental and regulatory ("HSER") performance

Under Doug and his management team's leadership, the culture of Chesapeake has transitioned from a "growth at any cost" mindset to one focused on delivering shareholder value and centered on a new strategy of:

- Financial discipline
- Profitable and efficient growth from captured resources
- Exploration
- Business development

The value-driven culture instilled by Doug and his team and embraced by Chesapeake's employees is transforming the Company, yielding significant improvement across all metrics, highlighted by:

- Eliminating approximately $10.8 billion in total leverage since 2012[(a)]
- Erasing approximately $12.7 billion in GP&T commitments since 2012
- Turning capital efficiency from a weakness to one of the core strengths of the Company, as demonstrated by the 2019 capital expenditure budget being 85% lower than in 2012, while adjusted production is anticipated to remain essentially flat[(b)]
- Removing more than $700 million in annual cash costs since 2012
- Becoming an industry leader in HSER performance

These accomplishments are impressive considering they occurred during a period of the lowest commodity prices seen in this decade.

As I look back on the last six years, I strongly believe no company in our peer group has accomplished as much as Chesapeake. Quite simply, without the leadership of Doug and the other named executive officers ("NEOs"), Chesapeake's comprehensive transformation would not have happened, which easily could have resulted in Chesapeake joining the many other E&P companies that ultimately did not survive the commodity price downturn, permanently destroying billions of dollars in value for our equity holders, bond holders and business partners.

***How does the committee align executive compensation performance metrics with Chesapeake's strategic priorities?***

They are directly tied. Chesapeake has four critical strategic priorities designed to position the Company to deliver value to our shareholders regardless of commodity prices:

1. Enhancing margins
2. Delivering sustainable free cash flow
3. Achieving a long-term net debt to EBITDA ratio of 2x
4. Maintaining HSER excellence

These four strategic priorities guided the Compensation Committee's determination of 2018 performance metrics for

*(a) Includes assumption of debt from WildHorse Resources Development Corporation ("WildHorse") on February 1, 2019.*

*(b) Production from closed asset sales represents approximately 300,000 barrels of oil equivalent ("boe") per day.*

8 // CHESAPEAKE ENERGY CORPORATION

our NEOs, and indeed every metric — free cash flow, capital expenditures, oil production, cash costs, EBITDA generation, total recordable incident rate ("TRIR") and agency reportable spills — directly tie to one, if not all of the strategic priorities.

### *Why did the Compensation Committee believe the NEOs' bonus payouts were appropriate?*

The Compensation Committee took a holistic view when evaluating NEO performance. First, the Committee considered how Chesapeake accelerated each of its strategic priorities in 2018.

**Margin enhancement**

- Generated highest margins since 2014, when oil averaged $90 a barrel and gas averaged more than $4 per thousand cubic feet
- Optimized portfolio by divesting lower-margin Utica Shale asset and agreeing to acquire higher-margin oil growth WildHorse platform
- Grew adjusted oil production 10% year over year, when adjusted for asset sales, reaching 21% of total production mix

**Free cash flow**

- Accelerated transition to positive free cash flow
- Reduced controllable downtime through new technology solutions

**Long-term net debt/EBITDA of 2x**

- Overall reduction of $1.8 billion in total net debt
- Eliminated $2.6 billion in secured debt
- Generated highest adjusted EBITDA per boe since 2014

**HSER excellence**

- Delivered top-quartile TRIR of 0.23

Secondly, the Compensation Committee considered external factors that were beyond the control of the NEOs in 2018, namely Chesapeake's history of being weighted toward natural gas and the Company's legacy debt and other commitments and obligations. In addition, the significant drop in oil prices in the fourth quarter of 2018 impacted the equity prices of virtually all E&P stocks, and eliminated the outstanding relative performance Chesapeake had realized in its equity performance against its peer group over the first three quarters of the year. By the time the Compensation Committee was finalizing awards, Chesapeake's equity price had materially recovered.

Given Chesapeake's acceleration of its long-term strategic priorities in 2018 and the Compensation Committee's view that the Company's equity performance was due to matters beyond the NEOs' immediate control, the Compensation Committee believed the NEOs' 2018 bonus payouts were appropriate.

### *Why did the Compensation Committee award retention bonuses to the NEOs?*

Chesapeake sits today at an important inflection point. After undergoing this multiyear process to significantly reduce its cost structure and improve the profitability of its portfolio through the divestment of non-performing assets and businesses and the reduction of operating and general and administrative costs, Chesapeake is healthier today than it was six years ago when Doug arrived and commodity prices were significantly higher. Due to these dramatic improvements in its cost structure, Chesapeake has demonstrated its strategic advantage of being a low-cost developer, an advantage that was the driving force in the Company's successful acquisition of WildHorse, an oil-focused company with an attractive acreage position of high-margin undrilled locations.

Today, following this challenging transformation, Chesapeake is positioned to leverage its advantages to drive shareholder value by growing cash flow through the development of its extensive portfolio. While there are always external factors that may impact the Company's progress, the Compensation Committee's view is that retaining Doug and the management team at this point in Chesapeake's history is important to the Company's momentum. However, to further align the interests of our executives with those of our shareholders, the retention awards included a Performance Share Unit, or "PSU," component, which incorporated strategic goals that are critical to Chesapeake's future equity performance.

Sincerely,

**Merrill A. ("Pete") Miller, Jr.**
Compensation Committee Chairman

COMPENSATION OVERVIEW // 9

**PROPOSAL 2**

**YOUR VOTE IS NEEDED ON PROPOSAL 2:** Advisory approval of our named executive officer compensation for 2018

*Reference the "Compensation Discussion and Analysis" on page 43 for full discussion of why the Board is requesting approval on Proposal 2.*

**Your Board recommends a vote FOR approval of Proposal 2.**

# Chesapeake's Transformation 2013 – 2018

The year 2013 marked a critical turning point in the history of Chesapeake Energy. It started with the realization that an effective Board is characterized by members with executive experience and demonstrated achievements prior to joining the Board. Under the leadership of Archie Dunham, who served as Chairman in 2013, the Board began a concerted effort to recruit high-quality directors. This effort continues to this day and has been acknowledged by an annual research report prepared by James Drury Partners ("JDP"), a director search firm headquartered in Chicago, Illinois. Since 2014, the first full year that Chesapeake's new Board and management team were in place, JDP's report ranked our Board in the top 2% of the boards of directors for more than 600 of America's largest companies. JDP's report is based on the premise that "the more accomplished a director is in business achievement, the more likely that director is to engage the CEO, management team, and other directors in rigorous discussion regarding critical business issues." The report assigns a value to each director's executive experience and accomplishments as a predictive indicator of a board's governance capacity and concludes that "a high 'capacity to govern well,' combined with highly capable boardroom leadership, will maximize overall potential governance effectiveness, and thereby may generate superior shareholder returns."

**ANNUAL RANKING OF CHESAPEAKE AMONG THE BOARDS OF DIRECTORS OF AMERICA'S LARGEST COMPANIES, 2013 – 2017***

| Year | ADW Score | Chesapeake Ranking (#) | Percentile Rank | Comments |
|---|---|---|---|---|
| 2013 | 5.13 | 407 of 500 | 18.6 | Bottom Quartile |
| 2014 | 9.00 | 3 of 647 | 99.5 | Top 1%, new Board and executive team |
| 2015 | 9.56 | 1 of 637 | 100.0 | Number 1 |
| 2016 | 8.43 | 7 of 652 | 98.9 | Top 2% |
| **2017** | **8.43** | **13 of 651** | **98.0** | **Top 2%** |

*ADW Score, or "Average Director Weight," is based upon independent assessment of a board's combined business experience, acumen and capacity to govern well. See https://jdrurypartners.com/wp-content/uploads/2017/05/Weight-of-Americas-Boards-2016.pdf.*

** 2018 edition not published as of the date of this Proxy Statement.*

The reconstituted Board of Directors recognized that by any measure, Chesapeake, despite owning an exceptional portfolio of assets, was one of the worst performing firms in its peer group, and that without new leadership and a complete strategic shift and transformation across all areas of the Company, Chesapeake's future was far from secure.

In June 2013, the Board appointed Mr. Lawler as President, Chief Executive Officer and Director. Mr. Lawler immediately identified the following significant issues and challenges that threatened the long-term viability of Chesapeake:

- Significant debt
- Challenging legacy GP&T commitments
- Poor capital efficiency
- Low margins and a high operating cost structure
- Poor HSER performance

Recognizing these significant challenges, Mr. Lawler and his new management team established a new strategic direction for Chesapeake designed to deliver shareholder value, and centered on four strategic pillars:

| | | | |
|---|---|---|---|
| **Financial discipline** | **Profitable and efficient growth from captured resources** | **Exploration** | **Business development** |

10 // CHESAPEAKE ENERGY CORPORATION

To deliver upon the new strategic direction, the management team knew it had to fundamentally transform all areas of the Company. The transformation began with a shift in Chesapeake's culture, moving away from a "growth at any cost" mentality, to a culture laser-focused on delivering value to shareholders through the disciplined execution of the business strategies. Long-term goals were immediately established to improve the underlying business performance and make Chesapeake more competitive relative to its peers.

Over the past six years, as a result of the new strategy centered on value creation and focused on improving financial performance, management has made tremendous progress towards transforming the Company and has dramatically improved Chesapeake's competitiveness relative to its peers — all during a period of significantly depressed commodity prices. Accomplishments over the six-year period from 2013 through 2018 include:

| 2013 INHERITED CHALLENGES | CHK MANAGEMENT TEAM'S SUBSEQUENT PROGRESS |
|---|---|
| *High debt* | **Reduced ~51% of total leverage since 2012**[a] |
| *Challenging legacy midstream commitments* | **Midstream commitments reduced by over $12 billion since 2012** |
| *Poor capital efficiency* | **2018 capital spending was 85% lower than in 2012, yet adjusted production remained flat**[b] |
| *High cash costs* | **Cash costs reduced by 25% since 2012** |
| *Governance challenges* | **Moved from bottom quartile to Top 2% in Drury's Annual Board Rankings** |
| *Poor HSER performance* | **~72% improvement across all key HSER metrics** |

*(a) Includes acquisition of debt from WildHorse on February 1, 2019.*

*(b) Production from closed asset sales represents approximately 300,000 boe/d.*

### HOW WE PAID FOR PERFORMANCE IN 2018

While the Board and management team believe the progress over the last six years has allowed Chesapeake to emerge as a stronger and more competitive Company, there is more important work ahead. The significant legacy issues facing the Company, combined with the challenging commodity price environment of recent years, has led to Chesapeake's stock performance lagging behind its peer group. Further, significant proceeds from asset sales were directed to the reduction of $1.8 billion in total net debt and were not available to apply directly to activities generating near-term shareholder return — dividends and increased investment in the Company's high-quality oil and gas drilling opportunities. Appropriately aligned with shareholders' interests, the poor performance of Chesapeake's stock has resulted in the management team's Long Term Incentive awards being worth only 46 – 53% of what was initially awarded to them.

To build upon the foundation established by the transformation, and to further drive performance and create value for our shareholders, in 2018 Chesapeake's management team identified four near-term strategic priorities:

1. **Achieving a target 2x debt to EBITDA ratio**
2. **Enhancing our margins**
3. **Reaching cash flow neutrality**
4. **Sustaining top safety and environmental performance**

COMPENSATION OVERVIEW // 11

The Company's 2018 Annual Incentive Plan ("AIP") metrics directly aligned with these strategic priorities, as they were designed to enhance liquidity, increase financial returns and encourage top-tier safety and environmental performance. Chesapeake is working tirelessly to achieve these priorities as quickly as possible, while at the same time maintaining its focus on longer-term value creation for our shareholders.

The 2018 AIP metrics encouraged a disciplined approach from the management team, one which protected long-term value creation over short-term gain, especially important during periods of historically low commodity prices. In general, over the last six years, companies that have grown production faster and shown a willingness to outspend cash flow have seen higher stock price appreciation. However, given our financial challenges, we do not believe that this short-term strategy will ultimately deliver long-term value for Chesapeake and our shareholders, and since 2013, our Compensation Committee has instead chosen to compensate our executives through metrics that encourage ***disciplined spending*** and a focus on ***greater return on capital***. This strategy has yielded results that we believe will serve as a critical foundation for generating sustainable, long-term value for our shareholders in the coming years. Since 2013, excluding net proceeds from asset sales, Chesapeake has seen an improvement of approximately $10.8 billion in free cash flow[(a)] generation, driven primarily by our relentless focus on financial discipline and reducing costs across the Company. Additionally, the improvement in our return on capital[(b)] nearly tripled in 2018 compared to 2017, while our average sales price (excluding gains and losses on derivatives) only increased by approximately 19% in 2018.

Chesapeake's NEOs received between 12 – 16% of their ***reported*** total 2018 compensation through the AIP awards and 57 – 75% of their total compensation through the long-term incentive awards, the value of which is directly tied to the Company's equity performance. While the NEOs' long-term incentive award value has appropriately depreciated due to the performance of Chesapeake's stock, the AIP metrics and award measure the NEOs' performance in 2018 as demonstrated by the following year-over-year improvements:

| Daily Total Production | Daily Oil Production | Principal Debt Reduction |
|---|---|---|
| 521 mboe/d | 90 mbo/d | $1,813 mm |
| 4% increase over 2017[(c)] | 10% increase over 2017[(c)] | 18% reduction from 2017 |
| **Adjusted Earnings Per Share[(d)]** | **Adjusted EBITDA[(d)]** | **Cash from Operations** |
| $0.90 | $2,436 mm | $2,000 mm |
| 10% increase over 2017 | 13% increase over 2017 | 2017 CFO was $745mm |

As a result of these improvements, the Compensation Committee believed it was appropriate to fund management's AIP payout at the level detailed in the following pages. The Compensation Committee also believed that choosing to deploy negative discretion when the management team continues to improve the Company's competitiveness and financial performance would have been counterproductive.

*(a) Free cash flow defined as net cash provided by operating activities before changes in components of working capital minus capital expenditures.*

*(b) Return on capital defined as net cash provided by operating activities divided by the principal amount of long-term debt plus shareholders' equity.*

*(c) Adjusted for asset sales.*

*(d) See non-GAAP reconciliation at http://investors.chk.com/non-gaap-financials.*

12 // CHESAPEAKE ENERGY CORPORATION

Executive Compensation Profile executive officers or (a) The percentage of the CEO’s compensation subject to the achievement of objective, pre-established performance goals in 2018 was lower than in 2017 primarily as a result of the Pension Makeup Restricted Stock (see page 69) granted in 2018. Excluding the Pension Makeup Restricted Stock, the percentage of the CEO’s compensation subject to the achievement of objective, pre-established performance goals would have been 55%. For more information, see “—Executive Compensation Tables—Employment Agreements” on page 69. Primary Executive Compensation Elements for 2018 DELIVERY METHOD PURPOSE levels of responsibility and contribution to the success transformation of the Company over a prospective aligned with ongoing transformation of the Company and three-year period performance of established metrics price movement (a) See section “Size and Form of 2018 Regular Long-Term Incentive Awards” on page 58 for limitations with respect to Mr. Lawler’s award. COMPENSATION OVERVIEW // 13 COMPENSATION COMPONENT Fixed Compensation Base Salary Cash To competitively compensate executives to reflect of the Company 2018 Retention and Incentive Award Retention Award Cash 50% of the total value To incentivize continued employment during the ongoing five-year period Incentive Award PSUs 50% of the total value (payable in stock) To focus executives on delivery of performance measures incentivize continued employment over a prospective Performance Based Compensation(a) Annual Incentive Awards Cash To provide an incentive focused on short-term, one-year Long-Term Incentive Awards Restricted Stock Units (“RSUs”) 33% of the total value To ensure executives experience long-term value linked to shareholder value by linking ultimate award to share Options 33% of the total value To link executives directly to shareholder value with three-year vesting and a 10-year term PSUs 33% of the total value (payable in cash) To focus executives on delivery of longer-term measures designed to drive enhanced shareholder value WHAT WE DO WHAT WE DON’T DO • Consistently gather, analyze and respond to shareholder feedback • 86% of the CEO’s compensation (as reported in the Summary Compensation Table) is at-risk • 43% of the CEO’s compensation (as reported in the Summary Compensation Table) is subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives(a) • All equity awards under our 2014 Long Term Incentive Plan (“LTIP”) are subject to “double-trigger” change-of-control vesting provisions • Apply robust stock ownership guidelines • Maintain a clawback policy to recapture unearned incentive payments • Use a representative and relevant peer group — in particular, the Compensation Committee, at the advice of the consultant, recently revised the peer group to reduce the enterprise value as compared to Chesapeake’s enterprise value • Our Compensation Committee is made up solely of independent directors and uses an independent compensation consultant • No tax gross-ups • No cash payments upon death or disability • No “single-trigger” change-of-control payments • No repricing of under-water stock options • No hedging or pledging of Company stock by directors • No excessive perquisites

# Aligning Pay with Performance

## 2018 AIP Performance Goals and Calculation of Payout Factor

For the 2018 annual incentive program, or "2018 AIP," the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2018 and beyond. Each metric was focused on delivery of the following three long-term corporate objectives:

Enhanced liquidity + Increased financial return + Top-tier HSER programs

The targets were drawn from the Company's forecast, which was developed in consultation with the Board. The metrics and the AIP cash payout calculation are shown in the table below:

**2018 AIP CALCULATION**

| Goal | Goal Weighting | Threshold 0% | Target 100% | Maximum 200% | 2018 Actuals | Goal Payout Factor (Performance based on payout scale) | Weighted Goal (Goal Weighting Goal Payout Factor) |
|---|---|---|---|---|---|---|---|
| 50% Improvement in Free Cash Flow[(a)] ($B) | 20% | ($0.50) | ($0.25) | $0 | $1.96 | 200% | 40% |
| $2.15B Capital Expenditures[(b)] ($B) | 20% | $2.40 | $2.10 | $1.90 | $2.20 | 67% | 13.4% |
| $2.3B EBITDA[(c)] ($B) | 10% | $1.92 | $2.13 | $2.35 | $2.44 | 200% | 20% |
| **Total Financial Measures** | **50%** | | | | | | **73.4%** |
| Growth in Oil Production[(d)] (mmbbl) | 20% | 26.4 | 27.7 | 29.1 | 29.2 | 200% | 40% |
| Improvement in Cash Costs[(e)] ($/boe) | 20% | $11.47 | $10.90 | $10.32 | $11.16 | 53% | 10.7% |
| **Total Margin Enhancement Measures** | **40%** | | | | | | **50.7%** |
| Total Recordable Incident Rate[(f)] | 5% | 0.38 | 0.31 | 0.20 | 0.23 | 173% | 8.6% |
| Agency Reportable Spills[(g)] | 5% | 80 | 65 | 50 | 75 | 33% | 1.7% |
| **Total HSER Measures** | **10%** | | | | | | **10.3%** |
| **EARNED AWARD** | | | | | | | **134.4%** |

*(a) "Free Cash Flow" is the summation of all cash flows other than those used or received via financing transactions.*

*(b) "Capital Expenditures" include drilling, completions and TIL costs on proved and unproved properties, acquisition costs of unproved properties, other capital expenditures (such as geological and geophysical ("G&G"), information technology ("IT"), vehicles, buildings, plug and abandonment ("P&A"), recompletions, capitalized expenses, etc.) and excludes capitalized interest. Any costs related to the acquisition of working interest for proved properties are treated as an acquisition rather than as capital expenditures.*

*(c) "EBITDA" is net income before interest expense, income taxes, depreciation, depletion and amortization expenses. Excludes unrealized gains/losses on commodity derivatives and other items that are typically excluded by securities analysts.*

*(d) Growth in Oil Production means growth in total oil production for the year of 2018 vs. 2017 adjusted for asset sales. Measure reflects net operated and non-operated sales volumes by accounting month.*

*(e) "Cash Cost" is calculated as production expenses (excluding ad valorem tax & PA impact fee), plus GP&T expenses, plus general and administrative expenses (less stock-based compensation) divided by total production on a boe basis (net operated and non-operated sales volumes for 2018 accounting months).*

*(f) "Total Recordable Incident Rate" is the number of recordable incidents divided by total number of hours worked over 200,000 hours for CHK employees and contingent labor.*

*(g) "Reportable Spills" is the number of spills reportable to a regulatory agency.*

14 // CHESAPEAKE ENERGY CORPORATION

Certification of 2016 – 2018 Performance Share Units The 2016 PSUs were calculated on the basis of two performance measures: 50% relative total shareholder return (“TSR”) and 50% relative finding and development cost per boe (“Relative F&D Costs”). The Compensation Committee chose these perfor-mance metrics for the 2016 PSUs to motivate our NEOs to drive differential performance for the Company’s shareholders while driving operational improvements in line with our focus on efficiency and liquidity. Relative F&D Costs, in particular, was chosen by the Compensation Committee because F&D Costs is a key measurement of the performance of an E&P company and one that is used by financial analysts in the E&P industry to evaluate our performance. The following tables reflect the final relative performance for each metric, as well as the cash value of PSUs that were earned by each NEO. The metrics selected in 2016 proved to be rigorous. Only the Relative F&D Costs metric, which comprised 50% of the overall PSU opportunity, paid out. Further, the final cash value of the PSUs is a function of stock price, resulting in alignment with absolute TSR. 2016 – 2018 PSU PAYOUTS (GRANTED IN 2016) Dominic J. (“Nick”) Dell'Osso, Jr. 245,700 1,000,000 0 0 200 245,700 245,700 2.38 584,766 58 James R. Webb 204,750 833,333 0 0 200 204,750 204,750 2.38 487,305 58 COMPENSATION OVERVIEW // 15 M. Jason Pigott 204,750833,33300200204,750204,7502.38487,30558 Frank J. Patterson204,750833,33300200204,750204,7502.38487,30558 InitialInitial 2016 PSUGrant Name GrantValue ($) Relative TSR (50%) F&D Cost (50%) FinalFinalFinal Payment as 2016 PSU 2016 PSU2016 Cash% of Initial Award Value ($) Payment ($) Grant Value Final PayoutFinal (%) Award Final PayoutFinal (%) Award Robert D. (“Doug”) Lawler1,345,618 5,476,66700200 1,345,618 1,345,6182.383,202,57158 Relative Performance AnalysisRelative TSRRelative F&D Costs Weighting 50% Chesapeake-44.17 / #12 50% $4.21 / #1 PAYOUT 0% 200%

## How Our Business Results Drove Our Pay Decisions

**2018 COMPANY PERFORMANCE**

# 2018 Accomplishments

### Margin Enhancement

- Generated highest margins since 2014, when oil averaged $90 a barrel and gas averaged more than $4 per thousand cubic feet
- Optimized portfolio by divesting lower-margin Utica Shale asset and agreeing to acquire higher-margin oil growth WildHorse platform
- Grew oil production 10% year over year, when adjusted for asset sales, reaching 21% of total production mix

### Free Cash Flow

- Accelerated transition to positive free cash flow
- Reduced controllable downtime through new technology solutions

### Long-Term Net Debt/EBITDA of 2x

- Overall reduction of $1.8 billion in total net debt
- Eliminated $2.6 billion in secured debt
- Generated highest adjusted EBITDA per boe since 2014

### HSER Excellence

- Delivered top-quartile TRIR of 0.23

**2018 CEO PAY**

# Decisions

**$1.3 million**
**Base salary: same as 2015 – 2017**

**$2.6 million**
**Annual incentive payout**

**$10.8 million**
**Total grant date LTI value: same as 2015 – 2017**

**$2.5 million**
**Retention award**

- 50% cash, subject to 5-year pro rata clawback period
- 50% PSUs, subject to performance metrics and 3-year cliff vesting

# CEO Accountability

**86%**
**Significant portion of total direct compensation variable/at-risk**

**5X**
**Significant equity stake**

5x annual salary and target bonus
(in compliance with stock ownership guidelines)

### 2018 CEO Target Total Direct Compensation



9%
6%
3%
5%
8%
33%
36%
86%
At-Risk
Salary
All Other Comp
Retention Bonus
Options
Restricted Stock/RSUs
PSUs
AIP

16 // CHESAPEAKE ENERGY CORPORATION

Audit Overview

**PROPOSAL 3**

**YOUR VOTE IS NEEDED ON PROPOSAL 3:** Ratification of our engagement of PricewaterhouseCoopers LLP (PwC) as independent registered public accounting firm for 2019

**Your Board recommends a vote FOR approval of Proposal 3.**

## In engaging PwC for 2019, we reviewed:

- PwC's performance on prior Chesapeake audits
- PwC's capability and expertise in handling the complexity of our operations and geographically diverse assets
- PwC's known legal and regulatory risks, including review of number of audit clients with restatements as compared to other large auditing firms
- External data on audit quality and performance, including recent PCAOB reports on PwC and peer audit firms
- Appropriateness of PwC's fees, on both an absolute basis and relative to peer firms
- PwC's tenure and independence, including **BENEFITS** and **INDEPENDENCE** risks of long-tenured auditor and controls processes that help ensure PwC's independence

### BENEFITS OF A LONG-TENURED AUDITOR

**Higher Audit Quality**

- Institutional knowledge and deep expertise through 25+ years of experience

**Efficient Fee Structure**

- Familiarity with Chesapeake business keeps costs competitive

**No Onboarding/Education of New Auditor**

- Saves management's time and resources

+

### INDEPENDENCE CONTROLS

**Thorough Audit Committee Oversight**

- 8x+ meetings per year between committee chair and PwC
- 8x+ committee meetings per year, including executive sessions between committee members and PwC
- Annual evaluation
- Committee-directed processes for selecting lead audit engagement partner

**Rigorous Limits on Non-Audit Services**

- Audit Committee pre-approves non-audit services
- Certain types of services prohibited
- PwC engaged only when best suited for the job

**Robust Internal PwC Independence Process**

- Includes periodic internal quality reviews
- Multiple PwC partners staffed on Chesapeake audit
- Lead audit partner rotation every five years

**Strong Regulatory Framework**

- PwC subject to PCAOB inspections, Big 4 peer reviews and oversight by PCAOB and SEC

AUDIT OVERVIEW // 17

PwC Fees for 2017 and 2018 2018 2017 Audit-related (b) 1,330,000 350,000 All other fees — — (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2018, $5,190,000 related to the annual audit and interim reviews, $220,000 related to services provided in connection with our issuance of securities and other SEC-related filings, $200,000 related to the carve-out audit of the divested Utica Shale assets, and $240,000 related to the audit of subsidiaries of the Company. In 2017, $5,640,000 related to the annual audit and interim reviews, $150,000 related to services provided in connection with our issuance of securities, and $310,000 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. 18 // CHESAPEAKE ENERGY CORPORATION TOTAL $ 7,490,000$ 6,800,000 Tax (c)310,000350,000 Audit (a)$ 5,850,000$ 6,100,000

Voting and Meeting Information When and where is the Annual Meeting? The 2019 Annual Meeting of Shareholders (the “Annual Meet-ing”) will be held at the Company’s headquarters, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, on Friday, May 17, 2019, at 10:00 a.m. Central Time. Who is entitled to vote? You may vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of Chesapeake common stock as of the close of business on Monday, March 18, 2019, the record date for the Annual Meeting. Each share of Chesapeake common stock is entitled to one vote at the Annual Meeting. On the record date, there were 1,633,104,665 shares of common stock issued and out-standing and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Chesapeake common stock. Who is soliciting my vote? Our Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at the Annual Meeting. What is included in the proxy materials for the Annual Meeting? The proxy materials for the Annual Meeting include: ake D • • • The Notice of 2019 Annual Meeting of Shareholders This Proxy Statement Our 2018 Annual Report to shareholders (the “Annual Report”) TER HERE If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials are expected to be first sent or made available to shareholders on or about April 5, 2019. VOTING AND MEETING INFORMATION // 19 N Western Ave. Fitness Center BLDG 2 BLDG 7 BLDG 1 BLDG 4 BLDG 12 BLDG 3 BLDG 8 BLDG 5 BLDG 11 BLDG 6 N Classen Blvd. N Classen Blvd. ANNUAL MEETING MAP — OKLAHOMA CITY CAMPUS Chesap TION MEETING PARKING (UNDER-GROUND) EAST SIDE FIRST FLOOR e r. Center E N NW Classen Blvd. Welcome BLDG 10 BLDG 9 MEETING REGISTRA

What proposals will be voted on? What are the voting standards and how does the Board recommend that I vote? TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES* BOARD RECOMMENDATION VOTING STANDARD† VOTING ITEM † We have a majority-vote standard for the election of directors: Under our Bylaws, we have implemented a majority-vote policy for the uncontested election of directors. If a non-incumbent director nominee receives a greater number of votes “against” that nominee’s election than “for” that nominee’s election, the nominee will not be elected a director. In addition, if the number of votes “against” an incumbent director’s election exceeds the number of votes “for” such director, the incumbent nominee must promptly comply with the resignation procedures outlined in our Corporate Governance Principles. For this purpose, abstentions and broker non-votes are not counted as a vote either “for” or “against” the director. * Broker Non-Votes: If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under applicable New York Stock Exchange (“NYSE”) rules, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” Routine Matters: The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2019 (Proposal 3) is the only routine matter to be presented at the Annual Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with Proposal 3. Non-Routine Matters: Each of the other proposals, including the election of directors (Proposal 1) and the advisory resolution approving our NEO compensation (Proposal 2), are considered non-routine matters under applicable NYSE rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connec-tion with Proposals 1 and 2. ** Advisory Votes: Your vote on Proposal 2 is “advisory” and therefore will not be binding upon the Compensation Committee or the Board. However, our Compensation Committee and the Board will carefully consider the outcome of the vote when reviewing future compensation arrangements for our executive officers. 20 // CHESAPEAKE ENERGY CORPORATION Proposal 1. Election of Directors FOR EACH NOMINEE Majority of votes cast No effect MANAGEMENT PROPOSALS: Proposal 2. Advisory Vote to Approve Named Executive Officer Compensation** FOR Plurality of votes cast No effect Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm FOR

### What happens if other matters are properly presented at the Annual Meeting?

We are not aware of any other proposals that will be submitted to shareholders at the Annual Meeting. However, if any matter not described in this Proxy Statement is properly presented for a vote at the meeting, the persons named on the proxy form will vote in accordance with their judgment. Discretionary authority to vote on other matters is included in the proxy.

### What happens if a director nominee is unable to serve?

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board's size. If the Board nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

### How do I vote?

There are five ways to vote:

**INTERNET VIA COMPUTER**

Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

**INTERNET VIA TABLET OR SMARTPHONE**

By scanning the QR code. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

**TELEPHONE**

Call toll-free (800) 690-6903 or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.

**MAIL**

If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.

**IN PERSON**

By requesting a ballot when you arrive and following all of the instructions under the caption "How can I attend the Annual Meeting? Do I need a ticket?" on page 22. If you are a beneficial holder of shares held in street name, you must also obtain a proxy from your financial institution and bring it with you to hand in with your ballot.

### How do I vote if I hold my stock through Chesapeake's employee benefit plans?

If you are a Chesapeake employee and you participate in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, or the 401(k) plan, you may receive a proxy via email so that you may instruct the trustee of the 401(k) plan how to vote your 401(k) plan shares. If you are also a shareholder of record, you may receive one proxy for both your directly held and 401(k) plan shares, which will allow you to vote those shares as one block. Please note, however, that because you only vote one time for all shares you own directly and in the 401(k) plan, your vote on each voting item will be identical across all of those shares. To allow sufficient time for the trustee to vote the 401(k) plan shares, your voting instructions must be received by 10:59 p.m. Central Time on May 15, 2019. If you do not vote your proxy, the trustee will vote the 401(k) plan shares credited to your 401(k) plan account in the same proportion as the 401(k) plan shares of other participants for which the trustee has received proper voting instructions.

### How can I access the proxy materials electronically or sign up for electronic delivery, and thereby help us reduce the environmental impact of our annual meetings?

**Important Notice of Internet Availability of Chesapeake's Proxy Materials for the 2019 Annual Meeting and Future Materials.** We use the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials, or Notice, to you, which provides instructions on how to use the Internet to:

- View our proxy materials for the annual meetings
- Instruct us to send future proxy materials to you by email
- Request a printed copy of the proxy materials

All shareholders will also be able to access the proxy materials online or to request a printed set of the proxy materials at www.proxyvote.com. We encourage shareholders to take advantage of online availability of the proxy materials to help reduce the environmental impact of our annual meetings, and reduce our printing and mailing costs.

VOTING AND MEETING INFORMATION // 21

What is the difference between a shareholder of record and a beneficial owner of shares held in street name? Shareholder of Record. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. On the day of the meeting, you will be required to present a valid picture identification such as a driver’s license or passport with your admission ticket, and you may be denied admission if you do not. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other elec-tronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting. Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank or other institutional account, then you are a “beneficial owner” of shares held in “street name,” and a Notice of the Annual Meeting was mailed to you by that organization. This means that you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on any proposal that is a rou-tine matter (see discussion of “broker non-votes” above). For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares at the meeting, you must obtain a proxy from your financial institution and bring it with you to hand in with your ballot. You can obtain directions to the meeting by visiting chk.com/ investors/annual-meeting or by calling us at (405) 935-6100. Do we have a policy about directors’ attendance at the Annual Meeting? Yes. Pursuant to our Corporate Governance Guidelines, direc-tors are expected to attend the Annual Meeting. All of the per-sons who were serving as directors at the time attended the 2018 annual meeting of shareholders. Can I change my vote or revoke my proxy? Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also re-voke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 prior to the Annual Meeting. How can I attend the Annual Meeting? Do I need a ticket? If you plan to attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and bring them to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.proxyvote.com and following the instructions provided (you will need the 16-digit number included on your proxy card, voter instruction form or Notice). If you are unable to print your tickets, please call us at (405) 935-6100 for assistance. Who will serve as the inspector of election and count the votes? A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and count the votes. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than Thursday, May 16, 2019. Please note that seating is limited, and requests for tickets will be accepted on a first-come, first-served basis. If you are unable to attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website at www.chk.com/investors. 22 // CHESAPEAKE ENERGY CORPORATION

Is my vote confidential? Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except: (i) as necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabula-tion and certification of votes; and (iii) to facilitate successful proxy solicitation efforts. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board for review. If you are a “shareholder of record” and would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact us: (i) by email at ir@chk.com; (ii) by telephone at (405) 935-6100 or (iii) in writ-ing to the following address: Attn: Investor Relations, P.O. Box 18496, Oklahoma City, Oklahoma 73154. If you are a “beneficial owner of shares held in street name” and would like additional copies of the Notice, Proxy State-ment or Annual Report, or if you are currently receiving multi-ple copies of the Notice or proxy materials and would like to request householding, please contact your bank, broker or other intermediary. Who is paying for this proxy solicitation? Proxies will be solicited on behalf of the Board by mail, tele-phone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Alliance Advi-sors has been retained to assist in soliciting proxies for a fee of $30,000 plus distribution costs and other expenses. We also pay brokerage firms, banks and similar organizations fees as-sociated with forwarding electronic and printed proxy materials to beneficial holders. In addition, our proxy solicitor and certain of our directors, officers and employees may solicit proxies by mail, by telephone, by electronic communication or in person. Those persons will receive no additional compensation for any solicitation activities. Alternatively, all shareholders can access our Proxy State-ment, Annual Report on Form 10-K and other SEC filings on our investor website at www.chk.com/investors/sec-filings or on the SEC’s website at www.sec.gov. Where can I find the voting results of the Annual Meeting? Preliminary voting results will be announced at the Annual Meeting. We expect to report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. Why did my household receive a single set of proxy materials? How can I request an additional copy of the proxy materials and Annual Report? SEC rules permit us to send a single Notice, Proxy Statement and Annual Report to shareholders who share the same last name and address. This procedure is called “householding” and benefits both you and us, as it eliminates duplicate mail-ings and allows us to reduce printing and mailing costs and the environmental impact of our annual meetings. VOTING AND MEETING INFORMATION // 23

GOVERNANCE At the 2019 Annual Meeting, we are asking shareholders Chairman, since 2007 PRIOR BUSINESS EXPERIENCE • Saks Incorporated (NYSE: SKS) > Chairman, 1989 – 2007 > CEO, 1989 – 2006 • University of Memphis > Interim President, 2013 – 2014 CURRENT PUBLIC COMPANY BOARDS • FedEx Corporation (NYSE: FDX) PAST PUBLIC COMPANY BOARDS • First Horizon National Corporation (NYSE: FHN) Dillard’s Inc. (NYSE: DDS) Caesars Entertainment Corporation (NASDAQ: CZR), formerly Harrah’s Entertainment, Inc. lululemon athletica inc. (NASDAQ: LULU) Gaylord Entertainment Company (now Ryman Hospitality Properties, Inc.) (NYSE: RHP) • • • • • Ruby Tuesday, Inc. (NYSE: RT) OTHER POSITIONS • Pilot Travel Centers LLC (dba Pilot/Flying J), Director • Former 5-term member of the Tennessee House of Representatives EDUCATION • University of Memphis • Vanderbilt University, MBA Your Board recommends a vote FOR the election of each nominee. 24 // CHESAPEAKE ENERGY CORPORATION R. Brad Martin Chairman (since 2015) Independent Director, since 2012 RBM Venture Company, PROPOSAL 1 Election of Directors WHO ARE YOU VOTING FOR? to elect ten directors to hold office until the 2020 annual meeting and until their successors have been elected and qualified. All are currently Chesapeake directors who were elected by share-holders at the 2018 annual meeting, except for: Mark A. Edmunds, David W. Hayes and Scott A. Gieselman. Mr. Edmunds was appointed to fill a vacancy in August 2018 based on his substantial financial, audit, tax and international business expertise, and extensive E&P industry experience. In connection with the Company’s merger with WildHorse, Mr. Hayes was appointed to fill a vacancy in February 2019 and Mr. Gieselman has been nominated for election to the Board at the 2019 Annual Meeting. If elected, Mr. Gieselman will replace Mr. Dunham, who is scheduled to resign from the Board in May 2019 pursuant to the Company’s mandatory retirement age policy. Messrs. Hayes and Giesel-man are representatives of NGP Energy Capital Management, L.L.C. (“NGP”), the manager of certain investment funds that were directly or indirectly former shareholders of WildHorse and are current shareholders of the Company. We welcome Messrs. Edmunds, Hayes and Gieselman to the Board and are grate-ful for Mr. Dunham’s service to the Company over the past seven years. Our Certificate of Incorporation and Bylaws currently provide for up to ten directors, each serving a one-year term, each to hold office until a successor is elected and qualified or until the director’s earlier resignation or removal. Pursuant to provisions of the Company’s Certificate of Incorporation and Bylaws, the Board has fixed the maximum number of directors at ten, subject to the right of our preferred shareholders to nominate and elect two directors in circumstances that are not anticipated to apply. The Company’s Bylaws provide that, if any incumbent director or any non-incumbent nominee receives a greater number of votes against his or her election than in favor of his or her election, the non-incumbent nominee will not be elected as a director, and the incumbent director will comply with the resignation procedures established under the Company’s Corporate Governance Principles. The Board has nominated the following individuals to be elected as directors until the next annual meeting of shareholders and until their successors are duly elected and qualified. At the Annual Meeting, proxies can be voted only with respect to the ten nominees named in this Proxy Statement. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

## Gloria R. Boyland

**Independent Director, since 2016**

*FedEx Corporation (NYSE: FDX), Corporate Vice President of Operations and Service Support, since 2015*

### PRIOR BUSINESS EXPERIENCE

- FedEx Corporation (NYSE: FDX)
  - > Vice President, Service Experience Leadership, 2004 – 2015
- General Electric Company, 1992 – 2004
- AXA Financial, 1986 – 1992

### OTHER POSITIONS

- U.S. Department of Transportation, Advisory Committee on Automation in Transportation (ACAT)
- U.S. Quality Council of The Conference Board
- American Society for Quality, Inc.

### EDUCATION

- Eckerd College
- University of Pennsylvania, JD
- Duke University, MBA



## Luke R. Corbett

**Independent Director, since 2016**

*Corbett Management LLC, Manager, since 2006*

### PRIOR BUSINESS EXPERIENCE

- Kerr-McGee Corporation (NYSE: KMG)
  - > Chairman and CEO, 1997 – 2006
  - > President and COO, 1995 – 1997
  - > Group Vice President, 1992 – 1995
- Aminoil, Inc.
- Mitchell Energy Company
- Amoco Corporation

### CURRENT PUBLIC COMPANY BOARDS

- OGE Energy Corp. (NYSE: OGE)
  - > Lead Independent Director and Chair of Executive Committee

### PAST PUBLIC COMPANY BOARDS

- Anadarko Petroleum Corporation (NYSE: APC)
- Noble Corporation (NYSE: NBL)

### OTHER POSITIONS

- American Petroleum Institute, Director
- Independent Petroleum Association of America, Director
- Earth Sciences Resource Institute, Director

### EDUCATION

- University of Georgia



## Mark A. Edmunds

**Independent Director, since August 2018**

*Deloitte LLP, Vice Chairman, since 2007, and Partner since 1989*

### PRIOR BUSINESS EXPERIENCE

- Deloitte LLP
  - > Leader of Asia Pacific Oil and Gas Practice, 2016 – 2018
  - > Leader of America's Oil and Gas Practice, 2012 – 2016
  - > US Board of Directors, 2011 – 2013
  - > Audit and Global Committee, 2011 – 2013
  - > Elected Leader Succession Committee, 2015 – 2019
  - > Partner, 1989 – 2007
  - > Deloitte staff and management, 1981 – 1989
- Peat Marwick Mitchell (KPMG), 1979 – 1981

### OTHER POSITIONS

- Larkin Street Youth Services, Board of Trustees/Honorary Board, 2005 – Present
- Positive Coaching Alliance, National Advisory Board, 2006 – Present
- SFJAZZ, Board of Trustees/Executive Committee, 2013 – Present
- Saint Mary's College, Dean's Advisory Board of the School of Economics and Business Administration, 2015 – Present

### EDUCATION

- University of Texas

GOVERNANCE // 25

## Scott A. Gieselman

**Independent Director, Nominated for election in May 2019**

*NGP Energy Capital Management, L.L.C., Partner, since 2007*

### PRIOR BUSINESS EXPERIENCE

- Goldman, Sachs & Co. (NYSE: GS)
  - > Partner, 2002 – 2007
  - > Natural Resources Investment Banking Division, 1988 – 2007

### CURRENT PUBLIC COMPANY BOARDS

- Vantage Energy Acquisition Corp. (NASDAQ: VEAC)
- HighPoint Resources Corporation (NYSE: HPR)

### PAST PUBLIC COMPANY BOARDS

- WildHorse Resource Development Corporation (NYSE: WRD)
- Rice Energy, Inc. (NYSE: RICE)
- Memorial Production Partners, LP (Nasdaq: MEMP)
- Memorial Resource Development Corporation (Nasdaq: MRD)

### OTHER POSITIONS

- Certain private companies in NGP investment portfolio, Board of Directors
- Belmont Hill School, Board of Directors
- MGH Fund Leadership Council, Board of Directors
- Pope St John XXIII Seminary, Board of Directors
- Dexter Southfield, Board of Directors

### EDUCATION

- Boston College
- Boston College, MBA



## David W. Hayes

**Independent Director, since February 2019**

*NGP Energy Capital Management, L.L.C., Partner, since 2008*

### PRIOR BUSINESS EXPERIENCE

- NGP Energy Capital Management, L.L.C.
  - > Various positions, 1998 – 2008
- Merrill Lynch & Co. (NYSE: MER), Energy Investment Banking Group, Analyst, 1996 – 1998

### PAST PUBLIC COMPANY BOARDS

- WildHorse Resource Development Corporation (NYSE: WRD)
- Eagle Rock Energy Partners, L.P. (Nasdaq: EROC)
- PennTex Midstream Partners, LP (Nasdaq: PTXP)

### OTHER POSITIONS

- Certain private companies in NGP investment portfolio, Board of Directors

### EDUCATION

- Rice University
- Harvard Business School, MBA



## Leslie Starr Keating

**Independent Director, since 2017**

*Advance Auto Parts, Inc. (NYSE: AAP), Retired Executive Vice President – Supply Chain Strategy and Transformation*

### PRIOR BUSINESS EXPERIENCE

- PepsiCo (NASDAQ: PEP)
  - > SVP Supply Chain, 2008 – 2017
  - > VP of Commercialization and Supply Chain, Frito-Lay Division, 2004 – 2008
  - > VP Logistics and Warehousing, North America, Frito-Lay Division, 2001 – 2004
  - > Vice President of Operations, North Division, 1998 – 2001
  - > Director of Operations, Mid-Atlantic Region, 1995 – 1998
  - > Director of Operations, Florida Region, 1992 – 1995
  - > Various management roles, 1985 – 1992
- The Procter & Gamble Company (NYSE: PG)
  - > Mechanical Engineer and Line Department Manager, 1982 – 1985

### OTHER POSITIONS

- River Logic, Inc., Director, 2016 – 2018
- Make-A-Wish Foundation, North Texas, Director
- Young Men's Service League

### EDUCATION

- Virginia Tech University
- Georgia State University, MBA

26 // CHESAPEAKE ENERGY CORPORATION

## Robert D. ("Doug") Lawler

**Director, since 2013**

*Chesapeake Energy Corporation (NYSE: CHK), President and CEO, since 2013*

### PRIOR BUSINESS EXPERIENCE

- Anadarko Petroleum Corporation (NYSE: APC)
  - > SVP, International and Deepwater Operations and Member of Executive Committee, 2012 – 2013
  - > VP, International Operations, 2011 – 2012
  - > VP, Operations for Southern and Appalachia Region, 2009 – 2012
  - > VP, Corporate Planning, 2008 – 2009
  - > Various senior management positions, 2006 – 2009
- Kerr-McGee Corporation (NYSE: KMG)
  - > Various engineering and management positions, 1988 – 2006 (acquired by Anadarko in 2006)

### OTHER POSITIONS

- Pilot Travel Centers LLC (dba Pilot/Flying J), Director
- American Petroleum Institute, Director

### EDUCATION

- Colorado School of Mines
- Rice University, MBA



## Merrill A. ("Pete") Miller, Jr.

**Independent Director, since 2007**

*NOW Inc. (NYSE: DNOW), Retired Executive Chairman*

### PRIOR BUSINESS EXPERIENCE

- NOW Inc. (NYSE: DNOW)
  - > Executive Chairman, 2014 – 2017
- National Oilwell Varco, Inc. (NYSE: NOV)
  - > President and CEO, 2001 – 2014
  - > Chairman, 2002 – 2014
  - > President and COO, 2000 – 2001
  - > President, Products and Technology Group, 1997 – 2000
  - > VP Marketing, Drilling Systems, 1996 – 1997
- Chesapeake Energy Corporation (NYSE: CHK)
  - > Lead Independent Director, 2010 – 2012
- Anadarko Drilling Company
  - > President, 1995 – 1996
- Helmerich & Payne International Drilling Company (NYSE: HP)
  - > Various senior management positions, including VP U.S. Operations, 1980 – 1995

### CURRENT PUBLIC COMPANY BOARDS

- Transocean Ltd. (NYSE: RIG), Chairman
- Ranger Energy Services, Inc. (NYSE: RNGR), Chairman

### PAST PUBLIC COMPANY BOARDS

- NOW Inc. (NYSE: DNOW)
- National Oilwell Varco, Inc. (NYSE: NOV)

### OTHER POSITIONS

- Offshore Energy Center, Director
- Petroleum Equipment Suppliers Association, Director
- National Petroleum Council

### EDUCATION

- United States Military Academy
- Harvard Business School, MBA



## Thomas L. Ryan

**Independent Director, since 2013**

*Service Corporation International (NYSE: SCI), Chairman, since 2016, and CEO, since 2005*

### PRIOR BUSINESS EXPERIENCE

- Service Corporation International (NYSE: SCI)
  - > President, 2002 – 2015
  - > CEO European Operations, 2000 – 2002
  - > Various management positions, 1996 – 2000
- Coopers & Lybrand LLP, CPA, 1988 – 1996

### CURRENT PUBLIC COMPANY BOARDS

- Service Corporation International (NYSE: SCI)
- Weingarten Realty Investors (NYSE: WRI)

### PAST PUBLIC COMPANY BOARDS

- Texas Industries, Inc. (NYSE: TXI)

### OTHER POSITIONS

- University of Texas McCombs Business School Advisory Council

### EDUCATION

- University of Texas

GOVERNANCE // 27

# Board Composition

## How We Build a Board that is Right for Chesapeake

We believe that Chesapeake shareholders benefit when there is a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Nominating Committee is charged with reviewing the composition of the Board and refreshing the Board as appropriate. With this in mind, the committee continuously reviews potential candidates and recommends nominees to the Board for approval. We believe that the Chesapeake Board is desirable for director candidates, which allows us to recruit talented directors. In this regard, the committee has recruited four new directors since the 2016 annual meeting, including two in 2016, one in 2017, one in 2018. In addition, two new director nominees were recommended for appointment pursuant to Chesapeake's merger agreement with WildHorse; one new director was appointed in February 2019 and a second director nominee was recommended for election to the Board in May 2019, when Mr. Dunham is scheduled to resign pursuant to Chesapeake's Director Retirement Policy (as described below).

### IMPORTANT FACTORS IN ASSESSING BOARD COMPOSITION

The Nominating Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The committee considers a wide range of factors when selecting and recruiting director candidates, including:

**Ensuring an experienced, qualified Board with expertise in areas relevant to Chesapeake.** The Nominating Committee seeks directors who have held significant leadership positions and who have experience in the finance, risk management, global business, investing, marketing, government and the E&P industry in which we compete, as described below.

**Annual assessment of Board effectiveness.** The Board annually assesses its effectiveness through a process led by the Chairman of the Board, who also serves as Chairman of the Nominating Committee. See "How We Evaluate the Board's Effectiveness" on page 37.

### DIRECTOR RETIREMENT POLICY

The Board has established a mandatory retirement policy for directors requiring retirement at the Company's next annual meeting following the director's 80th birthday.

### DIRECTOR RECRUITMENT PROCESS

**Candidate Recommendations**

- From shareholders, management, directors, search firms and contractual arrangements

**Nominating Committee**

- Engages executive search firms to assist in director search process
- Discusses and interviews candidates
- Reviews qualifications and expertise, regulatory requirements and cognitive diversity
- Recommends nominees

**Board**

- Discusses and analyzes qualifications and independence, and selects nominees

**Shareholders**

- Vote on nominees at annual shareholders meeting

### DIRECTOR "MUST-HAVES"

- Highest personal and professional ethics
- Integrity and values
- A passion for learning
- Inquisitive and objective perspective
- A sense for priorities and balance

28 // CHESAPEAKE ENERGY CORPORATION

We believe that directors who have held significant leadership positions over an extended period, possess extraordinary leadership qualities and demonstrate a practical understand-ing of organizations, processes, strategy and risk manage-ment, as well as know how to drive growth and change. As a leading innovator in the E&P industry, we have sought directors with engineering, geoscience and technology back-grounds, including two directors appointed since the 2016 annual meeting, because our success depends on develop-ing and investing in new technologies and ideas. Technology experience has become increasingly important as we intensify our focus on R&D and enhancing operational efficiencies. We believe that current and former service as a public com-pany CEO is particularly valuable to our Board, including one director appointed since the 2016 annual meeting. Chesapeake uses a broad set of financial metrics to measure its performance, and accurate financial reporting and robust auditing are critical to our success. We have added a number of directors who qualify as audit committee financial experts, including two directors appointed since the 2016 annual meeting, and we expect all of our directors to have an under-standing of finance and financial reporting processes. We have sought directors with leadership experience in the E&P industry, including four individuals nominated or appoint-ed since the 2016 annual meeting. We have added directors with experience in dealing with governmental and regulatory organizations because Chesa-peake’s business is heavily regulated and is directly affected by governmental actions. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, we seek directors with experience in risk management and oversight, including all six individuals nominated or appointed since the 2016 annual meeting. We have added directors with global business experience be-cause Chesapeake’s long-term success depends, in part, on growing its businesses outside the United States. Enhancing the Board’s diversity of background. Under our Corporate Governance Principles, the Nominating Committee takes into account a candidate’s ability to contribute to the diversity of background on the Board. We consider the candidate’s and the existing Board members’ ethnicity, gender, age, cultural background, thought leadership and professional experience. The committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board. In 2014, our Board increased the size of its membership with a goal of enhancing director diversity and has since appointed three female directors: Kimberly K. Querrey in April 2015 (resigned November 2016), Gloria R. Boyland in November 2016 and Leslie Starr Keating in September 2017. Complying with regulatory requirements and the Board’s independence guidelines. The Nominating Committee considers regulatory requirements affecting directors, including potential competitive restrictions and financial institution management interlocks. It also looks at other positions the director has held or holds (including other board memberships), and the Board reviews director independence. GOVERNANCE // 29 International Experience 10/10 Director Nominees Government/Legal 2/10 Director Nominees Risk Management 10/10 Director Nominees E&P Industry Experience 6/10 Director Nominees Financial Oversight and Accounting 6/10 Director Nominees Current and/or Former Public Company CEO 5/10 Director Nominees Operational/Management Leadership Experience 10/10 Director Nominees Engineering/Geoscience 4/10 Director Nominees

### DIRECTOR CANDIDATE RECOMMENDATIONS

The Nominating Committee considers all shareholder recommendations for director candidates, evaluating them in the same manner as candidates suggested by other directors or third-party search firms (which the Board retains from time to time, and has retained over the past year, to help identify potential candidates). The Board appointed four new directors since the 2016 annual meeting that were recommended by the Company's search firm: Ms. Boyland, Mr. Corbett, Ms. Keating and Mr. Edmunds. In addition, two new director nominees were recommended for appointment pursuant to Chesapeake's merger agreement with WildHorse; one new director, Mr. Hayes, was appointed in February 2019 and a second director nominee, Mr. Gieselman, was recommended for election to the Board in May 2019, when Mr. Dunham is scheduled to resign pursuant to Chesapeake's "Director Retirement Policy" (as described above on page 28).

### HOW YOU CAN RECOMMEND A CANDIDATE

Write to the Nominating Committee, c/o James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this Proxy Statement, and include all information that our bylaws require for director nominations. The general qualifications and specific qualities and skills sought by the committee for directors are discussed under the caption "How We Build a Board that is Right for Chesapeake" on page 28.

## How We Assess Board Size

The Nominating Committee takes a fresh look at Board size each year. Pursuant to Chesapeake's merger agreement with WildHorse, at a special meeting of shareholders held on January 31, 2019, we proposed an amendment to our Certificate of Incorporation to increase the maximum number of directors who may serve on the Board from ten to 11. Although the proposal received approval from over 94% of the votes cast, shareholders did not approve the amendment, which required the approval of a holders of the majority of our issued and outstanding shares of common stock. The Board may consider nominating and appointing additional directors as vacancies may occur (consistent with our Certificate of Incorporation, Governance Principles and the considerations mandated by the Nominating Committee Charter). The Nominating Committee believes that the Board's current size (ten directors) is appropriate, particularly given the range of director views and backgrounds to reflect the diversity and complexity of the businesses and markets in which we operate. This size also is consistent with our historical approach. Over the last ten years, we have had between seven and ten directors, a range the Nominating Committee believes has served the Company and its shareholders well.

30 // CHESAPEAKE ENERGY CORPORATION

How We Assess Director Independence BOARD MEMBERS All of our director nominees (listed under “Election of Direc-tors,” beginning on page 24) other than our CEO, Mr. Lawler, are independent, as is Mr. Dunham, who is scheduled to resign from the Board in May 2019 at the Annual Meeting. COMMITTEE MEMBERS All members of the Audit Committee, Compensation Commit-tee, Finance Committee and Nominating Committee must be independent, as defined by the Board’s Governance Principles. Heightened standards for Audit Committee members. Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, ad-visory or other fee from Chesapeake or any of its subsid-iaries, except compensation for Board service. • The Board’s guidelines. For a director to be considered inde-pendent, the Board, through its Nominating Committee, must determine that he or she does not have any relationship that, in the opinion of the Board, would interfere with his or her in-dependent judgment as a director. The Board’s guidelines for director independence conform to the independence require-ments in the NYSE listing standards. In addition to applying these guidelines, the Board considers all relevant facts and circumstances when making an independence determination. Heightened standards for members of the Compensa-tion and Nominating Committees. As a policy matter, the Board also applies a separate, heightened independence standard to members of the Compensation and Nominat-ing Committees: no member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or ad-visory fees from Chesapeake or a subsidiary. In addition, in determining that Compensation Committee members are independent, NYSE rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by Chesapeake or a subsidiary. • Applying the guidelines in 2018. In determining director in-dependence, the Board considered relevant transactions, relationships and arrangements in assessing independence, including relationships among Board members, their family members and the Company in 2016, 2017, 2018 and the 2019 first quarter, as described below under the caption: “Relation-ships and Transactions Considered for Director Independence.” In accordance with our Corporate Governance Principles and the NYSE listing standards, the Nominating Committee de-termined that all transactions and relationships it considered during its review were not material transactions or relationships with the Company and did not impair the independence of any of the independent directors. The Board has determined that all members of the Audit, Com-pensation and Nominating Committees, as well as the Finance Committee, are independent and, where applicable, also satisfy these committee-specific independence requirements. All nine non-employee director nominees meet heightened standards for director independence. GOVERNANCE // 31

Relationships and Transactions Considered for Director Independence RELATIONSHIP TRANSACTIONS equity compensation paid by Transactions with Related Persons The Company has adopted a written related party transac-tion policy with respect to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of in-debtedness) in which: (1) the aggregate amount involved will or may be expected to exceed $120,000; (2) the Company is a participant; and (3) any of its currently serving directors and executive officers, or those serving as such at any time since the beginning of the last fiscal year, or greater than 5% shareholders, or any of the immediate family members of the foregoing persons, has or will have a direct or indirect material interest. The Audit Committee reviews and approves all inter-ested transactions, as defined above, subject to certain enu-merated exceptions that the Audit Committee has determined do not present a “direct or indirect material interest” on behalf of the related party, consistent with the rules and regulations of the SEC. Such transactions are subject to the Company’s Code of Business Conduct. Certain transactions with former executive officers and directors that fall within the enumer-ated exceptions are reviewed by the Audit Committee. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. All transactions described below that do not fall within the enumerated exceptions described in the policy have been re-viewed or approved by the Audit Committee. BP p.l.c. David C. Lawler, who serves as the Chief Executive Officer of BP p.l.c.’s “Lower 48 Onshore” business, is the brother of Robert D. Lawler, the Company’s CEO. The Company engag-es in transactions with BP in the ordinary course of business and no such transaction has been determined to be a related party transaction under the Company’s related party transac-tion policy. Employment of Family Members Grant Loxton, the son-in-law of Mr. Corbett, a director of the Company, has been an employee of the Company since May 2011. Mr. Loxton’s total 2018 cash and equity compensa-tion was $402,119. The Company is a significant employer in Oklahoma City. We seek to fill positions with qualified em-ployees, whether or not they are related to our executive offi-cers or directors. We compensate employees who have such relationships within what we believe to be the current market rate for their position and provide benefits consistent with our policies that apply to similarly situated employees. Compen-sation arrangements for family members of related parties are approved by the Compensation Committee. 32 // CHESAPEAKE ENERGY CORPORATION DIRECTOR/ ORGANIZATION/ SIZE FOR EACH NOMINEE INDIVIDUALOF LAST THREE YEARS Ms. Boyland FedEx Corporation Employee of FedEx Sales to Chesapeake <1% of FedEx revenues Mr. Corbett Grant Loxton, employee of Chesapeake (not an executive officer) Son-in-law of Mr. Corbett Compensation paid by Chesapeake to Mr. Loxton <$405,000 of annual cash and Chesapeake to Mr. Loxton Mr. Martin FedEx Corporation Director Sales to Chesapeake <1% of FedEx revenues Pilot Travel Centers LLC Member of Board of Managers Sales to Chesapeake <1% of Pilot revenues Mr. Miller Ranger Energy Services, Inc. (RNGR) Director Sales to Chesapeake <1% of RNGR revenues All directors Various charitable organizations Director or Trustee Charitable donations <1% of organization’s revenues

Tone at the Top — Our Core Values Our Board has established a “tone at the top” that forms the foundation of the Board’s and management’s leadership and commit-ment to openness, honesty, integrity and ethical behavior. The cornerstone of our tone at the top is found in our core values, which serve as the foundation for all of our activities and provide the lens through which we evaluate every decision we make. Our core values are expected to be followed by all levels of management and thereby generate a commitment to honesty, integrity and ethics that permeates all levels of the organization. We believe that, by living our core values, we are building a stronger, more prosperous Chesapeake for all of our shareholders. GOVERNANCE // 33 Integrity and Trust WE WILL: Be truthful and ethical Acknowledge errors and be accountable for results Do what we say we will do WE WILL NOT: Place personal gain above Chesapeake Mislead anyone regarding our business Respect WE WILL: Protect our employees, stakeholders and the environment Appreciate different behavioral styles and seek out different opinions Promote inclusion and the diversity of thoughts and ideas WE WILL NOT: Place hierarchy over our values Accept individual recognition for collective efforts Let our differences divide us Transparency and Open Communication WE WILL: Be clear in our business strategies Work with a “One Chesapeake” mindset and share best practices WE WILL NOT: Exaggerate our performance Climb multiple learning curves Work with a “What’s In It For Me” mindset Allow silo thinking and guarded information sharing to disrupt innovation Commercial Focus WE WILL: Be investment advisors Be stewards of corporate resources and the environment Take prudent risks, employing innovative ideas and technology WE WILL NOT: Be “users” of Chesapeake Take short-term risks that compromise long-term value Change Leadership WE WILL: Elevate innovative solutions Pursue continuous development and improvement Seek to deliver more than what is expected Reward risk taking and learn from failures WE WILL NOT: Elevate problems without solutions Be satisfied with status quo

Other Governance Policies and Practices In addition to our tone at the top and our core values, our Board has adopted Corporate Governance Principles, which include information regarding the Board’s role and responsi-bilities, director qualifications and determination of director independence and other guidelines, and charters for each of the Board committees. The Board has also adopted a Code of Business Conduct applicable to all directors, officers and employees, including our principal executive officer, princi-pal financial officer and principal accounting officer. These documents, along with our Certificate of Incorporation and Bylaws, provide the framework for the functioning of the Board. The Corporate Governance Principles and the Code of Business Conduct are available on our website at www.chk. com/responsibility/governance. All committee charters are available on our website at www.chk.com/about/board-of-directors. Waivers of provisions of the Code of Business Conduct, if any, as to any director or executive officer are re-quired to be evaluated by the Audit Committee or the Board and amendments to the Code of Business Conduct must be approved by the Board; we intend to post any such waivers from, or changes to, the Code of Business Conduct on our website within four business days of such approval. Compensation Committee Interlocks and Insider Participation The Compensation Committee is comprised entirely of Luke R. Corbett, Archie W. Dunham, Mark A. Edmunds, David W. Hayes, Leslie Starr Keating and Merrill A. “Pete” Miller, each of whom is an independent director. None of the members of the Compensation Committee during fiscal year 2018 or as of the date of this Proxy Statement is or has been an officer or employee of Chesapeake and no executive officer of Ches-apeake served on the compensation committee or board of any company that employed any member of Chesapeake’s Compensation Committee or Board. Our Board of Directors The Board is elected by the shareholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. The Board serves as the ultimate decision-making body, except for those matters reserved to or shared with shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting our business. Board Leadership Structure and Oversight We separated the Chairman and CEO roles in 2012. Since October 2015, Brad Martin has served as the Board’s inde-pendent, non-executive Chairman, and Archie Dunham, the former Chairman, has served as Chairman Emeritus. The Board is composed of the Chief Executive Officer and nine in-dependent members (including Messrs. Martin and Dunham). Although Mr. Dunham is scheduled to resign from the Board in May 2019 pursuant to Chesapeake’s “Director Retirement Policy,” the Board has nominated another individual (Scott A. Gieselman) who the Board has determined will qualify as an independent director. The directors are skilled and experi-enced leaders in business, education, government and public policy. They currently serve or have served as chief execu-tives and members of senior management of Fortune 1000 companies, “Big Four” accounting firms, investment banking firms, and private for-profit and nonprofit organizations and are well-equipped to promote our long-term success and to provide effective oversight of, and advice and counsel to, the CEO and other members of senior management. The Chairman presides at all meetings of the Board, as well as executive sessions of non-employee directors, and, in con-sultation with non-employee directors, our CEO and manage-ment, establishes the agenda for each Board meeting. The Board has also delegated certain matters to its four commit-tees, each of which is chaired by an independent director. The Board believes that this leadership structure provides an effective governance framework at this time. The chart and disclosure below explain the purpose of each level of hierarchy in our leadership structure and provide additional detail on composition, meetings and activities of the Board. More detail with regard to the composition, meetings and activities of each of the committees can be found below under “—Board Committees” on page 38. 34 // CHESAPEAKE ENERGY CORPORATION

**CHAIRMAN OF THE BOARD**

**Purpose:** Leads our Board and sets the tone for the Board's culture, ensuring Board effectiveness and responsiveness to Chesapeake's shareholders. Oversees the scheduling, preparation and agenda for each Board meeting, including executive sessions of non-employee directors, which take place at least quarterly.

**CHESAPEAKE BOARD OF DIRECTORS**

**Purpose:** Promote the long-term success of Chesapeake for its shareholders and ensure proper oversight of management

**Members:** 9
**Independent:** 8
**2018 Meetings:** 10

*(As of year-end 2018, the Board consisted of nine directors. A tenth director, Mr. Hayes, was appointed to the Board on February 1, 2019.)*

**Responsibilities and Significant Events:**

- Culture of financial and managerial oversight, Board accountability and risk management
- Authorized and implemented "best practice" corporate governance initiatives and accountability measures, including Board declassification, proxy access, removal of supermajority voting provision and separation of Chairman and CEO roles
- Development of corporate strategy focused on financial discipline and generation of operating efficiencies from captured resources
- Oversee and evaluate opportunities to reduce debt and improve margins and liquidity, including:
  - > Mergers and acquisitions
  - > Asset sales
  - > Credit facility amendments
  - > Senior note offerings
  - > Convertible senior note offerings
  - > Renegotiation of GP&T agreements
  - > Transactions reducing debt and preferred stock obligations, including:
    - Open market and negotiated repurchases
    - Tender offers for outstanding senior notes
    - Common stock for senior note exchange transactions
    - Common stock for preferred stock exchange transactions
- Development of an executive compensation plan that appropriately ties executive pay to Company performance
- Full Board review and evaluation of significant Company risks at each regular meeting, including debt and liquidity, commodity prices, and HSER risks
- Oversee and monitor workplace safety and environmental matters

**AUDIT COMMITTEE**

**Purpose:** Oversee financial reporting, legal compliance, internal and external audit functions and risk management systems

**FINANCE COMMITTEE**

**Purpose:** Oversee financial condition and strategy, including budgets, commodity hedging and analysis of opportunities to reduce debt and improve liquidity

**COMPENSATION COMMITTEE**

**Purpose:** Establish and oversee compensation policies and standards that effectively attract, retain and motivate executive officers to achieve

**NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE**

**Purpose:** Oversee corporate governance structure and practices, Board composition and corporate social responsibility matters

Outside of formal Board and committee meetings, management frequently discusses matters with directors on an informal basis. Non-employee directors meet in executive sessions, without management, before and after each regularly scheduled Board meeting. Mr. Martin presides over all executive sessions.

Each director attended, either in person or by telephone conference, at least 92% of the Board and committee meetings held while serving as a director or committee member in 2018. We expect all serving directors to attend annual meetings of shareholders. All directors serving at the time attended the 2018 annual meeting.

GOVERNANCE // 35

WHY OUR BOARD LEADERSHIP STRUCTURE IS APPROPRIATE FOR CHESAPEAKE Our leadership structure allows the CEO to speak for Chesapeake’s management, while providing for effective independent Board oversight led by an independent Chairman. Our CEO and independent Chairman work together to focus the independent directors’ attention on the issues of greatest importance to the Company and its shareholders. HOW WE SELECT THE CHAIRMAN The Nominating Committee considers feedback from our Board members as part of an annual self-assessment, and then makes a recommendation to the Board. Acting on this recommendation, the independent directors elected Mr. Martin as the indepen-dent Chairman and Mr. Dunham as Chairman Emeritus in October 2015. RESPONSIBILITIES OF THE CHAIRMAN The Chairman focuses on optimizing the Board’s processes and ensuring that the Board is prioritizing the right matters. Spe-cifically, he has the following responsibilities (and may also perform other functions at the Board’s request), as detailed in the Board’s Governance Principles: 36 // CHESAPEAKE ENERGY CORPORATION Board leadership — chairs all Board meetings Oversight of all meetings — oversees quarterly Board meetings and calls additional Board or independent director meetings as needed Leadership of executive sessions — leads executive sessions of the Board, without any management directors or Chesapeake employees present (unless invited), which are held at the beginning and end of each quarterly Board meeting and as needed at other periodic meetings (in addition to the numerous informal sessions that occur throughout the year) Serves as liaison between CEO and independent directors — regularly meets with and serves as liaison between the CEO and independent directors Shareholder communications — makes himself available for direct communication with our major shareholders Board discussion items — works with the independent directors/ committee chairs, CEO and management to propose a quarterly schedule of major Board discussion items Board agenda, schedule and information — approves the agenda, schedule and information sent to directors Board governance processes — works with the Nominating Committee to guide the Board’s governance processes, including succession planning and the annual Board self-evaluation Board leadership structure review — oversees the Board’s periodic review and evaluation of its leadership structure Evaluation of CEO — oversees annual CEO evaluation Committee chair and member selection — advises the Nominating Committee in choosing committee chairs and membership Chesapeake Board Room Chairman of the Board President elected solely by and CEO independent directors Also serves as Finance and Nominating Committee Chair Independent Directors Attending Executive Sessions

## Board Culture and Focus

As dictated by our core values (as discussed above), the Board has established a boardroom culture that results in informed decisions through meaningful and robust discussion, where views are readily challenged based on each director's diverse background and opinions. The directors are expected to, and do, ask hard questions of management. Each member of the Board is committed to maximizing shareholder value and promoting shareholder interests. The Board's key areas of focus are on our strategy and vision, enhancing financial and management oversight, Board accountability, and risk management. The Board has demonstrated its focus through the following actions:

- Development of a corporate strategy focused on financial discipline, operating efficiencies and debt reduction efforts, particularly in an era of challenging commodity prices
- Approval and execution of proposals to implement leading corporate governance practices related to Board accountability, including Board declassification, proxy access and removal of supermajority voting provisions
- Development of an executive compensation program that appropriately ties short-term executive pay to short-term goals and long-term pay to the Company's stock performance and other long-term metrics (see "Executive Compensation—Compensation Discussion and Analysis" on page 43)
- Hiring of a Chief Compliance Officer and a Vice President – Internal Audit, who report directly to the Chairman of the Audit Committee
- Full Board review and evaluation of significant Company risks at each regular meeting, including commodity price and HSER risks (see "How We Oversee and Manage Enterprise Risk" on page 40)

## Director Attendance

### BOARD/COMMITTEE MEETINGS

Board members had near perfect attendance at Board and committee meetings held during 2018, as summarized in the chart below, with each director nominee attending at least 92% of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee.

### ANNUAL SHAREHOLDERS MEETING

Pursuant to our Corporate Governance Guidelines, directors are expected to attend the Annual Meeting. All of the persons who were serving as directors at the time attended the 2018 annual meeting of shareholders.

### BOARD/COMMITTEE ATTENDANCE


BOARD
AUDIT
COMPENSATION
NOMINATING
FINANCE
98%
94%
100%
100%
100%
0
2
4
6
8
10
Number of meetings in 2018
97.5%
Overall attendance

*Each director nominee attended at least 92% of the meetings of the Board and committees on which he or she served in 2018.*

## How We Evaluate the Board's Effectiveness

### ANNUAL EVALUATION PROCESS

Each year, directors complete written assessments and the Chairman of the Nominating Committee, who also serves as Chairman of the Board, interviews each director to obtain his or her assessment of director performance, Board dynamics, and the effectiveness of the Board and its committees. The Chairman summarizes the directors' assessments for discussion at executive sessions of the Board and its committees. For more information on this evaluation process, see the Nominating Committee's Charter and the Board's Corporate Governance Principles, which are available on our website at https://www.chk.com/documents/governance/nominating-committee-charter.pdf and http://www.chk.com/documents/governance/corporate-governance-principles.pdf, respectively.

GOVERNANCE // 37

Board Committees A significant portion of the Board’s oversight responsibilities is carried out through its four standing committees, each of which is composed solely of independent non-employee directors. A biographical overview of the members of our committees can be found under “Election of Directors” beginning on page 24. Members: 6 // Independent: 6 // 2018 Meetings: 10 Audit Committee Financial Experts: 3 Members: 3 // Independent: 3 // 2018 Meetings: 4 Key Oversight Responsibilities: Key Oversight Responsibilities: • • Annual budget Financing strategy and financial policies, including debt agreements, revolving line of credit and debt/equity offerings Oversight of capital planning, liquidity and debt reduction strategies, including asset sales, tender offers, equity exchange offers, and open market and/or negotiated repurchase transactions Financial risk assessment program, including commodity price hedging and interest rate hedging policies, procedures and transactions Strategic transactions, including potential acquisitions and divestitures • • • • • • • Independent auditor engagement Integrity of financial statements and financial disclosure Financial reporting and accounting standards Disclosure and internal controls Enterprise risk management program Compliance with legal and regulatory requirements Oversight of Chief Compliance Officer and VP of Internal Audit, both of whom report directly to the Audit Committee Compliance and integrity programs Internal audit functions Employee/vendor anonymous hotline Cybersecurity Related party transactions • • • • • • • • Members: R. Brad Martin, Chairman Merrill A. (“Pete”) Miller, Jr. Thomas L. Ryan Members: Thomas L. Ryan†, Chairman Gloria R. Boyland Luke R. Corbett † Mark A. Edmunds† (appointed August 2018) David W. Hayes (appointed February 2019) Leslie Starr Keating † Audit Committee Financial Expert 38 // CHESAPEAKE ENERGY CORPORATION AUDIT Thomas L. Ryan Chairman FINANCE R. Brad Martin Chairman COMMITTEE CHARTERS COMMITTEE COMPOSITION COMMITTEE OPERATIONS COMMITTEE RESPONSIBILITIES Each committee has a charter that can be found on our web-site at www.chk.com/about/ board-of-directors. Each committee member satisfies the NYSE’s and Chesapeake’s definitions of an “independent director,” and two of the four members of the Audit Committee are “audit committee financial experts” (as defined under SEC rules), in each case as determined by the Board. Each committee meets quarterly, and periodically as needed throughout the year, reports its actions and rec-ommendations to the Board, receives reports from senior management, annually evalu-ates its performance and has the authority and funding to retain outside advisors. Committee chairs have the opportunity to call for execu-tive sessions at each meeting. The primary responsibilities of each committee are listed below (and committee responsibilities relating to risk oversight are described under “How We Oversee and Manage Enterprise Risk” on page 40). For more detail, see the committee charters on our website.

Members: 6 // Independent: 6 // 2018 Meetings: 4 Members: 4 // Independent: 4 // 2018 Meetings: 4 Key Oversight Responsibilities: Key Oversight Responsibilities: • Oversight of compensation plans that attract, retain and motivate executive officers and employees Implementation of executive compensation plan with appropriate goals and objectives CEO and senior executive performance evaluation Incentive compensation programs, including 2014 Long Term Incentive Plan and Deferred Compensation Plan Broad-based plans available to all employees, including 401(k) plan and health-benefit plans Compensation of non-employee directors Negotiation of executive employment agreements Establishment and monitoring of compliance with stock ownership guidelines applicable to executive officers and directors • Director recruitment and evaluation, with emphasis on diversity (successful recruitment of four new directors, including two female directors, since November 2016 and two director nominees as part of the WildHorse acquisition) Corporate governance principles, policies and procedures — evaluation, oversight and implementation Size and sufficiency of Board and committees Board committee structure and membership Annual Board self-assessment and evaluation Shareholder engagement program Conflict of interest reviews Corporate social responsibility, including annual corporate responsibility report Political spending and lobbying Charitable donations HSER compliance policies and procedures • • • • • • • • • • • • • • • • • Members: Merrill A. (“Pete”) Miller, Jr., Chairman Luke R. Corbett Archie W. Dunham Mark A. Edmunds (appointed August 2018) David W. Hayes (appointed February 2019) Leslie Starr Keating Members: R. Brad Martin, Chairman Gloria R. Boyland Luke R. Corbett Archie W. Dunham GOVERNANCE // 39 COMPENSATION Merrill A. (“Pete”) Miller, Jr. Chairman NOMINATING R. Brad Martin Chairman

How We Oversee and Manage Enterprise Risk Board Oversight The Board has primary responsibility for risk oversight. The Board believes it is appropriate for the full Board to determine the Company’s risk profile and tolerance for significant risks, such as risks related to commodity price fluctuations and HSER matters. This allows the full Board to analyze the Com-pany’s material risks and influence the Company’s business strategies in light of such risks. The Board regularly reviews and monitors a number of processes at the Board level in order to support our risk management efforts, including the following: • • • • Succession planning Significant acquisitions and divestitures Capital markets transactions Oversight of management in carrying out risk management responsibilities Fostering a culture of risk management is a Company priority. Management evaluates the enterprise risk process across the Company on a regular basis to ensure consistency of risk consideration in making business decisions. Internal risk committees, composed of senior management and subject matter experts, have been formed and meet regularly to re-view and assess the Company’s risk management processes and to discuss and address significant risk exposures. • • • • • Long-term strategic plans Capital budget Capital projects and operational/asset performance Hedging policy and strategy Debt management Committee Oversight Certain matters related to risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to the Board at each regular Board meeting, as indicated below: structure policies and procedures responsibility 40 // CHESAPEAKE ENERGY CORPORATION AUDIT COMMITTEE FINANCE COMMITTEE COMPENSATION COMMITTEE NOMINATING COMMITTEE Financial statements, systems and reporting Enterprise risk management program/process Independent auditor Compliance with legal and regulatory requirements (Chief Compliance Officer reports directly to Chairman of the Audit Committee) and legal/regulatory proceedings Internal audit (VP of Internal Audit reports directly to the Chairman of the Audit Committee) Hotline monitoring of anonymous reporting of questionable activity Related party transactions, conflicts of interest and Code of Business Conduct Cybersecurity Corporate financial strate-gies and risks, including: • Annual budget • Strategic transactions, acquisitions and divestitures • Debt management and liquidity • Policies and procedures related to our commodity and interest rate hedging programs Compensation programs, primarily to ensure that compensation incentives: • Promote responsible business decisions that are in line with shareholder interests • Do not promote excessive risk taking Management retention and development Board composition Director independence Company’s leadership Succession planning Corporate governance HSER matters Corporate social Shareholder concerns and outreach programs

Management Oversight Within this Board and committee risk management framework, our management team is responsible for executing the Board’s risk management program, including the following major risk categories: For more information about specific risks facing the Company, see the “Risk Factors” section of our 2018 Annual Report on Form 10-K. Investor Outreach We Have a Robust Investor Engagement Program We conduct extensive governance reviews and investor outreach throughout the year. This ensures that management and the Board understand and consider the issues that matter most to our shareholders and enables Chesapeake to address them effectively. How the Board Receives Direct Feedback from Major Institutional Investors We invite major institutional investors to meet periodically with Chesapeake’s independent directors. This complements manage-ment’s investor outreach program and allows directors to directly solicit and receive investors’ views on Chesapeake’s strategy and performance. FALL WINTER Conduct telephonic meetings between management and our largest investors to assess which topics are of priority Review feedback from fall meetings with Board members and use it to consider governance and compensation changes and enhance proxy disclosures, when applicable SUMMER SPRING Review shareholder votes at our most recent annual meeting and current trends in corporate governance Conduct follow-up conversations with our largest investors to address important annual meeting issues GOVERNANCE // 41 HOW YOU CAN COMMUNICATE WITH THE BOARD Shareholders and other interested parties may communicate with the Board, either individually or as a group (including only independent directors), through one of the processes outlined on the Company’s website at www.chk.com/about/board-of-directors. ANNUAL SHAREHOLDERS MEETING Principal responsibility for monitoring financial risks, including financial reporting, internal control matters, liquidity, debt management, commodity and interest rate hedging, and credit ratings LEGAL/COMPLIANCE RISK STRATEGIC AND OPERATIONAL RISKS Legal and Risk & Compliance Departments HSER, IT and Operations Services Departments Executive Committee and Operations Department Principal responsibility for maintaining and monitoring compliance with all corporate policies and procedures, as well as legal and regulatory matters Oversees and monitors compliance efforts related to HSER risks, data governance, information systems and cybersecurity threats Oversees and monitors strategic and operational risks affecting all aspects of our business FINANCIAL RISK Corporate Accounting, Treasury and Internal Audit Departments

EXECUTIVE COMPENSATION We have designed our executive compensation program to attract and retain high-performing exec-Your Board recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this Proxy Statement. 42 // CHESAPEAKE ENERGY CORPORATION PROPOSAL 2 Advisory Vote to Approve Named Executive Officer Compensation WHAT ARE YOU VOTING ON? utives and align executive pay with our performance and the long-term interests of our shareholders. At the 2019 Annual Meeting, we are asking shareholders to approve, on a non-binding advisory basis, the compensation of our NEOs. Even though this vote is advisory and not binding on the Company or the Board, the Board values shareholders’ opinions and the Compensation Committee will take into account the outcome of the advi-sory vote when considering future executive compensation decisions. In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. In May 2017, we dis-closed that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation, which, in accordance with applicable law, is scheduled to occur at the 2023 annual meeting of shareholders. We are asking our shareholders to indicate their support for the compensation of our NEOs as described in this Proxy State-ment by voting in favor of the following resolution: RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compen-sation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure provided in this Proxy Statement.

Compensation Discussion and Analysis This Compensation Discussion and Analysis, or CD&A, describes the material elements of the compensation of our NEOs and describes the objectives and principles underlying our executive compensation programs, the compensation decisions made last year under those programs and the factors we considered in making those decisions. 2018 Named Executive Officers Robert D. (“Doug”) Lawler President and Chief Executive Officer, or CEO Domenic J. (“Nick”) Dell’Osso, Jr. Executive Vice President and Chief Financial Officer, or CFO Frank J. Patterson James R. Webb M. Jason Pigott Executive Vice President – Exploration and Production Executive Vice President – General Counsel and Corporate Secretary Executive Vice President – Operations and Technical Services Our Business We are an independent exploration and production company engaged in the acquisition, exploration and development of properties to produce oil, natural gas and natural gas liquids from underground reservoirs. We own a large and geographi-cally diverse portfolio of onshore U.S. unconventional liquids and natural gas assets, including interests in approximately 13,200 oil and natural gas wells. We have leading positions in the liquids-rich resource plays of the Eagle Ford Shale in South Texas, the stacked play in the Powder River Basin in Wyoming and the Anadarko Basin in northwestern Oklahoma. Our natural gas resource plays are the Marcellus Shale in the northern Appalachian Basin in Pennsylvania and the Haynes-ville/Bossier Shales in northwestern Louisiana. With our Feb-ruary 1, 2019 acquisition of WildHorse, we have enhanced our position in the oil-rich Eagle Ford Shale and Austin Chalk formations in southeast Texas. Our revenues, operating results and future growth rates are highly dependent on the prices we receive for our oil, natural gas and natural gas liquids, which can fluctuate widely as a result of factors beyond our control, such as global market conditions and political factors. Globally, commodity prices have experienced significant declines from their levels during 2013 and 2014. Although commodity prices began to rise in 2018, the sharp drop in oil prices in the fourth quarter of 2018 resulted in an annual decline in West Texas Intermediate oil prices of 24.8% from year-end 2017 to year-end 2018. Our Strategy Our strategy is to create shareholder value through the devel-opment of our significant resource plays. Our substantial in-ventory of hydrocarbon resources, including our undeveloped acreage position in each of our key basins, provides a strong foundation to create future value. Concentrated blocks of undeveloped acreage give us the opportunity to apply what we believe are best-in-class well spacing analysis, comple-tion techniques and lateral lengths to maximize capital effi-ciency. We have greatly improved our capital and operating efficiency metrics over the last several years and today have EXECUTIVE COMPENSATION // 43 what we believe is a leading cost structure in each of our major resource plays. We believe our cost structure provides a significant competitive advantage in the current commodity price environment and it is our strategy to continue to seek capital and operating efficiencies to grow this advantage.

We continue to focus on reducing debt, enhancing our margins and reaching cash flow neutrality through financial discipline and operating efficiencies. To accomplish these goals, we allocate our capital expenditures to projects we believe offer the highest return, deploy leading drilling and completion technology throughout our portfolio, and divest additional assets to strengthen our cost structure and our portfolio. The acquisition of WildHorse and the divestiture of lower-margin assets in the Utica Shale and Mid-Continent regions exemplify our commitment to this strategy and provide momentum to our transformation.

Increasing our margins means not only increasing our absolute level of cash flow from operations, but also increasing our cash flow from operations generated per boe production, and we made significant improvements in these areas in 2018. Our capital program is focused on investments that can improve our cash flow generating ability regardless of the commodity price environment. Our ability to reduce capital expenditures while still growing production is primarily the result of improved operating efficiencies, including improved well performance. We are relentlessly committed to reducing our cash costs (production, general and administrative, GP&T and interest expenses) and improving the base production volumes from existing wells. While we made progress in these areas in 2018, we see greater improvements ahead in 2019, as we expect over $200 million in lower cash costs to be realized.

We believe that our dedication to financial discipline, the flexibility and efficiency of our capital program and cost structure and our continued focus on HSER stewardship will provide opportunities to create value for us and our shareholders.

## 2018 and Early 2019 Corporate Performance Highlights

During the past six years, our NEOs have focused on improving every aspect of operational and capital performance and the transformation of Chesapeake has been significant. During that time, we have materially improved our financial leverage through reducing our obligations, commitments and complexity. Our 2018 accomplishments include 10% adjusted oil production growth, driven by improved average price realizations and lower absolute cash costs compared to 2017, resulting in the generation of $12.81 of EBITDA per boe since 2014, when oil averaged more than $90 per barrel and gas averaged more than $4 per thousand cubic feet (compared to 2018, when oil averaged $65 per barrel and gas averaged $3 per thousand cubic feet). In fiscal year 2018, we reduced net debt by $1.8 billion and eliminated $2.6 billion in secured debt.

Recent transformational business transactions — the acquisition of WildHorse and the divestitures of lower-margin assets in the Utica Shale and Mid-Continent regions — collectively not only serve as a significant inflection point for Chesapeake, but also provide foundational support in our strategic goals of enhancing our margins, achieving sustainable free cash flow generation, and reducing our net debt to EBITDA ratio.

**Our progress accelerated in 2018 and highlights include the following:**

- We negotiated the acquisition of WildHorse, an oil and gas company with operations in the Eagle Ford Shale and Austin Chalk formations in southeast Texas. The acquisition, which was negotiated in October 2018 and closed in February 2019, was completed for aggregate consideration of approximately 717.3 million shares of our common stock, $381 million in cash, and the acquisition of WildHorse's debt of $1.4 billion. The acquisition of WildHorse expands our oil growth platform and accelerates our progress toward our strategic and financial goals of enhancing our margins, achieving sustainable free cash flow generation, and reducing our net debt to EBITDA ratio. We believe that the acquisition of WildHorse will provide substantial cost savings with $200 million to $280 million in projected average annual savings, totaling $1 billion to $1.4 billion by 2023, due to operational and capital efficiencies as a result of Chesapeake's significant expertise with unconventional assets and technical and operational excellence.

- We sold our interests in the Utica Shale operating area located in Ohio for approximately $2.0 billion to Encino Acquisition Partners, a private oil and gas company headquartered

44 // CHESAPEAKE ENERGY CORPORATION

in Houston, Texas. We used the net proceeds to reduce outstanding debt by approximately $1.9 billion, including our senior secured second lien notes.

- We retired our secured term loan due 2021 and significantly extended our debt maturity profile by issuing at par $850 million of 7.00% Senior Notes due 2024 and $400 million of 7.50% Senior Notes due 2026 for net proceeds of $1.25 billion, reducing our annual cash interest by approximately $30 million based on interest rates at the time of retirement.
- We amended and restated our Chesapeake revolving credit facility, extending its maturity date by approximately four years, which improved liquidity.
- We repurchased CHK Utica, L.L.C. investors' overriding royalty interests (ORRI) for $199 million, which continued to simplify our balance sheet.
- We improved cash flow from operations by $1.3 billion.
- We improved our cost structure by reducing our production, general and administrative, and GP&T expenses by $78 million, or 3%.
- We generated approximately $584 million in proceeds from the disposition of certain non-core assets and other property sales in addition to the sale of our Utica Shale properties.

| 2018 Accomplishments | |
|---|---|
| Margin Enhancement | • Generated highest margins since 2014, when oil averaged $90 a barrel and gas averaged more than $4 per thousand cubic feet<br>• Optimized portfolio by divesting lower-margin Utica Shale asset and agreeing to acquire higher-margin oil growth WildHorse platform<br>• Grew oil production 10% year over year, when adjusted for asset sales, reaching 21% of total production mix |
| Free Cash Flow | • Accelerated transition to positive free cash flow<br>• Reduced controllable downtime through new technology solutions |
| Long-Term Net Debt/ EBITDA of 2x | • Overall reduction of $1.8 billion in total net debt<br>• Eliminated $2.6 billion in secured debt<br>• Generated highest adjusted EBITDA per boe since 2014 |
| HSER Excellence | • Delivered top-quartile TRIR of 0.23 |

| | | |
|---|---|---|
| ↑ Daily Total Production<br>521 mboe/d<br>4% increase over 2017[(a)] | ↑ Daily Oil Production<br>90 mbo/d<br>10% increase over 2017[(a)] | ↓ Principal Debt Reduction<br>$1,813 mm<br>18% reduction from 2017 |
| ↑ Adjusted Earnings Per Share[(b)]<br>$0.90<br>10% increase over 2017 | ↑ Adjusted EBITDA[(b)]<br>$2,436 mm<br>13% increase over 2017 | ↑ Cash from Operations<br>$2,000 mm<br>2017 CFO was $745mm |

*(a) Adjusted for asset sales.*

*(b) See non-GAAP reconciliation at http://investors.chk.com/non-gaap-financials.*

EXECUTIVE COMPENSATION // 45

Our Path Forward Our transformational journey continues in 2019 with the overarching objective of shareholder value creation. We continue to believe the following strategic priorities are critical to driving performance and creating value for our shareholders: Margin Enhancement Free Cash Flow Long-Term Net Debt / EBITDA of 2x HSER Excellence While we are pleased with the operational and financial improvements we have achieved since we began our transformation six years ago, we have much more that we want to accomplish. In 2019, we expect our momentum to continue, driven by growth in daily oil production, daily total production and a reduction in absolute cash costs, all leading to higher adjusted EBITDA per boe. 46 // CHESAPEAKE ENERGY CORPORATION 2019 Goals and Targets ~32% growth in daily oil production (50% after adjusting for asset sales) ~26% oil as a percentage of total production in 4Q 2019 ~16% growth in daily total production (adjusted for asset sales) $2.3 – 2.5 billion in CAPEX (effectively flat with 2018) ~13% growth in adjusted EBITDA per boe (assuming New York Mercantile Exchange (NYMEX) strip pricing as of February 22, 2019) ~$200 million reduction in cash costs in 2019

Execution of Strategy by Our Management Team As evidenced by the acquisition of WildHorse and divestitures of our Utica Shale and Mid-Continent properties, our management team continues to take significant steps to address the legacy issues that existed when our management team assumed its leadership of Chesapeake, which included a highly leveraged balance sheet, as well as other commitments and obligations that have had a negative effect on the Company’s bottom line. The compensation packages we design for our executives are strongly tied to Chesapeake’s performance and the achievement of our strategic priorities so that their interests are directly aligned with those of our shareholders. Our Compensation Commit-tee has specifically aligned our executive compensation program with our strategic focus on reducing our net debt, achieving sustainable positive free cash flow and enhancing margins, which has focused executives’ efforts on driving the foundational transformation of Chesapeake. A representation of the key challenges Mr. Lawler encountered in 2013 when he joined Chesapeake along with the subsequent progress for each challenge is represented below. Some of our key 2018 results reflect significant progress against the challenges. remained flat (b) (a) Includes acquisition of debt from WildHorse on February 1, 2019. (b) Production from closed asset sales represents approximately 300,000 boe/d. The compensation packages we design for our executives are strongly tied to our performance and our progress towards our strategic priorities so that the interests of our NEOs are directly aligned with those of our shareholders. EXECUTIVE COMPENSATION // 47 2013 Inherited ChallengesCHK Management Team’s Subsequent Progress High debt Reduced ~51% of total leverage since 2012 (a) Challenging legacy midstream commitments Midstream commitments reduced by over $12 billion since 2012 Poor capital efficiency 2018 capital spending was 85% lower than in 2012, yet adjusted production High cash costs Cash costs reduced by 25% since 2012 Governance challenges Moved from bottom quartile to Top 2% in Drury’s Annual Board Rankings Poor HSER performance ~72% improvement across all key HSER metrics

## Compensation Philosophy

| The philosophy of the Compensation Committee is to have a program that: | |
|---|---|
| - Follows a pay-for-performance approach designed so that pay levels are strongly linked with our short-term operational performance and long-term market performance<br>- Attracts and retains high-performing executives and employees across the organization<br>- Aligns compensation with shareholder interests while rewarding long-term value creation | - Applies compensation program design in a consistent manner at all levels of the organization<br>- Discourages excessive risk by rewarding both short-term and long-term performance<br>- Reinforces high ethical conduct, environmental awareness and safety<br>- Maintains flexibility to better respond to the dynamic and cyclical energy industry |

## How Our Compensation Program is Aligned with Company Performance

Our compensation philosophy, which is set by the Compensation Committee, is meant to align each executive's compensation with Chesapeake's short-term and long-term performance.

This section describes how Chesapeake's short-term and long-term performance is linked to the executives' compensation.

| | |
|---|---|
| ***How do we link performance and pay?*** | - Measure corporate performance across key metrics and over time periods aligned with investment lead times of the business to determine a significant portion of executives' long-term and short-term compensation |
| ***How did we perform?*** | - Expanded oil growth platform with $3.8 billion acquisition of WildHorse (transaction agreement signed in October 2018 and transaction closed in February 2019)<br>- Asset sales of $2.45 billion<br>- $1.8 billion of total debt reduction during FY 2018, including the elimination of $2.6 billion in secured debt<br>- Highest adjusted EBITDA generated per boe of $12.81 since 2014<br>- Increased average daily adjusted oil production by 10%<br>- Improved cash flow from operations by ~$1.3 billion<br>- Equivalent daily production increase of 4%, adjusted for asset sales, while CAPEX declined 3%<br>- Continued our strong safety performance with a TRIR of 0.23 |
| ***How did we pay?*** | - 2018 CEO base salary, target bonus percentage and grant date dollar value of equity awarded held flat from 2017; annual incentive program payout formulaic based on 2018 company performance achievements<br>- Ultimate value of long-term stock awards determined by share price at vesting<br>- One-time retention and incentive awards granted in July 2018 |
| ***How do we manage risk?*** | - Stock ownership guidelines<br>- Unvested stock is at risk of forfeiture and cannot be used as collateral for any purpose<br>- Strong bonus clawback policy |

48 // CHESAPEAKE ENERGY CORPORATION

Compensation Governance executive officers or (a) The percentage of the CEO’s compensation subject to the achievement of objective, pre-established performance goals in 2018 was lower than in 2017 primarily as a result of the Pension Makeup Restricted Stock (see page 69) granted in 2018. Excluding the Pension Makeup Restricted Stock, the percentage of the CEO’s compensation subject to the achievement of objective, pre-established performance goals would have been 55%. For more information, see “—Executive Compensation Tables—Employment Agreements” on page 69. Shareholder Outreach Chesapeake understands the importance of maintaining a robust shareholder outreach program. Since our 2018 annual meet-ing, the Chairman of our Compensation Committee, along with management, continued this practice and addressed a variety of topics, including corporate governance, executive compensation, operating and financial performance, corporate strategy and debt reduction efforts. We believe our regular outreach has been productive and our dialogue with a significant number of large shareholders has given us a better understanding of our shareholders’ views on those topics. RESPONSE TO 2018 SAY ON PAY VOTE At our 2018 annual meeting, our shareholders had the opportunity to cast an advisory vote on executive compensation. At that meeting, approximately 45.16% of the votes cast by our shareholders (excluding broker non-votes) voted in support of our ex-ecutive pay program. Following this result, the Chairman of our Compensation Committee, along with management continued to engage in substantive discussions with our major unaffiliated shareholders to better understand their concerns and views on our executive compensation program (after having requested discussions with our top 50 shareholders representing an aggregate of over 56% of our outstanding stock at that time following the 2017 advisory vote in executive compensation where 58.86% of the votes cast by our shareholders (excluding broker non-votes) voted in support of our executive pay program). These outreach efforts included requesting discussions with our top [•] shareholders representing an aggregate of over [•]% of our outstanding stock. EXECUTIVE COMPENSATION // 49 What We Do What We Don’t Do • Consistently gather, analyze and respond to shareholder feedback • 86% of the CEO’s compensation (as reported in the Summary Compensation Table) is at-risk • 43% of the CEO’s compensation (as reported in the Summary Compensation Table) is subject to achievement of objective, pre-established performance goals tied to financial, operational and strategic objectives(a) • All equity awards under our 2014 LTIP are subject to “double-trigger” change-of-control vesting provisions • Apply robust stock ownership guidelines • Maintain a clawback policy to recapture unearned incentive payments • Use a representative and relevant peer group — in particular, the Compensation Committee, at the advice of the consultant, recently revised the peer group to reduce the enterprise value as compared to Chesapeake’s enterprise value • Our Compensation Committee is made up solely of independent directors and uses an independent compensation consultant • No tax gross-ups • No cash payments upon death or disability • No “single-trigger” change-of-control payments • No repricing of under-water stock options • No hedging or pledging of Company stock by directors • No excessive perquisites

| What we heard from our shareholders during 2017 – 2018 outreach | How we responded following the shareholder discussions |
|---|---|
| *Review our selected peer group to ensure alignment with Chesapeake's current operating results* | After the Compensation Committee reviewed and replaced its compensation consultant in late 2017, the new consultant analyzed current and alternative peer companies and the Compensation Committee selected a new peer group for 2018. Over 50% of the 2017 peer companies were replaced with new peers based upon lower enterprise value, production and market capitalization criteria. The Compensation Committee maintained this peer group for 2019. |
| *Review the metrics established for short-term and long-term incentive programs to ensure the targets are increasingly challenging and consider adding a long-term incentive metric focused on return on invested capital ("ROIC")* | For the 2018 annual incentive awards, the Compensation Committee selected a greater number of financial measures and fewer operational measures. For the 2018 regular long-term incentive awards, the Compensation Committee determined the performance metric would be our EBITDA to CAPEX ratio. |
| *Review the setting of long-term incentive awards as a multiple of salary and confirm each element of pay is appropriate when compared to peer group* | The Compensation Committee reviewed each element of the regular long-term incentive awards and established more rigorous metrics for 2018 PSU awards, shifting the focus to financial metrics measuring return on invested capital and value generation. In 2018, 55% of the CEO's regular long-term incentive award was granted in PSUs, which are earned upon achievement of such rigorous financial metrics. |
| *Review mechanics for determining share price of cash-settled PSU awards* | The Compensation Committee reviewed the payout mechanism for determining the equity share price of PSU awards. The Compensation Committee decided that in order to provide a better reflection of the actual value of the stock at the time of payout, the 2019 PSU payout should be determined based on our stock price at the time of vesting. As a result, the equity price of the 2019 PSUs will be based on the average share price for the 20-trading-day period prior to the date of the PSU award vesting. |
| *Review Compensation Committee's rationale for not exercising negative discretion under the annual incentive plan* | The Compensation Committee believes that the ability to use negative discretion to reduce payout amounts when circumstances warrant doing so aligns executive pay with Company performance and safeguards the interests of our shareholders.<br><br>The Compensation Committee took a holistic view when determining the payout factor for the 2018 AIP, that included considering the company's equity performance, and decided not to deploy negative discretion to reduce payout amounts. The Compensation Committee considered what the Company accomplished in 2018 to further its strategic priorities as well as the external factors that negatively impacted our equity performance. In 2018, under the NEOs' leadership, the Company accelerated each of its strategic priorities despite dealing with our legacy debt issues and in a market with the lowest commodity prices seen in this decade. Given the Company's acceleration of its strategic priorities and the Committee's view that the Company's equity performance was due to matters beyond the NEOs' immediate control, the Compensation Committee believed it would be inappropriate to reduce the payout amounts under the 2018 AIP. |

50 // CHESAPEAKE ENERGY CORPORATION

Process for Determining Executive Compensation The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. In determining compensation, the Compensation Committee makes an overall assess-ment of the performance of the NEOs, both individually and as a team, on an annual basis. In 2018, the Compensation Commit-tee’s approach consisted of both an objective consideration of the Company’s performance relative to predetermined metrics as more fully described beginning on page 52 under the caption “—Primary Executive Compensation Elements for 2018” and a subjective consideration of each NEO’s performance and overall role in the organization, as well as consideration of the median compensation of similarly situated executives among our compensation peer group, which is described on page 54 under the caption “—Compensation Peer Group.” In its assessment of the performance of each NEO in 2018, the Compensation Commit-tee considered the following: Independent Compensation Consultant Pursuant to its charter, the Compensation Committee may retain a compensation consultant, and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant that it retains. The Compen-sation Committee retained Longnecker and Associates, or “L&A,” a national executive compensation consulting firm, as its independent compensation consultant to review and pro-vide recommendations concerning all the components of the Company’s executive compensation program. L&A performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. L&A as-sists the Compensation Committee in defining the Company’s peer companies for executive compensation and practices, and in benchmarking our executive compensation program against the peer group. L&A also assists the Compensation Committee with all aspects of the design of our executive and director compensation programs to ensure appropriate link-age between pay and performance. The Compensation Com-mittee assessed the independence of L&A pursuant to the standards set forth in the NYSE Listed Company Manual and concluded that no conflict of interest exists that prevents L&A from independently representing the Compensation Commit-tee. L&A attended and provided advice at all Compensation Committee meetings, including executive sessions. In 2018, the Company paid $360,038 for L&A’s services. EXECUTIVE COMPENSATION // 51

Chief Executive Officer and Management Role in Executive Compensation Process The Company’s CEO has an active role in executive compen-sation, and typically makes recommendations to and partic-ipates in discussions with the Compensation Committee to provide information regarding the compensation of the other NEOs. Following such recommendations, the Compensation Committee discusses the compensation of each NEO and approves the final NEO compensation amounts, subject to such modifications as it deems appropriate. The Compensa-tion Committee discusses the compensation of the CEO in executive session with its independent compensation consul-tant and approves his final compensation amounts. Follow-ing such approvals, the Compensation Committee provides a report of its executive compensation decisions to the full Board for discussion and ratification. The CEO, not being a member of the Compensation Committee, does not vote at Compensation Committee meetings or participate in discus-sions about his compensation, and he does not participate in the Board’s discussion or vote on the acceptance and ratifi-cation of the Compensation Committee’s approvals or reports with respect to his compensation. In addition to the participation of our CEO, other members of senior management typically provide the CEO and Com-pensation Committee and its advisors with detailed analyses and recommendations regarding each element of executive officer compensation (other than for the CEO) to facilitate the Compensation Committee’s annual review. Primary Executive Compensation Elements for 2018 DELIVERY METHOD PURPOSE levels of responsibility and contribution to the success transformation of the Company over a prospective aligned with ongoing transformation of the Company and three-year period performance of established metrics to shareholder value by linking ultimate award to share (a) See section “Size and Form of 2018 Regular Long-Term Incentive Awards” on page 58 for limitations with respect to Mr. Lawler’s award. 52 // CHESAPEAKE ENERGY CORPORATION COMPENSATION COMPONENT Fixed Compensation Base Salary Cash To competitively compensate executives to reflect of the Company 2018 Retention and Incentive Award Retention Award Cash 50% of the total value To incentivize continued employment during the ongoing five-year period Incentive Award PSUs 50% of the total value (payable in stock) To focus executives on delivery of performance measures incentivize continued employment over a prospective Performance Based Compensation(a) Annual Incentive Awards Cash To provide an incentive focused on short-term, one-year Long-Term Incentive Awards RSUs 33% of the total value To ensure executives experience long-term value linked price movement Options 33% of the total value To link executives directly to shareholder value with three-year vesting and a 10-year term PSUs 33% of the total value (payable in cash) To focus executives on delivery of longer-term measures designed to drive enhanced shareholder value

2018 CEO TOTAL DIRECT COMPENSATION 2018 OTHER NEO AVERAGE TOTAL DIRECT COMPENSATION 3% 6% 10% 9% Salary All Other Comp Retention Bonus Options Restricted Stock/RSUs PSUs AIP 86% At-Risk 74% At-Risk 33% 30% 6% Pay for Performance As illustrated above, the total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation that is tied to performance. As a result, the actual amounts realized or realizable at a given time often differ from the amounts reported in the Summary Compensation Table. The graph below shows the difference among our CEO’s 2018 compensation at the target level, as reported in the Summary Compensation Table, and the actual realized value of his compensation during 2018. For example, because of our performance in 2018 against our AIP goals, our CEO earned more than his target bonus amount under the AIP; and pursuant to the rigorous metrics of the 2015 PSU program, only one of the three metrics was met and fewer than target amount of PSUs vested and paid out in 2018. As a result, the actual realized amount of pay shown below is more representative of the compensation actually earned for 2018 than the corresponding target amount of pay set by the Compensation Committee, or the corresponding amount of pay reported for our CEO in the Summary Compensation Table for 2018, which reflects the accounting value of equity awards. 2018 TARGET TOTAL COMPENSATION 2018 SUMMARY COMPENSATION $22,745,427 $22,074,577 ACTUAL REALIZED AMOUNT IN 2018 (a) $8,792,534 AIP PSUs Restricted Stock/RSUs Options Retention Bonus All Other Comp Salary (a) Reflects the actual “take-home” value of equity-based awards that vested during 2018, which includes: (i) PSU awards granted prior to 2018 that vested and were eligible to payout in 2018; (ii) the value of options that vested in 2018 and were not underwater; and (iii) the value of restricted stock and restricted stock unit awards that vested in 2018. The annual incentive or AIP award amount is reported based on the amount actually paid for 2018 instead of the target bonus amount. EXECUTIVE COMPENSATION // 53 $2,625,850 $228,518 $2,624,596 $188,999 $1,250,000 $574,571 $1,300,000 $1,950,000 $7,190,002 $8,010,004 $1,800,000 $1,250,000 $574,571 $1,300,000 $2,620,850 $7,190,002 $8,010,004 $1,800,000 $1,250,000 $574,571 $1,300,000

## Compensation Peer Group

In response to the shareholder outreach efforts described above, the Compensation Committee undertook an extensive review of the 2017 peer companies and determined that a revision to the peer group was warranted in 2018 due to reduced enterprise value and market capitalization. As a result, in November 2017, the Compensation Committee adopted a significantly revised peer group for 2018, with more than half of the previous peer companies being replaced with new peer companies. The companies in our 2018 peer group have several characteristics in common. Specifically, they: are complex organizations of similar size within the oil and gas exploration and production industry; have large U.S. production and global reserves; operate with similar geographic plays and operations; and are competitors for exploration prospects and for the same talent pool of potential employees and executive level talent.

The Compensation Committee based its decision on a peer group report prepared by L&A and an analysis of factors deemed most important in determining the Company's peer group, including enterprise value, market capitalization and U.S. production data as of October 30, 2017 (the most current information available at the time of the decision). The Compensation Committee considered enterprise value because it believes enterprise value is a more comprehensive measure of a company's total value than market capitalization, which fails to incorporate substantive operating metrics and a company's relative amount of debt. Based on this analysis, the Compensation Committee replaced the six peer companies with the largest enterprise and market capitalizations from our 2017 peer group (ConocoPhillips, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation and Occidental Petroleum Corporation) with the following companies for 2018: (1) Antero Resource Corporation; (2) Cimarex Energy Co.; (3) EQT Corporation; (4) Newfield Exploration Company; (5) Pioneer Natural Resources Company; and (6) Range Resources Corporation.

The following table shows the companies that we currently consider our peers, together with their production, enterprise value and market capitalization as of October 30, 2017 (the most current information available at the time of the Compensation Committee decision).

| Company Name | 2017 U.S. Production (mmboe) [(a)] | 2017 U.S. Enterprise Value ($mm) [(a)] | 2017 Market Cap ($mm) [(a)] |
|---|---|---|---|
| Anadarko Petroleum Corporation | 258 | 39,940 | 27,284 |
| Chesapeake Energy Corporation | 233 | 15,262 | 3,497 |
| Devon Energy Corporation | 174 | 31,455 | 18,834 |
| EQT Corporation | 129 | 16,933 | 10,471 |
| Antero Resources Corporation | 113 | 11,887 | 5,994 |
| Noble Energy, Inc. | 110 | 20,777 | 13,657 |
| Range Resources Corporation | 94 | 8,305 | 4,457 |
| Pioneer Natural Resources Company | 88 | 25,304 | 24,768 |
| Apache Corporation | 82 | 23,716 | 15,538 |
| Encana Corporation | 60 | 14,769 | 10,928 |
| Cimarex Energy Co. | 59 | 12,058 | 11,091 |
| Newfield Exploration Company | 55 | 7,853 | 5,968 |

*(a) Source: Bloomberg, as of 10/30/2017. U.S. production is the average total production for the trailing 12 months ending 10/30/2017. Enterprise Value is calculated as the market capitalization plus outstanding debt and preferred stock, less cash and cash equivalents.*

As discussed below under the caption "Material Changes for 2019 Executive Compensation," the Compensation Committee decided to continue to utilize the current peer group for 2019 executive compensation decisions.

54 // CHESAPEAKE ENERGY CORPORATION

Use of Market Data from 2018 Peer Group The Compensation Committee used the 2018 peer group solely as a reference point to assess each NEO’s target total direct compensation (i.e., base salary, target annual performance bo-nus and the grant date fair value of long-term incentive awards). Specifically, the Compensation Committee reviewed the target total direct compensation of our NEOs against the market data described in the 2018 peer group report prepared by L&A pri-marily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The Compensation Committee generally does not target a specific percentile for setting the level of compensation for the NEOs and did not otherwise use a formulaic approach to setting pay against the market data. Rather, the Compensation Committee typically reviews a range of market reference points (generally at the 25th, 50th and 75th percentile of the market data) for target total direct compensation (including the elements of pay described above) as one factor before making compensation determinations. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers be-cause compensation benchmarking does not take into account company-to-company variations among actual roles with sim-ilar titles or the specific performance of the executive officers. For 2018, the target total direct compensation of each CEO was between the 50th and 75th percentile of the market data. Compensation Actions for 2018 2018 BASE SALARIES Base salaries reflect each NEO’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our industry. In March 2018, the Compensation Com-mittee reviewed base salaries for the NEOs and determined that current commodity prices as well as external peer survey data did not warrant an increase in base salary for any of our executives. Over the past three years, our NEOs’ base salaries have re-mained flat, with the exception of Frank Patterson, who received a 10% increase in 2017 to reflect his enhanced responsibilities. Name 2016 Base Salary ($) 2017 Base Salary ($) 2018 Base Salary ($) Domenic J. (“Nick”) Dell’Osso, Jr. 725,000 725,000 725,000 James R. Webb 625,000 625,000 625,000 2018 ANNUAL INCENTIVE PROGRAM The 2018 AIP was established pursuant to the 2013 Annual In-centive Plan, which was approved by shareholders at the 2013 annual meeting. The structure of the 2018 AIP was the same as the 2017 annual incentive program; however, the performance metrics for 2018 reflect an increased emphasis on financial measures (cash and value generation) and a lesser emphasis on operational measures. The changes made to the 2018 AIP metrics were intended to emphasize and measure how well the Company’s encumbered assets are performing. The Com-pensation Committee removed metrics that overlapped with EBITDA, such as the 2017 AIP metric of Gathering, Processing and Transportation Savings, and that lacked transparency due to the limited frequency of reported metrics, such as the 2017 AIP metric of Adjusted Production. The Compensation Com-mittee set rigorous targets for the 2018 AIP after reviewing the market conditions and the Company’s prior year performance. For example, the 2018 AIP oil production metric was set 5% above the Company’s 2017 actual oil production. The Compensation Committee believes these metrics provide a good measure of the Company’s annual production and de-termined to continue to evaluate our performance with these metrics in 2019. The Compensation Committee determined that current com-modity prices as well as external peer survey data did not warrant an increase in the target percentage of base salary payable under the annual incentive program, which were 150% for the CEO and 125% for EVPs, as previously determined to provide an annual incentive opportunity that was competitive with our peers after also considering internal pay equity among individuals (including qualifications and contributions to meet-ing our corporate objectives). EXECUTIVE COMPENSATION // 55 M. Jason Pigott 575,000575,000575,000 Frank J. Patterson600,000660,000660,000 Robert D. (“Doug”) Lawler1,300,0001,300,0001,300,000

### Calculating Annual Incentive Awards

The following formula was used to calculate the payment that could be awarded to each named executive officer under the 2018 AIP:

Base Salary X Target Percentage of Base Salary X Payout Factor (0 – 200%)

Following the end of 2018, the Compensation Committee determined the payout factor based on the Company's weighted achievement of pre-established goals. The program was structured to have threshold, target and maximum performance levels and the corresponding payout opportunities of 0%, 100% and 200% of the target percentage of base salary (using linear interpolation for performance levels falling between threshold and target and between target and maximum). For each metric, there would be a maximum payout of 200% of each individual's target percentage for exceptional performance, as discussed below. The following chart provides an example of the range of 2018 AIP payout percentages if executives had achieved only target performance, as well as an example of payout at 200% performance level.

### Range of Annual Incentive Payout Metrics

| Name | Base ($) | Annual Incentive Program Target as % of Base | Annual Incentive Program at Target (100% Performance Metrics Achieved) ($) | 200% Performance Achievement ($) |
|---|---|---|---|---|
| Robert D. ("Doug") Lawler | 1,300,000 | 150 | 1,950,000 | 3,900,000 |
| Domenic J. ("Nick") Dell'Osso, Jr. | 725,000 | 125 | 906,250 | 1,812,500 |
| Frank J. Patterson | 660,000 | 125 | 825,000 | 1,650,000 |
| James R. Webb | 625,000 | 125 | 781,250 | 1,562,500 |
| M. Jason Pigott | 575,000 | 125 | 718,750 | 1,437,500 |

### 2018 AIP Performance Goals and Calculation of Payout Factor

For the 2018 AIP, the Compensation Committee established the performance goals detailed in the table below, which it believed appropriately reflected factors that would positively impact shareholder value during 2018 and beyond. Each metric was focused on delivery of one of the following three long-term corporate objectives:

Enhanced liquidity + Increased financial return + Top-tier HSER programs

**The 2018 AIP metrics are designed to incentivize our management team to deliver enhanced ROIC, additional debt reduction, increased EBITDA and improved free cash flow.**

56 // CHESAPEAKE ENERGY CORPORATION

The 2018 AIP metrics are designed to incentivize our management team to deliver enhanced ROIC, additional debt reduction, increased EBITDA and improved free cash flow. The targets were drawn from the Company's forecast, which is developed in consultation with the Board. The 2018 AIP metrics and payout calculation are shown in the table below:

| Goal | Goal Weighting | Threshold 0% | Target 100% | Maximum 200% | 2018 Actuals | Goal Payout Factor (Performance based on payout scale) | Weighted Goal (Goal Weighting Goal Payout Factor) |
|---|---|---|---|---|---|---|---|
| 50% Improvement in Free Cash Flow[(a)] ($B) | 20% | ($0.50) | ($0.25) | $0 | $1.96 | 200% | 40% |
| $2.15B Capital Expenditures[(b)] ($B) | 20% | $2.40 | $2.10 | $1.90 | $2.20 | 67% | 13.4% |
| $2.3B EBITDA[(c)] ($B) | 10% | $1.92 | $2.13 | $2.35 | $2.44 | 200% | 20% |
| **Total Financial Measures** | **50%** | | | | | | **73.4%** |
| Growth in Oil Production[(d)] (mmbbl) | 20% | 26.4 | 27.7 | 29.1 | 29.2 | 200% | 40% |
| Improvement in Cash Costs[(e)] ($/boe) | 20% | $11.47 | $10.90 | $10.32 | $11.16 | 53% | 10.7% |
| **Total Margin Enhancement Measures** | **40%** | | | | | | **50.7%** |
| Total Recordable Incident Rate[(f)] | 5% | 0.38 | 0.31 | 0.20 | 0.23 | 173% | 8.6% |
| Agency Reportable Spills[(g)] | 5% | 80 | 65 | 50 | 75 | 33% | 1.7% |
| **Total HSER Measures** | **10%** | | | | | | **10.3%** |
| **EARNED AWARD** | | | | | | | **134.4%** |

*(a) "Free Cash Flow" is the summation of all cash flows other than those used or received via financing transactions.*

*(b) "Capital Expenditures" include drilling, completions and TIL costs on proved and unproved properties, acquisition costs of unproved properties, other capital expenditures (such as G&G, IT, vehicles, buildings, P&A, recompletions, capitalized expenses, etc.) and excludes capitalized interest. Any costs related to the acquisition of working interest for proved properties are treated as an acquisition rather than as capital expenditures.*

*(c) "EBITDA" is net income before interest expense, income taxes, depreciation, depletion and amortization expenses. Excludes unrealized gains/losses on commodity derivatives and other items that are typically excluded by securities analysts.*

*(d) Growth in Oil Production means growth in total oil production for the year of 2018 vs. 2017 adjusted for asset sales. Measure reflects net operated and non-operated sales volumes by accounting month.*

*(e) "Cash Cost" is calculated as production expenses (excluding ad valorem tax & PA impact fee), plus GP&T expenses, plus general and administrative expenses (less stock-based compensation) divided by total production on a boe basis (net operated and non-operated sales volumes for 2018 accounting months).*

*(f) "Total Recordable Incident Rate" is the number of recordable incidents divided by total number of hours worked over 200,000 hours for CHK employees and contingent labor.*

*(g) "Reportable Spills" is the number of spills reportable to a regulatory agency.*

### Actual Payments for 2018

The following table shows the actual amounts awarded under the 2018 AIP:

| Name | Base Salary ($) | Payout Factor (%) | Actual Earned 134.4% Performance ($) |
|---|---|---|---|
| Robert D. ("Doug") Lawler | 1,300,000 | 134.4 | 2,620,850 |
| Domenic J. ("Nick") Dell'Osso, Jr. | 725,000 | 134.4 | 1,218,023 |
| Frank J. Patterson | 660,000 | 134.4 | 1,108,821 |
| James R. Webb | 625,000 | 134.4 | 1,050,020 |
| M. Jason Pigott | 575,000 | 134.4 | 966,019 |

EXECUTIVE COMPENSATION // 57

2018 REGULAR LONG-TERM INCENTIVE PROGRAM Long-term incentives align the compensation of the NEOs with the long-term interests of our shareholders. Target total direct compensation is weighted heavily toward long-term incentive compensation, consistent with our goal of long-term shareholder value creation. Size and Form of 2018 Regular Long-Term Incentive Awards The size of equity awards granted to each NEO is based on an estimated target dollar value. The Compensation Committee gen-erally determines the target value based on each NEO’s level of responsibility, leadership, tenure and contribution to the success and profitability of the Company and a review of the compensation levels for individuals in the peer group companies with similar titles and responsibilities. The Compensation Committee also considers potential shareholder dilution. For 2018, the Compensa-tion Committee determined that current commodity prices as well as external peer survey data did not warrant an increase in the target equity award value for any of our executives. The target value of our NEOs’ equity awards have remained flat over the past three years. The Compensation Committee allocates the dollar value of each NEO’s equity award between time-based awards and perfor-mance-based awards. Regular long-term incentive awards for NEOs, with the exception of Mr. Lawler, in 2018 consisted of one-third RSUs (the value of which was based on the closing price of the Company’s common stock on the grant date), approximately one-third stock options (the value of which was determined using the Black-Scholes option pricing model on the grant date) and approximately one-third cash-settled PSUs. Due to the limitations within the 2014 LTIP, Mr. Lawler’s stock option and RSU awards were each capped at 1,000,000 shares. As a result, his $1,800,000 stock option grant represented 16.7% of his target award value; his $3,010,000 RSU award represented 28.0% of his target award value and the balance, $5,940,000 or 55.3%, was awarded as PSUs. Name 2018 Aggregate Grant Date Target Value ($) Domenic J. (“Nick”) Dell’Osso, Jr. 3,300,000 James R. Webb 3,000,000 55% 28% 17% PSUs Mr. Lawler’s 2018 regular Long-Term Incentive awards (excluding the PSU Incentive Award and the 2013 pension make-up grant) were allocated: RSUs stock options 58 // CHESAPEAKE ENERGY CORPORATION M. Jason Pigott 3,000,000 Frank J. Patterson3,300,000 Robert D. (“Doug”) Lawler10,750,000

### 2018 Time-Based Awards

RSUs and stock options each vest ratably over a three-year period beginning on the first anniversary of the grant date. The Compensation Committee continues to believe that RSUs play an important role in accomplishing the objectives of the executive compensation program, in particular, retention and alignment with shareholder interest. Holders of unvested RSUs are entitled to receive dividend equivalents on such units; however, the Company does not anticipate paying dividends on its common stock in the foreseeable future. The Compensation Committee also continues to believe that time-vested stock options further tie compensation to Company performance, given that stock options only have value if the Company's stock price increases after the date of grant.

### 2018 PSU Awards

The Compensation Committee changed the design of the 2018 PSU Awards from that used in prior years' awards in order to better align our long-term incentive compensation with the Company's goal of increasing value and return for the Company. The 2018 target PSUs vest ratably, in three tranches, over a three-year period ending on December 31, 2020, such that, the first tranche of PSUs vested on December 31, 2018 (the "First Tranche PSUs"), the second tranche of PSUs will vest on December 31, 2019 (the "Second Tranche PSUs") and the third tranche of PSUs will vest on December 31, 2020 (the "Third Tranche PSUs"). The final number and value of PSUs paid to a NEO depends on our performance relative to our objective performance goal for each tranche. The Compensation Committee established the performance goals in early 2018 based on performance measures enumerated in the 2014 LTIP and, if met, each PSU earned entitles an NEO to a cash payment based on the price per share of our common stock, determined at the end of each year in the performance period. No dividend equivalents are paid on PSUs. The Compensation Committee determined that settling the PSUs in cash strikes the right balance between aligning executives' and shareholders' interests and maintaining a responsible level of compensation-related shareholder dilution.

### 2018 PSU Focus on Long-Term Value Creation

The performance goal for the 2018 PSU award is our EBITDA to CAPEX ratio which is a measure of the return we are generating from our capital investments. Specifically, it is a ratio of (1) value creation as measured by EBITDA from both existing production and new production over each year from 2018 – 2020 to (2) 2018 current year capital investment. While the 2018 AIP uses EBITDA to measure how well the Company's encumbered assets are performing during the year, 2018 PSU metric of EBITDA to CAPEX measures the value the Company's encumbered assets are generating, relative to the Company's continued investments, over the course of multiple years. The Compensation Committee chose this metric because it believes it will drive differential value creation for our shareholders, employees and stakeholders and align our goals with our capital efficiency strategy. This ratio is intended to measure our capital efficiency and ability to invest in assets that generate long-term value. The Compensation Committee believes this metric will motivate NEOs to seek higher value investments that generate cash on a long-term basis for the Company, which was in line with our 2018 focus on efficiency and liquidity.

### 2018 PSU Tied to Return on Capital Investment

The Compensation Committee set the vesting gate performance measures for each PSU tranche based on values that they believe will demonstrate that the Company, over the three-year performance period, is deploying capital to the best value investments that will generate the highest rate of return for the Company. The vesting gate performance measures are normalized to account for changes that result from acquisition and divestiture activity. When the metrics were set for the First Tranche PSUs, the vesting gate performance measure for the 0 – 100% payout range was 0.6 – 0.9. However, as a result of the Utica Shale divestiture, the threshold of the range was increased to 0.7, in order to require the NEOs to obtain a comparable level of achievement before earning a payout. The following table presents the vesting gate performance measures used to determine the First Tranche PSUs payout.

| Vesting Gate Performance Measures | First Tranche PSUs EBITDA to CAPEX Ratio |
|---|---|
| 0 – 100% Payout | 0.7 – 0.9 |
| 100% Payout | 0.9 – 1.1 |
| 100 – 200% Payout | 1.1 – 1.5 |

EXECUTIVE COMPENSATION // 59

### 2018 First Tranche PSUs Payout

The Compensation Committee certified the performance results for the First Tranche PSUs in March 2019. The performance of the First Tranche PSUs was calculated on the basis of the EBITDA to CAPEX ratio, which was 1.11 for 2018. Thus, the payout of target First Tranche PSUs was certified at 101%.

The following table provides information on the First Tranche PSUs outcomes for each of our NEOs:

| Name | Aggregate Target PSUs Eligible to Vest (#) | Grant Date Fair Value ($) | Percentage of Target PSUs Earned (%) | Actual PSUs Earned (#) | Value of Earned PSUs ($) [(a)] | Payment as a % of Initial Grant Value [(b)] |
|---|---|---|---|---|---|---|
| Robert D. ("Doug") Lawler | 657,808 | 1,980,002 | 101 | 667,409 | 1,588,433 | 80 |
| Dominic J. ("Nick") Dell'Osso, Jr. | 121,817 | 366,670 | 101 | 123,595 | 294,156 | 80 |
| Frank J. Patterson | 121,817 | 366,670 | 101 | 123,595 | 294,156 | 80 |
| James R. Webb | 110,742 | 333,333 | 101 | 112,358 | 267,413 | 80 |
| M. Jason Pigott | 110,742 | 333,333 | 101 | 112,358 | 267,413 | 80 |

*(a) The value of the earned PSUs was calculated by multiplying the number of PSUs granted by the average price per share of our common stock during the 20-trading-day period ended on December 31, 2018.*

*(b) The percentage change from the grant date value means that the average price per share of our common stock during the 20-trading-day period ended on December 31, 2018 was 20% less than the price per share of our common stock on the grant date.*

### Certification of 2016 – 2018 Performance Share Units

The 2016 PSUs were calculated on the basis of two performance measures: 50% relative TSR and 50% Relative F&D Costs per boe. The Compensation Committee chose these performance metrics for the 2016 PSUs to motivate our NEOs to drive differential performance for the Company's shareholders while driving operational improvements in line with our focus on efficiency and liquidity. Relative F&D Costs, in particular, was chosen by the Compensation Committee because F&D Costs is a key measurement of the performance of an E&P company and one that is used by financial analysts in the E&P industry to evaluate our performance. The payout scale for each of the metrics is in the table below:

| Performance Goal | Relative TSR | | Relative F&D Costs | |
|---|---|---|---|---|
| Weighting | 50% | | 50% | |
| Payout Scale for Performance Score | TSR Rank | PSUs Earned as % of Target | F&D Costs Rank | PSUs Earned as % of Target |
| | 1 | 200% | 1 | 200% |
| | 2 | 182% | 2 | 175% |
| | 3 | 164% | 3 | 150% |
| | 4 | 146% | 4 | 125% |
| | 5 | 128% | 5 | 100% |
| | 6 | 110% | 6 | 75% |
| | 7 | 92% | 7 | 50% |
| | 8 | 74% | 8 | 25% |
| | 9 | 56% | 9 – 12 | 0% |
| | 10 – 12 | 0% | | |

60 // CHESAPEAKE ENERGY CORPORATION

The following tables reflect the final relative performance for each metric, as well as the cash value of PSUs that were earned by each NEO. The metrics selected in 2016 proved to be rigorous. Only the Relative F&D Costs metric, which comprised 50% of the overall PSU opportunity, paid out. Further, the final cash value of the PSUs is a function of stock price, resulting in alignment with absolute TSR. 2016 – 2018 PSU PAYOUTS (GRANTED IN 2016) Dominic J. (“Nick”) Dell'Osso, Jr. 245,700 1,000,000 0 0 200245,700 245,700 2.38 584,766 58 James R. Webb 204,750 833,333 0 0 200204,750 204,750 2.38 487,305 58 We believe that our long term incentive plans have provided an effective means to align compensation with achievement rela-tive to our performance goals. Although the 2016 PSUs paid out at the target percentage in 2018, this payout was well below the maximum payout percentage and the payouts for the 2013 PSUs, 2014 PSUs and 2015 PSUs were made at below-target percentages — 68.5%, 0% and 50%, respectively. These results evidence the rigorous targets our Compensation Committee has historically set and continues to set. 2018 RETENTION AND SPECIAL INCENTIVE AWARDS While our core philosophy focuses on the relationship of pay and performance, the Compensation Committee is also focused on retaining our experienced management team during our ongoing transformation and a challenging envi-ronment over the past five years. Throughout the oil and gas downturn, these executives have realized compensation well below compensation grant value. As markets and the Com-pany’s performance improve, the Compensation Committee carefully considered the seriousness of management reten-tion issues in July 2018 and determined that special one-time retention grants were critical to retain our management team. The Compensation Committee granted a long-term retention and incentive award to each NEO comprised of (1) 50% cash, or the Cash Retention Award, and (2) 50% PSUs, or the PSU Incentive Award. The Cash Retention Awards were granted in full in July and (1) vest in five equal annual installments beginning on the first anniversary of the grant date and (2) are subject to repay-ment requirements for voluntary or good cause termination events that occur within five years from the payment date. In choosing a five-year vesting period, with vesting beginning on the first anniversary of the grant date, the Compensation Committee linked the management team’s ability to earn and retain the Cash Retention Awards to their continued em-ployment through this extended period, and it believes this approach is consistent with its objective of retaining and mo-tivating these executives. The PSU Incentive Awards will vest on the third anniversary of the grant date, provided that the executive remains continuously EXECUTIVE COMPENSATION // 61 M. Jason Pigott 204,750833,33300200204,750204,7502.38487,30558 Frank J. Patterson204,750833,33300200204,750204,7502.38487,30558 InitialInitial 2016 PSUGrant Name GrantValue ($) Relative TSR (50%) F&D Cost (50%) FinalFinalFinal Payment as 2016 PSU 2016 PSU2016 Cash% of Initial Award Value ($) Payment ($) Grant Value Final PayoutFinal (%) Award Final PayoutFinal (%) Award Robert D. (“Doug”) Lawler1,345,618 5,476,66700200 1,345,618 1,345,6182.383,202,57158 Relative Performance AnalysisRelative TSRRelative F&D Costs Weighting 50% Chesapeake-44.17 / #12 50% $4.21 / #1 PAYOUT 0% 200%

employed by Chesapeake. The other two vesting require-ments, which were (i) successful completion of an additional $2 billion of debt reduction from the net debt balance as of December 31, 2017; and (ii) renewal of our revolving credit facility prior to expiration of the then-existing credit facility, have been achieved. Each executive’s PSU Incentive Award, however, has no value to the executive unless he remains em-ployed with the Company for the three-year vesting period, and such award will be canceled if the executive’s employ-ment with the Company terminates for any reason. The fol-lowing table represents the value of the approved PSU Incen-tive Awards. Name Initial 2018 PSU Grant (#) Target Cash Payment ($) Domenic J. (“Nick”) Dell’Osso, Jr. 211,865 1,000,000 James R. Webb 158,899 750,000 2013 PENSION MAKE-UP GRANT When determining Mr. Lawler’s compensation arrangement in 2013, the Compensation Committee considered his compensation arrangement at his prior employer and the amounts that he was expected to receive in future years. The Compensation Com-mittee received advice from its independent compensation consultant to design a competitive, market-based compensation package appropriate for a senior executive with Mr. Lawler’s skills and experience. Part of such compensation arrangement was a one-time grant of restricted stock, with a grant date fair value of $5.0 million, in recognition of Mr. Lawler’s forfeited pension benefits from his prior employer. Although such grant was deferred until the fifth year of Mr. Lawler’s employment with us and vests in equal installments on the third, fourth and fifth anniversaries of the grant date, which structure served as a valuable reten-tion tool during a volatile business environment, it is shown in the Summary Compensation Table for the year of grant, which was 2018, in accordance with the rules for disclosing equity compensation. The Compensation Committee determined such grant was necessary to induce Mr. Lawler to leave his then-current employer and commence employment with us and appropriate in light of market practices. 62 // CHESAPEAKE ENERGY CORPORATION M. Jason Pigott 158,899750,000 TOTAL 953,3934,500,000 Frank J. Patterson158,899750,000 Robert D. (“Doug”) Lawler264,8311,250,000

## Other Compensation

We also provide compensation in the form of benefits and perquisites to the NEOs, including health and welfare insurance benefits, matching contributions under the Company's 401(k) plan and nonqualified deferred compensation plan (up to 15% of an employee's annual base salary and cash bonus compensation) and financial planning services. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events. The foregoing benefits and perquisites are provided to all employees or large groups of senior-level employees. The Company does not permit personal use of corporate aircraft by executive officers or directors. Although family members and invited guests are occasionally permitted to accompany executive officers and directors on business flights, the aggregate incremental cost to the Company is de minimis. See "—Executive Compensation Tables—All Other Compensation Table" on page 68 for more information.

The Company includes the above benefits and perquisites as taxable income to the executive on Form W-2 after each fiscal year, in accordance with Internal Revenue Service guidelines. The Company does not provide tax gross-up payments for these amounts.

Our NEOs participate in the same health and welfare insurance benefits and 401(k) plan as all of our employees. All full-time employees are eligible for an annual bonus dependent upon individual and corporate performance during the year.

## Material Changes for 2019 Executive Compensation

The Compensation Committee adopted only one material change to our executive compensation program for 2019. Specifically, the Compensation Committee adjusted the composition of the LTIP awards for each NEO other than Mr. Lawler, increasing the percentage of PSUs subject to such awards from one-third to one-half — the remaining one-half of the 2019 LTIP awards consist of RSUs. For Mr. Lawler, the 2019 LTIP awards consist of one-half PSUs, one-fourth RSUs and one-fourth options, subject to the limitations within the 2014 LTIP. This approach is intended to motivate our NEOs to achieve our business objectives by continuing to reinforce the link between the long-term interests of our NEOs and our shareholders. The 2019 PSU metric for the LTIP awards remains the same as the 2018 PSU metric.

After reviewing the contributions of our NEOs relative to our 2018 performance, the Compensation Committee determined the aggregate target amount for each NEO, as indicated in the table below.

| Name | Target LTIP ($) | PSU ($) | RSU ($) | Stock Options ($) |
|---|---|---|---|---|
| Robert D. ("Doug") Lawler | 11,500,000 | 6,815,000 | 2,875,000 | 1,810,000 |
| Domenic J. ("Nick") Dell'Osso, Jr. | 3,500,000 | 1,750,000 | 1,750,000 | — |
| Frank J. Patterson | 3,400,000 | 1,700,000 | 1,700,000 | — |
| James R. Webb | 3,000,000 | 1,500,000 | 1,500,000 | — |
| M. Jason Pigott | 2,800,000 | 1,400,000 | 1,400,000 | — |

**In developing our 2019 executive compensation program, the Compensation Committee decided on the following:**

- No material increases to the base salaries of our NEOs.
- No increases to the target percentage of base salary payable under the AIP for any NEO.
- No changes to the other compensation received by our NEOs.
- The 2019 AIP metrics for the annual incentive payouts are the same as the 2018 AIP metrics.
- The 2019 PSU metric for the LTIP awards is the same as the 2018 PSU metric.

EXECUTIVE COMPENSATION // 63

Other Executive Compensation Matters Stock Ownership Guidelines The Compensation Committee has established stock ownership levels for our directors and executive officers, including the NEOs, because we believe that owning a significant financial stake in the Company directly aligns their interests with those of our share-holders. The Compensation Committee reviews compliance with the stock ownership guidelines annually. Executives are expected to be in compliance with these minimum guidelines within five years of employment or assignment to a new organizational tier. All NEOs are currently in compliance with these minimum guidelines. The stock ownership policy requires that each executive own at least a number of shares of common stock equal to a multiple of the executive’s base salary (or, in the case of the CEO, base salary plus target bonus), measured against the value of the executive’s holdings, based on the greater of a spot price or the trailing 36-month average closing price of the Company’s common stock. The executive officer ownership guidelines are as follows: CEO 5.0 times total cash compensation (base salary plus target bonus) SVP 2.5 times base salary, subject to a 10,000 share floor After achieving compliance with the stock ownership guidelines, each director and executive must continue to meet the stock own-ership guidelines for his or her current office. A director or executive that has fallen out of compliance with the guidelines has six months to cure, measured from the later of the date of receipt of written notice of non-compliance or the first day of the next open trading window following receipt of such notice. In measuring compliance with the guidelines, the Company includes shares purchased in the open market; shares held in the open market; shares held in Company plans (401(k) and deferred compensation plans); the unvested portion of RSUs and restricted stock; and shares owned both directly and indirectly. Neither unexercised stock options nor unearned PSUs count toward satis-faction of the guidelines. 64 // CHESAPEAKE ENERGY CORPORATION EVP3.0 times base salary, subject to a 25,000 share floor PositionGuideline

Prohibition of Hedging and Pledging Transactions Our Insider Trading Policy applies to directors and employees and prohibits derivative or speculative transactions involving Company stock. In March 2013, the Compensation Committee revised the policy, eliminating the practice of applying the pro-hibition only with respect to shares held in satisfaction of the stock ownership guidelines and making the policy an outright prohibition on any derivative or speculative transactions involv-ing Company stock. The transactions covered by the policy include trading in puts, calls, covered calls or other derivative securities involving Company stock or engaging in hedging or monetization transactions with respect to Company stock. The policy also prohibits directors and executive officers from hold-ing Company stock in a margin account or pledging Company stock as collateral for a loan. We believe the expanded appli-cation of the prohibition more effectively aligns each officer’s interests with those of our shareholders. Compensation Recovery or “Clawback” Policy In 2012, the Board adopted a compensation recovery policy, also known as a “clawback,” pursuant to which the Company may seek to recover from any current or former executive officer incentive-based compensation in the event of an accounting restatement resulting from the Company’s material noncom-pliance with financial reporting requirements under applicable securities laws. The amount of incentive-based compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement as determined by the Compensation Committee. The Company also maintains compensation recovery provi-sions relating to stock options, restricted shares, RSUs and PSUs. Under these provisions, the Company may cancel such long-term incentive awards, in whole or in part, whether or not vested, of executives who engage in serious breaches of conduct, including violations of employment agreements, confidentiality or other proprietary matters, or otherwise act in competition with the business of the Company. We believe these provisions serve to ensure that executives act in the best interest of the Company and its shareholders. The Compensation Committee applies best practices in compensation governance, including implementation of a clawback policy, stock ownership guidelines, prohibitions of hedging and pledging transactions and our programs are reviewed for excessive risk annually. For a summary of Chesapeake compensation governance principles, please see the chart on page 49. EXECUTIVE COMPENSATION // 65

Relationship Between Compensation Program and Risk Our Compensation Committee, after considering advice from L&A, performed a review of key attributes and structures of the Company’s compensation policies and programs and has determined that they do not encourage excessive or inappropriate risk taking and do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons: • The annual incentive compensation for executive officers in 2018 consisted of a mix of seven financial and operational goals that are aligned with the Company’s strategic short-term goals and designed to improve the Company’s perfor-mance in the long term. • Our compensation recovery policy is designed to recap-ture unearned incentive payments in the event of material noncompliance with any financial reporting requirement under applicable law that leads to an accounting restate-ment and permits the cancellation of long-term incentive awards of executives who engage in serious breaches of conduct or who otherwise act in competition with the busi-ness of the Company. • In addition to RSU awards, the regular long-term incen-tive compensation for executive officers in 2018 included awards of PSUs and stock options, all of which have multi-ple-year vesting or performance periods, thereby discour-aging short-term risk taking. • The compensation programs that apply to non-executive employees consist of competitive base salaries, formulaic annual incentives based on pre-determined metrics that drive the Company’s performance and long-term incentive compensation consisting of RSU and other equity-based awards that vest over three years. The steady income pro-vided by base salaries allows employees to focus on the Company’s business. The annual incentives motivate em-ployees to achieve the Company’s financial and operational goals without incentivizing inappropriate risk-taking. The long-term incentive awards align employees’ long-term interests with those of our shareholders and generally en-courage a long-term view. • Our stock ownership guidelines encourage our directors and executives to maintain a long-term perspective. • Our prohibition on derivative or speculative transactions in-volving Company stock by directors and executive officers reinforces the alignment of our directors’ and executives’ interests with those of our shareholders. Compensation Committee Report The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. MEMBERS OF THE COMPENSATION COMMITTEE: Merrill A. (“Pete”) Miller, Jr., Chairman Luke R. Corbett Archie W. Dunham Mark A. Edmunds David W. Hayes Leslie Starr Keating 66 // CHESAPEAKE ENERGY CORPORATION

# Executive Compensation Tables

## Summary Compensation Table for 2018

| Name and Principal Position | Year | Salary ($) | Bonus ($)[(a)] | Stock Awards ($)[(b)] | 2013 Pension Makeup Restricted Stock Award[(c)] | Option Awards ($)[(d)] | Non-Equity Incentive Plan Compensation ($)[(e)] | Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[(f)] | All Other Compensation ($)[(g)] | Total ($) |
|---|---|---|---|---|---|---|---|---|---|---|
| **Robert D. ("Doug") Lawler** | 2018 | 1,300,000 | 1,250,000 | 10,200,002 | 5,000,004 | 1,800,000 | 2,620,850 | — | 574,571 | 22,745,427 |
| President and | 2017 | 1,300,000 | — | 7,570,008 | — | 3,180,000 | 2,224,950 | — | 628,948 | 14,903,906 |
| Chief Executive Officer | 2016 | 1,300,000 | — | 9,060,000 | — | 1,690,000 | 2,589,571 | — | 643,792 | 15,283,364 |
| **Domenic J. ("Nick") Dell'Osso, Jr.** | 2018 | 725,001 | 1,000,000 | 3,200,006 | — | 1,100,002 | 1,218,023 | — | 298,955 | 7,541,987 |
| Executive Vice President | 2017 | 725,001 | — | 2,000,009 | — | 1,000,002 | 1,034,031 | — | 324,183 | 5,083,226 |
| and Chief Financial Officer | 2016 | 725,001 | — | 2,400,000 | — | 1,600,000 | 1,203,487 | — | 330,884 | 6,259,372 |
| **Frank J. Patterson** | 2018 | 660,000 | 750,000 | 2,950,006 | — | 1,100,002 | 1,108,821 | — | 198,410 | 6,767,239 |
| Executive Vice President – Exploration and | 2017 | 660,000 | — | 2,000,009 | — | 1,000,002 | 941,325 | — | 204,590 | 4,805,926 |
| Production | 2016 | 600,000 | — | 1,666,666 | — | 833,333 | 995,989 | — | 189,188 | 4,285,176 |
| **James R. Webb** | 2018 | 625,000 | 750,000 | 2,750,004 | — | 1,000,001 | 1,050,020 | — | 259,298 | 6,434,323 |
| Executive Vice President – General Counsel and | 2017 | 625,000 | — | 1,666,673 | — | 833,335 | 891,406 | — | 281,515 | 4,297,929 |
| Corporate Secretary | 2016 | 625,000 | — | 1,666,666 | — | 833,333 | 1,037,489 | — | 278,779 | 4,441,267 |
| **M. Jason Pigott** | 2018 | 574,999 | 750,000 | 2,750,004 | — | 1,000,001 | 966,019 | — | 243,804 | 6,284,827 |
| Executive Vice President – Operations and | 2017 | 574,999 | — | 1,666,673 | — | 833,335 | 820,094 | — | 264,333 | 4,159,435 |
| Technical Services | 2016 | 574,999 | — | 2,066,666 | — | 1,433,334 | 954,489 | — | 352,327 | 5,381,815 |

*(a) These amounts represent the Cash Retention Award paid on August 10, 2018 that contains a repayment requirement that will lapse with respect to 20% of the award on each of the first five anniversaries of the payment date, such that no portion of the award will be subject to the repayment requirement on and following the fifth anniversary of the payment date.*

*(b) These amounts represent the aggregate grant date fair value of RSU, restricted stock award ("RSA") and PSU awards, determined in accordance with generally accepted accounting principles, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. Award values are based on the closing price of the Company's common stock on the grant date (or the most previous business day if the grant date is on a weekend or holiday). NEOs received dividend equivalent rights with respect to unvested RSU awards until the Company eliminated common stock dividends in July 2015. Other than the PSU Incentive Award, all PSUs are settled in cash upon vesting and the maximum award opportunity for each NEO for the 2018 PSU awards as of the grant date is as follows: Mr. Lawler, $11,880,000; Mr. Dell'Osso, $2,200,003; Mr. Patterson, $2,200,003; Mr. Webb, $2,000,001; and Mr. Pigott, $2,000,001. Refer to the Grants of Plan Based Awards Table for 2018 for additional information regarding RSU, RSA and PSU awards made to the NEOs in 2018. The assumptions used by the Company in calculating the amounts related to RSU, RSA and PSU awards are incorporated by reference to Note 11 of the consolidated financial statements included in the Company's Annual Report on Form 10-K.*

*(c) The amount in this column reflects the grant date fair value of an RSA inducement granted to Mr. Lawler pursuant to his 2013 employment agreement. In June 2018, pursuant to Mr. Lawler's 2013 employment agreement, the Company issued to Mr. Lawler restricted stock with a grant date fair value of $5,000,004 on the fifth anniversary of Mr. Lawler's employment with the Company. This restricted stock award of 1,077,587 shares was issued on June 17, 2018 to Mr. Lawler and is scheduled to vest in equal installments on the third, fourth and fifth anniversaries of the grant date. The obligation to issue this award from Mr. Lawler's 2013 employment agreement was in recognition of forfeited pension benefits from Mr. Lawler's prior employer. The shares were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act. The assumptions used by the Company in calculating this amount is incorporated by reference to Note 11 of the consolidated financial statements included in the Annual Report on Form 10-K.*

*(d) These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 11 of the consolidated financial statements included in the Annual Report on Form 10-K. Refer to the Grants of Plan-Based Awards Table for 2018 for additional information regarding stock option awards made to the NEOs in 2018.*

*(e) The 2018 amounts in this column represent annual incentive program awards earned with respect to the designated year and paid in the following year, as described under the caption "Annual Incentive Program" beginning on page 55.*

*(f) The Company does not have a pension plan. In addition, our nonqualified deferred compensation plan does not provide for above-market or preferential earnings. Our nonqualified deferred compensation plan is discussed in detail in the narrative to the Nonqualified Deferred Compensation Table for 2018.*

*(g) See the All Other Compensation Table below for additional information.*

EXECUTIVE COMPENSATION // 67

## All Other Compensation Table

| Name | Year | Company Matching Contributions to Retirement Plans ($) [(a)] | New Hire Benefits ($) [(b)] | Other Perquisites and Benefits ($) [(c)] | Total ($) |
|---|---|---|---|---|---|
| Robert D. ("Doug") Lawler | 2018 | 553,243 | — | 21,328 | 574,571 |
| | 2017 | 607,436 | — | 21,512 | 628,948 |
| | 2016 | 622,650 | — | 21,142 | 643,792 |
| Domenic J. ("Nick") Dell'Osso, Jr. | 2018 | 282,355 | — | 16,600 | 298,955 |
| | 2017 | 307,273 | — | 16,910 | 324,183 |
| | 2016 | 314,344 | — | 16,540 | 330,884 |
| Frank J. Patterson | 2018 | 184,633 | — | 13,777 | 198,410 |
| | 2017 | 189,368 | — | 15,222 | 204,590 |
| | 2016 | 84,000 | 89,118 | 16,070 | 189,188 |
| James R. Webb | 2018 | 251,961 | — | 7,337 | 259,298 |
| | 2017 | 273,373 | — | 8,142 | 281,515 |
| | 2016 | 273,469 | — | 5,310 | 278,779 |
| M. Jason Pigott | 2018 | 227,264 | — | 16,540 | 243,804 |
| | 2017 | 247,423 | — | 16,910 | 264,333 |
| | 2016 | 253,031 | — | 99,295 | 352,327 |

*(a) This column represents the matching contributions made by the Company for the benefit of the NEOs under the Company's 401(k) plan and nonqualified deferred compensation plan. These plans are discussed in more detail in the narrative to the Nonqualified Deferred Compensation Table for 2018 beginning on page 72.*

*(b) This column includes relocation benefits paid to Mr. Patterson in fiscal year 2016.*

*(c) This column represents the value of other benefits provided to the NEOs in 2018 and includes amounts for supplemental life insurance premiums for all NEOs and, other than Messrs. Patterson and Webb, amounts for financial advisory services. The Company does not permit personal use of corporate aircraft by our executive officers. Although families and invited guests are occasionally permitted to accompany executive officers and directors on business flights, no additional compensation is included in the table because the aggregate incremental cost to the Company is de minimis. The NEOs also receive benefits for which there is no incremental cost to the Company, such as tickets to certain sporting and cultural events.*

68 // CHESAPEAKE ENERGY CORPORATION

Employment Agreements We maintain employment agreements with the NEOs, the material terms of which are described throughout this Proxy Statement. The Compensation Committee periodically re-views the terms of the agreements, generally focusing on the permitted activities allowed for the NEOs and the competi-tiveness, value and adequacy of the severance arrangements. Below is a discussion of the employment agreements that we have entered into with our NEOs. In addition to the terms described below, the employment agreements provide that payments will be due to the NEOs upon the occurrence of specified events, such as termination of their employment or a change of control of the Company. plans; and (iv) health and other benefits similar to other ex-ecutive officers. In addition, in recognition of equity awards with Mr. Lawler’s previous employer that were forfeited upon his accepting employment with the Company, Mr. Lawler re-ceived an award of restricted stock with an aggregate grant date fair value of $2.5 million vesting in equal installments on the second, third and fourth anniversaries of the grant date, referred to as the Equity Makeup Restricted Stock. In recog-nition of forfeited pension benefits, the Company also grant-ed Mr. Lawler the Pension Makeup Restricted Stock with an aggregate grant date fair value of $5.0 million vesting in equal installments on the third, fourth and fifth anniversaries of the effective date. Because Mr. Lawler remained continuously employed with the Company through the fifth anniversary of his hiring date in June 2018, he received an additional grant of Pension Makeup Restricted Stock with an aggregate grant date fair value of $5.0 million with vesting on the third, fourth and fifth anniversaries of the grant date. The terms of our equity compensation and nonqualified de-ferred compensation plans also govern the payments and benefits NEOs are entitled to receive upon the occurrence of specified termination events. See “—Post-Employment Com-pensation” beginning on page 74 for a discussion of payments due upon such events. Other Named Executive Officers Robert D. (“Doug”) Lawler The Company’s employment agreement with Mr. Lawler was effective on June 17, 2013. Effective December 31, 2018, Mr. Lawler’s employment agreement was amended to add a new term to his existing agreement beginning on December 31, 2018 and ending on December 31, 2021, with automatic renewals for successive one-year terms unless either party gives notice of nonrenewal. The amended agreement pro-vides, among other things, for (i) an initial annual base salary of $1.3 million, which will be reviewed annually and which may be increased at the discretion of the Compensation Commit-tee; (ii) eligibility for annual incentive program payments pay-able at achievement of target and maximum levels of 150% and 300%, respectively; (iii) annual grants of equity-based incentive awards under the Company’s equity compensation Domenic J. (“Nick”) Dell’Osso, Jr., Frank J. Patterson, James R. Webb and M. Jason Pigott Effective January 1, 2019, the Company entered into new three-year employment agreements with Messrs. Dell’Osso, Patterson, Webb and Pigott. The employment agreements provide, among other things, for (i) minimum 2019 annual base salaries of $725,000, $660,000, $625,000 and $575,000, respectively, for Messrs. Dell’Osso, Patterson, Webb and Pig-ott; (ii) eligibility for annual incentive compensation for each fiscal year during the term of the agreement under the Com-pany’s then current annual incentive program; (iii) eligibility for equity awards under the Company’s stock compensation plans; and (iv) health and other benefits. EXECUTIVE COMPENSATION // 69

## Grants of Plan-Based Awards Table for 2018

| Name | Type of Award [a] | Grant Date | Approval Date | Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) [b] | | | Estimated Future Payouts Under Equity Incentive Plan Awards (#) [c] | | | All Other Stock Awards: Number of Shares of Stock (#) [d] | All Other Option Awards: Number of Shares of Stock (#) [e] | Exercise Price of Option Awards ($) [f] | Grant Date Fair Value ($) [g] |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Threshold | Target | Maximum | Threshold | Target | Maximum | | | | |
| Robert D. ("Doug") Lawler | AIP | — | — | 975,000 | 1,950,000 | 3,900,000 | | | | | | | |
| | PSU | 3/19/18 | 3/1/18 | | | | — | 1,973,422 | 3,946,844 | | | | 5,940,000 |
| | PSU | 7/31/18 | 7/31/18 | | | | — | 264,831 | — | | | | 1,250,002 |
| | RSU | 3/19/18 | 3/1/18 | | | | | | | 1,000,000 | | | 3,010,000 |
| | RSA | 6/17/18 | 5/20/13 | | | | | | | 1,077,587 | | | 5,000,004 |
| | SO | 3/19/18 | 3/1/18 | | | | | | | | 1,000,000 | 3.01 | 1,800,000 |
| Domenic J. ("Nick") Dell'Osso, Jr. | AIP | — | — | 453,125 | 906,250 | 1,812,500 | | | | | | | |
| | PSU | 3/19/18 | 3/1/18 | | | | — | 365,449 | 730,898 | | | | 1,100,001 |
| | PSU | 7/31/18 | 7/31/18 | | | | — | 211,865 | — | | | | 1,000,003 |
| | RSU | 3/19/18 | 3/1/18 | | | | | | | 365,449 | | | 1,100,001 |
| | SO | 3/19/18 | 3/1/18 | | | | | | | | 611,112 | 3.01 | 1,100,002 |
| Frank J. Patterson | AIP | — | — | 412,500 | 825,000 | 1,650,000 | | | | | | | |
| | PSU | 3/19/18 | 3/1/18 | | | | — | 365,449 | 730,898 | | | | 1,100,001 |
| | PSU | 7/31/18 | 7/31/18 | | | | — | 158,899 | — | | | | 750,003 |
| | RSU | 3/19/18 | 3/1/18 | | | | | | | 365,449 | | | 1,100,001 |
| | SO | 3/19/18 | 3/1/18 | | | | | | | | 611,112 | 3.01 | 1,100,002 |
| James R. Webb | AIP | — | — | 390,625 | 781,250 | 1,562,500 | | | | | | | |
| | PSU | 3/19/18 | 3/1/18 | | | | — | 332,226 | 664,452 | | | | 1,000,000 |
| | PSU | 7/31/18 | 7/31/18 | | | | — | 158,899 | — | | | | 750,003 |
| | RSU | 3/19/18 | 3/1/18 | | | | | | | 332,226 | | | 1,000,000 |
| | SO | 3/19/18 | 3/1/18 | | | | | | | | 555,556 | 3.01 | 1,000,001 |
| M. Jason Pigott | AIP | — | — | 359,375 | 718,750 | 1,437,500 | | | | | | | |
| | PSU | 3/19/18 | 3/1/18 | | | | — | 332,226 | 664,452 | | | | 1,000,000 |
| | PSU | 7/31/18 | 7/31/18 | | | | — | 158,899 | — | | | | 750,003 |
| | RSU | 3/19/18 | 3/1/18 | | | | | | | 332,226 | | | 1,000,000 |
| | SO | 3/19/18 | 3/1/18 | | | | | | | | 555,556 | 3.01 | 1,000,001 |

*(a) These awards are described in "Compensation Discussion and Analysis" beginning on page 43.*

*(b) The actual amount earned in 2018 was paid in March 2019 and is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See "Compensation Actions for 2018—2018 Annual Incentive Program" on pages 55 – 57 for more information regarding our 2018 AIP.*

*(c) These columns reflect the potential payout range of the 2018 PSU Awards and the target amounts of the PSU Incentive Awards. The 2018 PSU Awards vest ratably in tranches over three years from the date of grant depending on our performance relative to the objective performance goal for each year. The actual payout under the 2018 PSU Awards is based on the level of achievement of the applicable performance metrics for fiscal years 2018, 2019 and 2020, respectively, with the payout for each year equaling: (i) a pro rata "minimum threshold to target" amount of 0 – 100%; (ii) a target amount of 100%, and (iii) a pro rata "target to maximum" amount of 100% to 200%. Each PSU earned pursuant to a 2018 PSU Award entitles an NEO to a cash payment based on the price per share of our common stock, determined at the end of each year in the performance period. Vesting of the PSU Incentive Awards was contingent upon achievement of two performance conditions that were met during 2018 and as a result and each NEO's continuous employment through the cliff vesting date, which is the third anniversary of the grant date. Each PSU Incentive Award will be settled in shares of the Company's stock. NEOs do not have voting or dividend rights with respect to unvested 2018 PSU Awards or the PSU Incentive Awards. See "Compensation Actions for 2018—2018 Regular Long-Term Incentive Program" on pages 58 – 61 for more information regarding the 2018 PSU Awards and "Compensation Discussion and Analysis—Compensation Actions for 2018—2018 Retention and Special Incentive Awards" on page 61 for more information regarding the PSU Incentive Awards.*

*(d) The RSU awards generally vest ratably over three years from the date of grant. NEOs do not have voting rights with respect to unvested RSU awards, but do receive dividend equivalent rights. The RSA issued to Mr. Lawler was provided for in his original employment agreement dated May 20, 2013 and serves as his Pension Make-up Restricted Stock. It is scheduled to vest in equal installments on the third, fourth and fifth anniversaries of the grant date.*

*(e) The stock option awards generally vest ratably over three years from the date of grant and terminate on the tenth anniversary of the date of grant.*

*(f) Stock option exercise prices reflect the closing price of the Company's common stock on the date of grant (or the most previous business day if the grant date is on a weekend or holiday).*

*(g) These amounts represent the aggregate grant date fair value of RSU, RSA, stock option and PSU awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value. For RSU, RSA and PSU awards, values are based on the closing price of the Company's common stock on the grant date. NEOs do not have voting rights with respect to unvested RSU awards, but are eligible to receive dividend equivalent rights. The assumptions used by the Company in calculating the amounts related to stock options are incorporated by reference to Note 11 of the consolidated financial statements included in the Annual Report on Form 10-K. The grant date fair value of the PSUs was determined based on the vesting at target of the PSUs awarded, which is the performance the Company believed was probable on the grant date.*

70 // CHESAPEAKE ENERGY CORPORATION

## Outstanding Equity Awards at Fiscal Year End 2018 Table

| | Option Awards | | | | Stock Awards | | | |
|---|---|---|---|---|---|---|---|---|
| | Number of Securities Underlying Unexercised Options (#)[a] | | Option Exercise Price ($) | Option Expiration Date | Number of Shares or Units of Stock That Have Not Vested (#)[b] | Market Value of Shares or Units of Stock That Have Not Vested ($)[c] | Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)[d] | Equity Incentive Plan Awards: Value of Unearned Units That Have Not Vested ($)[e] |
| Name | Exercisable | Unexercisable | | | | | | |
| Robert D. ("Doug") Lawler | — | 1,000,000 | 3.01 | 3/19/28 | 2,837,867[f] | 5,959,521 | 3,096,311 | 7,369,220 |
| | 333,334 | 666,666 | 5.45 | 3/15/27 | | | | |
| | 666,667 | 333,333 | 3.71 | 1/14/26 | | | | |
| | 254,145 | — | 24.57 | 1/10/24 | | | | |
| | 653,343 | — | 20.10 | 6/17/23 | | | | |
| | 499,536 | — | 18.37 | 1/10/22 | | | | |
| Domenic J. ("Nick") Dell'Osso, Jr. | — | 611,112 | 3.01 | 3/19/28 | 685,437[g] | 1,439,418 | 761,936 | 1,813,408 |
| | 104,822 | 209,644 | 5.45 | 3/15/27 | | | | |
| | 394,478 | 197,238 | 3.71 | 1/14/26 | | | | |
| | — | 340,909 | 3.71 | 1/14/26 | | | | |
| | 59,906 | — | 24.57 | 1/10/24 | | | | |
| | 313,978 | — | 18.13 | 1/29/23 | | | | |
| | 203,311 | — | 18.13 | 1/29/23 | | | | |
| | 139,406 | — | 18.37 | 1/10/22 | | | | |
| Frank J. Patterson | — | 611,112 | 3.01 | 3/19/28 | 562,645[h] | 1,181,555 | 695,320 | 1,654,862 |
| | 104,822 | 209,644 | 5.45 | 3/15/27 | | | | |
| | 328,732 | 164,365 | 3.71 | 1/14/26 | | | | |
| James R. Webb | — | 555,556 | 3.01 | 3/19/28 | 509,035[i] | 1,068,974 | 644,977 | 1,535,045 |
| | 87,352 | 174,703 | 5.45 | 3/15/27 | | | | |
| | 328,732 | 164,365 | 3.71 | 1/14/26 | | | | |
| | 72,613 | — | 24.57 | 1/10/24 | | | | |
| | 61,879 | — | 18.13 | 1/29/23 | | | | |
| | 156,989 | — | 18.13 | 1/29/23 | | | | |
| | 116,172 | — | 18.37 | 1/10/22 | | | | |
| M. Jason Pigott | — | 555,556 | 3.01 | 3/19/28 | 616,852[j] | 1,295,389 | 644,977 | 1,535,045 |
| | 87,352 | 174,703 | 5.45 | 3/15/27 | | | | |
| | — | 340,909 | 3.71 | 1/14/26 | | | | |
| | 328,732 | 164,365 | 3.71 | 1/14/26 | | | | |
| | 60,510 | — | 24.57 | 1/10/24 | | | | |
| | 40,108 | — | 25.18 | 8/26/23 | | | | |
| | 116,172 | — | 18.37 | 1/10/22 | | | | |

*(a) By their terms, these stock option awards vest ratably over three years from the grant date of the award and have a ten-year or seven-year term, with the exception of stock option awards made to each of Messrs. Dell'Osso and Webb in January 2013 as retention incentives, which vest in three equal installments beginning on the third anniversary of the date of grant. Stock option awards were made to each of Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the grant date.*

*(b) These amounts represent RSU awards that generally vest over three years from the date of grant, with the exception of the following awards: (i) RSA award issued to Mr. Lawler, referred to as the Pension Makeup Restricted Stock, is scheduled to vest in equal installments on the third, fourth and fifth anniversaries of the grant date; and (ii) awards granted to Messrs. Dell'Osso and Pigott in January 2016 as retention incentives, which cliff vest on the third anniversary of the date of grant.*

*(c) The values shown in this column are based on the closing price of the Company's common stock on December 31, 2018, $2.10 per share.*

*(d) Includes target 2016, 2017 and 2018 PSU awards for each NEO granted January 14, 2016, March 15, 2017, March 19, 2018, and July 31, 2018, respectively. The PSUs vest ratably over a three-year performance period beginning on the first anniversary of the grant date, with the exception of the PSU Incentive Award. The PSU Incentive Award will cliff-vest on the third anniversary date of the award if the performance goals are met. For details regarding PSUs, see "—Compensation Discussion and Analysis—Compensation Actions for 2018—2018 Regular Long-Term Incentive Program—2018 PSU Awards beginning on page 59.*

*(e) The values shown in this column are based on the average closing price of the Company's stock during the 20-trading-day period ending on December 31, 2018, $2.38 per share, in accordance with the 2016, 2017 and 2018 PSU award agreements.*

*(f) Includes 321,952 shares of RSUs granted January 14, 2016; 438,328 shares of RSUs granted March 15, 2017; 1,000,000 shares of RSUs granted March 19, 2018; and 1,077,587 RSAs granted June 17, 2018.*

EXECUTIVE COMPENSATION // 71

(g) Includes 197,664 shares of RSUs granted January 14, 2016; 122,324 shares of RSUs granted March 15, 2017; and 365,449 shares of RSUs granted March 19, 2018.

(h) Includes 74,872 shares of restricted stock granted January 14, 2016; 122,324 shares of restricted stock granted March 15, 2017; and 365,449 shares of restricted stock granted March 19, 2018.

(i) Includes 74,872 shares of restricted stock granted January 14, 2016; 101,937 shares of restricted stock granted March 15, 2017; and 332,226 shares of restricted stock granted March 19, 2018.

(j) Includes 182,689 shares of restricted stock granted January 14, 2016; 101,937 shares of restricted stock granted March 15, 2017; and 332,226 shares of restricted stock granted March 19, 2018.

## Option Exercises and Stock Vested Table for 2018

| | Option Awards | | Stock Awards | |
|---|---|---|---|---|
| Name | Number of Shares Acquired on Exercise (#) | Value Realized on Exercise ($) | Number of Shares or Units Acquired on Vesting (#) [(a)] | Value Realized on Vesting ($) [(b)] |
| Robert D. ("Doug") Lawler | — | — | 1,423,184 | 4,407,964 |
| Domenic J. ("Nick") Dell'Osso, Jr. | — | — | 324,675 | 1,004,627 |
| Frank J. Patterson | — | — | 314,707 | 1,099,317 |
| James R. Webb | — | — | 270,563 | 837,191 |
| M. Jason Pigott | — | — | 314,824 | 1,036,808 |

(a) Represents restricted stock, 2015 PSUs, 2016 PSUs and 2017 PSUs. The 2015, 2016 and 2017 PSUs have a three-year performance period and vest one-third per year over three years. The PSUs acquired above are reflected at target and vested on January 10, 2018, January 14, 2018 and March 15, 2018, respectively. For details regarding PSUs, see "Compensation Actions for 2018—2018 Regular Long-Term Incentive Compensation" on pages 58 – 61.

(b) The values realized upon vesting for restricted stock are based on the closing price of the Company's common stock on the vesting dates. The values realized upon vesting for one-third of the 2015, 2016 and 2017 PSUs are based on the 20-day average closing price of the Company's stock ending on December 31, 2018, $2.38 per share, multiplied by the target number of 2015, 2016 and 2017 PSUs that vested during the year.

## Nonqualified Deferred Compensation Table for 2018

| Name | Executive Contributions in Last Fiscal Year ($) [(a)] | Registrant Contributions in Last Fiscal Year ($) [(b)] | Aggregate Earnings (Losses) in Last Fiscal Year ($) [(c)] | Aggregate Withdrawals/ Distributions ($) | Aggregate Balance at Last Fiscal Year-End ($) [(d)] |
|---|---|---|---|---|---|
| Robert D. ("Doug") Lawler | 528,743 | 528,743 | (770,098) | — | 3,988,583 |
| Domenic J. ("Nick") Dell'Osso, Jr. | 263,855 | 263,855 | (376,139) | (369,865) | 1,204,364 |
| Frank J. Patterson | 160,132 | 160,132 | (5,488) | — | 788,255 |
| James R. Webb | 227,461 | 227,461 | (333,573) | — | 1,604,529 |
| M. Jason Pigott | 209,264 | 209,264 | (282,705) | (69,899) | 1,422,971 |

(a) Executive contributions are included as compensation in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(b) Company matching contributions are included as compensation in the All Other Compensation column of the Summary Compensation Table.

(c) The aggregate earnings from investments in the Company's nonqualified deferred compensation plan are not included as compensation in the Summary Compensation Table because the nonqualified deferred compensation plan does not provide for "above market or preferential earnings," as specified in Item 402(c)(2)(viii) of Regulation S-K.

(d) The aggregate balances shown in this column include the following amount that was reported in previous years as compensation: Mr. Lawler $3,888,928; Mr. Dell'Osso $3,622,334; Mr. Patterson $450,736; Mr. Webb $1,591,562; and Mr. Pigott $1,497,536.

72 // CHESAPEAKE ENERGY CORPORATION

The Company maintains the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan, a non-qualified deferred compensation plan. In 2018, we matched employee-participant contributions to the deferred compensation plan annually, in our common stock dollar for dollar for up to 15% of the employee-participant's base salary and bonus, unless the participant was over the age of 55 and chose to diversify the Company match. Annual matching contribution to the deferred compensation plan vest at the rate of 20% per year over the first five years of employment. Unvested matching contributions in our common stock are eligible to receive dividend equivalents.

Participant contributions to the deferred compensation plan are held in a "Rabbi trust." Notional earnings on participant contributions are credited to each participant's account based on the market rate of return of the available benchmark investment alternatives offered under the deferred compensation plan. The benchmark investments are indexed to traded mutual funds and each participant allocates his or her contributions among the investment alternatives. Participants may change the asset allocation of their account balance or make changes to the allocation for future contributions at any time. Any unallocated portion of a participant's account is deemed to be invested in the money market fund.

| Benchmark Investment | 2018 Rate of Return (%) |
|---|---|
| Morningstar Cash TR USD | 1.85 |
| Morningstar US Core Bond TR USD | (0.01) |
| Morningstar Lifetime Moderate Income TR USD | (2.20) |
| Morningstar Lifetime Moderate 2015 TR USD | (3.54) |
| Morningstar Lifetime Moderate 2020 TR USD | (4.16) |
| Morningstar Moderate Target Risk TR USD | (6.74) |
| Morningstar Lifetime Moderate 2025 TR USD | (4.90) |
| Morningstar Lifetime Moderate 2030 TR USD | (5.82) |
| Morningstar Lifetime Moderate 2035 TR USD | (6.82) |
| Morningstar Lifetime Moderate 2040 TR USD | (7.65) |
| Morningstar Lifetime Moderate 2045 TR USD | (8.17) |
| Morningstar Lifetime Moderate 2050 TR USD | (8.41) |
| Morningstar Lifetime Moderate 2055 TR USD | (8.57) |
| Morningstar Lifetime Moderate 2060 TR USD | (8.69) |
| Morningstar US Large Cap TR USD | (3.44) |
| Morningstar US Mid Cap TR USD | (8.35) |
| Morningstar Global Markets xUS GR USD | (13.74) |

Employees participating in the deferred compensation plan who retire or terminate employment after attainment of age 55 with at least 10 years of service can elect to receive distributions of their vested account balances in full or partial lump sum payments or in installments up to a maximum of 20 annual payments. Upon retirement or termination of employment prior to the attainment of age 55 or with less than 10 years of service to the Company, the employee will receive his or her entire account balance in a single lump sum. Participants can modify the distribution schedule for a retirement/termination distribution from lump sum to annual installments or from installments to lump sum if such modification requires that payments commence at least five years after retirement/termination and the modification is filed with the plan administrator at least 12 months prior to retirement/termination. Distributions from the deferred compensation plan upon the death of a participant will be made in a single lump sum and upon a participant's disability, as defined in the deferred compensation plan, based on the participant's retirement/termination distribution election. The Company has sole discretion to accelerate vesting of unvested Company matching contributions upon a participant's retirement, death or disability. Under each NEO's employment agreement, his or her unvested Company matching contributions in any nonqualified deferred compensation plan will become fully vested upon a termination without cause or upon his or her death or disability.

EXECUTIVE COMPENSATION // 73

All unvested Company matching contributions become fully vested upon a change of control. Employees who are con-sidered “key employees” for purposes of Section 409A of the Code must wait six months after retirement/termination be-fore distributions may begin. Any assets placed in trust by the Company to fund future ob-ligations of the deferred compensation plan are subject to the claims of creditors in the event of insolvency or bankruptcy, and participants are general creditors of the Company as to their deferred compensation in the deferred compensation plan. Post-Employment Compensation As described further below, our NEOs will receive specified payments in the event of a termination without cause or res-ignation for good reason, change of control, or retirement. As of January 1, 2013, we no longer provide cash payments in the case of change of control (without accompanying termi-nation), disability or death. The termination arrangements with respect to our NEOs are contained in their respective employ-ment agreements and our long-term incentive and deferred compensation plans. duties following written demand; (ii) willfully engaging in illegal conduct or gross misconduct that is injurious to the Com-pany; or (iii) a material breach of any of the representations in his employment agreement. Mr. Lawler’s resignation for “good reason” is defined as (i) the elimination of his position or a material reduction in duties, title or authority, including the reassignment to a position other than CEO or a reduction in duties materially inconsistent with a CEO; (ii) the failure to be nominated for reelection to the Board; (iii) a 5% reduction in base salary or target or maximum annual bonus opportu-nity; (iv) the Company’s material breach of his employment agreement or any other agreement with Mr. Lawler; or (v) the requirement to relocate more than 50 miles from the Compa-ny’s principal executive office. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON The Company may terminate its employment agreements with its NEOs at any time without cause or the executive may terminate his agreement for good reason; however, upon such termination, the NEOs are entitled to continue to receive the following pursuant to their employment agreements and the terms of our equity compensation and nonqualified deferred compensation plans: Other Named Executive Officers If Messrs. Dell’Osso, Patterson, Webb or Pigott is terminated without cause or terminates his employment for good reason outside of a change-of-control period, he will receive (i) a lump sum severance payment equal to one times base salary; (ii) pro rata vesting of all unvested equity-based compensation other than the PSU Incentive Award; (iii) immediate vesting of un-vested Company matching contributions under the deferred compensation plans; (iv) a lump sum payment of accrued but unused paid time off; and (v) a lump sum payment equal to his monthly COBRA premiums for a 12-month period. In each case, the PSUs subject to such immediate or pro rata vest-ing will only be payable subject to the attainment of the per-formance measures for the applicable performance period as provided under the terms of the applicable award agreement. Robert D. (“Doug”) Lawler If Mr. Lawler is terminated without cause or terminates his employment for good reason outside of a change-of-control period, he will receive (i) a lump sum payment equal to 1.75 times his base salary and annual bonus; (ii) pro rata vesting of all unvested equity-based compensation awarded other than the PSU Incentive Award, Equity Makeup Restricted Stock and Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement); (iii) im-mediate vesting of all unvested shares of Equity Makeup Re-stricted Stock; (iv) immediate vesting of a number of shares of Pension Makeup Restricted Stock determined in accordance with the formula set forth in his employment agreement; (v) immediate vesting of any unvested Company matching con-tributions under the deferred compensation plan; and (vi) pay-ment of accrued but unused paid time off. For purposes of the agreements of the other NEOs, “cause” is defined in relevant part as (i) the willful and continued failure of the executive to perform his duties following written demand, or (ii) the executive’s willfully engaging in illegal conduct or gross misconduct that is injurious to the Company. Resigna-tion for “good reason” is defined as (i) the elimination of the executive’s position or a material reduction in duties and/or reassignment to a position of less authority, or (ii) a material reduction in the executive’s base salary. For purposes of Mr. Lawler’s agreement, “cause” is defined in relevant part as (i) willful and continued failure to perform his 74 // CHESAPEAKE ENERGY CORPORATION

For all NEOs, the annual bonus compensation applicable to the severance payment is the average of the annual bonus payments the executive received during the immediately pre-ceding three calendar years unless the executive has been employed by the Company or held the position stated in the agreement for less than 15 months prior to the date of ter-mination, in which case the annual bonus is the greater of the executive’s target bonus for the year in which the date of termination occurs or the average annual bonus payments the executive has received during the immediately preceding three calendar years. Other Named Executive Officers If Messrs. Dell’Osso, Patterson, Webb or Pigott is terminated without cause or terminates his employment for good reason during a 24-month period commencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to two times the sum of base salary and annual bonus, calculated in the manner provided above for termination with-out cause; (ii) immediate vesting of all unvested equity-based compensation other than the PSU Incentive Awards; (iii) imme-diate vesting of unvested Company matching contributions un-der the deferred compensation plans; (iv) payment of accrued but unused paid time off; and (v) a lump sum payment equal to his monthly COBRA premiums for a 12-month period. In each case, the PSUs subject to such immediate or pro rata vest-ing will only be payable subject to the attainment of the per-formance measures for the applicable performance period as provided under the terms of the applicable award agreement. The Compensation Committee believes these payments are appropriate given the risk and responsibility the executives have assumed. CHANGE OF CONTROL Pursuant to their respective employment agreements, upon a change of control,(a) each current NEO is entitled to the following: In addition to the definitions provided above for “cause” and “good reason,” during a change-of-control period, a require-ment that the executive relocate outside of a 50-mile radius from his principal base of operation also constitutes “good reason.” Robert D. (“Doug”) Lawler If Mr. Lawler is terminated without cause or terminates employ-ment for good reason during a 24-month period commencing on the effective date of a change of control, he will receive (i) a lump sum payment equal to 2.75 times his base salary and an-nual bonus; (ii) immediate vesting of all unvested equity-based compensation, including any unvested shares of Equity Make-up Restricted Stock and Pension Makeup Restricted Stock but excluded the PSU Incentive Award (and unvested PSUs shall be deemed to have achieved a level of performance that is the greater of target or actual performance on the date of the change of control); (iii) immediate vesting of unvested Com-pany matching contributions under the deferred compensation plan; and (iv) payment of accrued but unused paid time off. We recognize that the other NEOs may not be retained by a successor in the event of a change of control. Therefore, we provide such officers these severance payments to motivate the NEOs to continue to work for the Company, even if they perceive that a change of control is imminent. We believe this protection helps prevent the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change-of-control transaction for the benefit of the shareholders. (a) A Change of Control is defined as: (1) a person acquiring beneficial ownership of 30% or more of the Company’s outstanding common stock or the voting power of the Company’s existing voting securities unless one of the circumstances described in clause 3(i), (ii) and (iii) below exists, or other than an acquisition by the Company or a Company employee benefit plan or any redemption, share acquisition or other purchase directly or indirectly by the Company; (2) during any period of not more than 24 months, the members of the Incumbent Board no longer constitute the majority of the Board (the directors as of the beginning of the period and directors later nominated or elected by a majority of such directors are referred to as the Incumbent Board); (3) the consummation of a business combination such as a reorganization, merger, consolidation or sale of all or substantially all of the Company’s as-sets unless following such business combination (i) all or substantially all of the persons who beneficially owned the Company’s common stock and voting securities immediately prior to the business combination beneficially own more than 60% of such securities of the corporation resulting from the business combination in substantially the same proportions; (ii) no person beneficially owns 30% or more of such securities of the corporation resulting from the business combination unless such ownership existed prior to the business combination; and (iii) a majority of the members of the board of directors of the corporation resulting from the business combination were members of the Incumbent Board at the time of the execution or approval of the business combination agreement; or (4) the approval by the shareholders of a complete liquidation or dissolution of the Company. EXECUTIVE COMPENSATION // 75

RETIREMENT Robert D. (“Doug”) Lawler If Mr. Lawler retires after the attainment of age 55, he will be eligible for (i) continued post-retirement vesting of all unvest-ed equity-based compensation (other than the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock) that remains unvested at the time of retirement (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance peri-od); and (ii) immediate vesting of unvested Company match-ing contributions under the deferred compensation plan, in addition to any other benefits to which he may be entitled pursuant to his employment agreement. Actual amounts vest-ed will be in accordance with a retirement matrix that applies a percentage based on age and years of service. DEATH OR DISABILITY Pursuant to their respective employment agreements, if a NEO becomes disabled, as determined by the Company’s Board, and is unable to perform the duties set out in his em-ployment agreement for a period of 12 consecutive weeks (four consecutive months for Mr. Lawler), the Board can termi-nate his services. If such a termination occurs, the NEOs are entitled to receive the following: Robert D. (“Doug”) Lawler If Mr. Lawler’s employment is terminated due to death or disability, Mr. Lawler, or his estate, will receive (i) immediate vesting of all unvested awards granted to Mr. Lawler under the equity compensation plans, including the Equity Makeup Restricted Stock and the Pension Makeup Restricted Stock (provided PSUs will only be payable subject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of unvested Company match-ing contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. Other Named Executive Officers Upon retirement after the attainment of age 55, Messrs. Dell’Osso, Patterson, Webb and Pigott will be eligible for (i) continued post-retirement vesting of the unvested awards granted under the Equity Compensation Plans, provided that PSUs shall only be payable subject to the attainment of the performance measures for the applicable performance peri-od; and (ii) immediate vesting of unvested Company matching contributions under the deferred compensation plan. NEOs who are terminated without cause after the age of 55 will be eligible for such continued vesting in addition to termination without cause benefits described above. Actual amounts vested will be in accordance with a retirement matrix that ap-plies a percentage based on age and years of service. The Compensation Committee believes continued vesting more closely aligns departing NEOs with the long-term interests of the Company and its shareholders. Other Named Executive Officers Upon termination as a result of death or disability, each cur-rent NEO, other than the CEO, or such executive’s estate, shall receive (i) immediate vesting of all unvested long-term incentive compensation, including the Equity Makeup RSUs granted to Mr. Pigott (provided PSUs will only be payable sub-ject to the attainment of the performance measures for the applicable performance period); (ii) immediate vesting of un-vested Company matching contributions under the deferred compensation plan; and (iii) payment of accrued but unused paid time off. PAYMENT CONDITIONS The right to severance compensation is subject to the NEO’s execution of a severance agreement that operates as a re-lease of all legally waivable claims against the Company. The NEOs’ employment agreements also provide for a one-year non-competition period after termination of employment and a one-year non-solicitation period with respect to employees, contractors, customers, vendors and subcontractors. 76 // CHESAPEAKE ENERGY CORPORATION

## Termination and Change of Control Tables

| | Termination without Cause/ Good Reason Termination ($) [a] | Change of Control ($) [b] | Termination by Executive/Retirement ($) | Death or Disability of Executive ($) [c] |
|---|---|---|---|---|
| **Robert D. ("Doug") Lawler** | | | | |
| Cash Severance | 6,653,221 | 10,455,061 | — | — |
| AIP Award | — | 2,620,850 | — | 2,620,850 |
| PSU Awards [d] | 2,952,037 | 7,361,479 | — | 7,361,479 |
| Restricted Stock Awards | 2,012,460 | 5,959,521 | — | 5,959,521 |
| Stock Option Awards | — | — | — | — |
| Deferred Comp Plan Matching | — | — | — | — |
| Accrued Paid Time Off | 250,000 | 250,000 | — | 250,000 |
| **TOTAL** | **11,867,718** | **26,646,911** | **—** | **16,191,850** |
| **Domenic J. ("Nick") Dell'Osso, Jr.** | | | | |
| Cash Severance | 1,887,714 | 3,775,429 | — | — |
| AIP Award | — | 1,218,023 | — | 1,218,023 |
| PSU Awards [d] | 636,243 | 1,811,503 | — | 1,811,503 |
| Restricted Stock Awards | 764,509 | 1,439,418 | — | 1,439,418 |
| Stock Option Awards | — | — | — | — |
| Deferred Comp Plan Matching | — | — | — | — |
| Accrued Paid Time Off | 59,952 | 59,952 | — | 59,952 |
| **TOTAL** | **3,348,418** | **8,304,325** | **—** | **4,528,896** |
| **Frank J. Patterson** | | | | |
| Cash Severance | 1,650,771 | 3,301,543 | — | — |
| AIP Award | — | 1,108,821 | — | 1,108,821 |
| PSU Awards [d] | 586,625 | 1,653,123 | — | 1,653,123 |
| Restricted Stock Awards | 509,940 | 1,181,555 | — | 1,181,555 |
| Stock Option Awards | — | — | — | — |
| Deferred Comp Plan Matching | 155,833 | 155,833 | — | 155,833 |
| Accrued Paid Time Off | 126,923 | 126,923 | — | 126,923 |
| **TOTAL** | **3,030,092** | **7,527,798** | **—** | **4,226,255** |
| **James R. Webb** | | | | |
| Cash Severance | 1,627,340 | 3,254,680 | — | — |
| AIP Award | — | 1,050,020 | — | 1,050,020 |
| PSU Awards [d] | 541,579 | 1,533,433 | — | 1,533,433 |
| Restricted Stock Awards | 466,045 | 1,068,974 | — | 1,068,974 |
| Stock Option Awards | — | — | — | — |
| Deferred Comp Plan Matching | — | — | — | — |
| Accrued Paid Time Off | 117,488 | 117,488 | — | 117,488 |
| **TOTAL** | **2,752,452** | **7,024,594** | **—** | **3,769,914** |
| **M. Jason Pigott** | | | | |
| Cash Severance | 1,497,153 | 2,994,305 | — | — |
| AIP Award | — | 966,019 | — | 966,019 |
| PSU Awards [d] | 541,579 | 1,533,433 | — | 1,533,433 |
| Restricted Stock Awards | 689,568 | 1,295,389 | — | 1,295,389 |
| Stock Option Awards | — | — | — | — |
| Deferred Comp Plan Matching | — | — | — | — |
| Accrued Paid Time Off | 35,938 | 35,938 | — | 35,938 |
| **TOTAL** | **2,764,238** | **6,825,083** | **—** | **3,830,778** |

(a) *Includes: (i) 1 times (1.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus; (ii) pro rata vesting of unvested equity awards; (iii) acceleration of unvested supplemental matching contributions under the deferred compensation plan; and (iv) any accrued but unused paid time off.*

(b) *Assumes change of control followed by termination of executive without cause or good reason termination. Includes 2 times (2.75 times in the case of Mr. Lawler) the sum of base salary and annual bonus, amounts payable under the AIP, accelerated vesting of unvested equity awards, acceleration of unvested supplemental matching contributions under the deferred compensation plan and any accrued but unused paid time off.*

(c) *Includes: (i) accelerated vesting of unvested equity awards; (ii) acceleration of unvested supplemental matching contributions under the deferred compensation plan; and (iii) accrued but unused paid time off.*

(d) *Includes 2016, 2017 and 2018 PSU awards for all NEOs. The unvested 2016, 2017 and 2018 PSUs are shown at target. All PSU values are based on the 20-day average closing price of the Company's stock ending on December 31, 2018, $2.38 per share, in accordance with the 2016, 2017 and 2018 PSU award agreements. PSUs are not paid out until the end of the applicable performance period and the values realized at the end of the performance period may differ from the values shown.*

EXECUTIVE COMPENSATION // 77

## CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing disclosure regarding the total compensation of the CEO to the total compensation of our median employee. We identified our median employee from all full-time and part-time workers who were included as employees on our payroll records as of December 31, 2018 (the date used to identify the median employee), based on base salary, using a reasonable estimate of hours worked and overtime actually paid during 2018 for hourly employees, bonuses earned for 2018 performance, the grant date value of equity granted in 2018, and 401(k) matching contributions during 2018.

The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $22,745,427, as reported in the Summary Compensation Table of this proxy statement. The 2018 annual total compensation as determined under Item 402 of Regulation S-K and described above for our median employee was $131,924. The ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2018 was approximately 172 to 1.

The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management team used our CEO Pay Ratio measure in making compensation decisions.

### SUPPLEMENTAL PAY RATIO

In addition to the required pay ratio calculation, we have calculated an alternative pay ratio that compares compensation for our median employee to our CEO's compensation as calculated above, excluding the $5.0 million Pension Makeup Restricted Stock award reported in the Summary Compensation Table. When calculated without this value, our CEO's adjusted pay is $17,745,727, resulting in an alternative pay ratio of 135 to 1. The Pension Makeup Restricted Stock grant was a one-time payment to our CEO that was provided in his employment agreement in recognition of the forfeited pension benefits our CEO incurred when joining the Company. We believe that excluding this one-time benefit from our CEO's total compensation facilitates a better understanding of our annual CEO equity grant practices.

# 2018 Director Compensation

The Compensation Committee reviews pay levels for non-employee directors each year with assistance from its independent compensation consultant, who prepares a comprehensive assessment of our non-employee director compensation program. The assessment includes benchmarking of director compensation with the same peer group used for executive compensation purposes, an update on recent trends in director compensation and a review of related corporate governance best practices.

Our current non-employee director compensation program consists of an annual cash retainer, a value-based equity grant for all non-employee directors and additional value-based equity grants for the Chairman of the Board, Chairman Emeritus and the Chairman of each Board committee. Details of our annual non-employee director compensation program are as follows:

- An annual retainer of $100,000, payable in equal quarterly installments;
- An annual grant of RSUs with an aggregate annual value of approximately $250,000;
- An annual grant to the independent, non-executive Chairman of the Board and the Chairman Emeritus of additional RSUs with a value of approximately $250,000;

78 // CHESAPEAKE ENERGY CORPORATION

- An annual grant to the Audit Committee Chairman of additional RSUs with a value of approximately $25,000; and
- An annual grant to each Chairman of the Compensation, Finance and Nominating Committees of additional RSUs with a value of approximately $15,000.

RSU grants to non-employee directors are granted annually on the date of the annual meeting of shareholders and vest on the earlier of (i) the one-year anniversary of the grant date or (ii) the date of the next year's annual meeting of shareholders. Grants of RSUs have been made pursuant to our 2014 LTIP. In 2018, Mr. Edmunds (appointed in August 2018) received a prorated equity award and cash retainer for service during the third and fourth quarters of 2018. Directors are also reimbursed for travel and other expenses directly related to their service as directors.

Directors are eligible to defer any or all of their annual cash retainers and RSUs through a deferred compensation plan of the Company on a tax-deferred basis. During 2018, Mr. Ryan and Ms. Keating elected to defer all or a portion of their cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Ms. Keating and Mr. Edmunds elected to defer all or a portion of their respective RSUs. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

## Director Compensation Table

| Name | Fees Earned or Paid in Cash ($)[(a)] | Stock Awards ($)[(b)] | Option Awards ($)[(c)] | All Other Compensation ($) | Total ($) |
|---|---|---|---|---|---|
| Gloria R. Boyland | 100,000 | 250,003 | — | — | 350,003 |
| Luke R. Corbett | 100,000 | 250,003 | — | — | 350,003 |
| Archie W. Dunham | 100,000 | 500,001 | — | — | 600,001 |
| Mark A. Edmunds | 37,228 | 93,837 | — | — | 131,065 |
| Leslie Starr Keating | 100,000 | 250,003 | — | — | 350,003 |
| R. Brad Martin | 100,000 | 530,001 | — | — | 630,001 |
| Merrill A. ("Pete") Miller, Jr. | 100,000 | 265,000 | — | — | 365,000 |
| Thomas L. Ryan | 100,000 | 275,000 | — | — | 375,000 |

*(a) Reflects annual retainer for all directors. Ms. Keating and Mr. Ryan elected to defer all or a portion of their annual cash retainers into Company stock through the Chesapeake Deferred Compensation Plan for Non-Employee Directors. Mr. Edmunds, who was first appointed to the Board on August 17, 2018, received a prorated cash payment.*

*(b) Reflects the aggregate grant date fair value of 2018 RSU awards determined pursuant to FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 11 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 27, 2019. For service as an independent Board member during 2018, Ms. Boyland, Mr. Corbett and Ms. Keating each received an annual award of 61,577 RSUs on May 18, 2018, with a grant date fair value of $250,003. For service as Chairman Emeritus and an independent director during 2018, Mr. Dunham received an annual award of 123,153 RSUs on May 18, 2018, reflecting a grant date fair value of $500,001. For service as Chairman of the Board, Chairman of the Nominating and Finance Committees, and an independent director during 2018, Mr. Martin received an annual award of 130,542 RSUs on May 18, 2018, reflecting a grant date fair value of $530,001. For service as Chairman of the Compensation Committee and an independent director during 2018, Mr. Miller received an annual award of 65,271 RSUs on May 18, 2019, reflecting a grant date fair value of $265,000. For service as Chairman of the Audit Committee and an independent director during 2018, Mr. Ryan received an annual award of 67,734 RSUs on May 18, 2019, reflecting a grant date fair value of $275,000. For service as an independent director during 2018, Mr. Edmunds, who was first appointed to the Board on August 17, 2018, received a prorated award of 21,772 RSUs on August 17, 2018, with a grant date fair value of $93,837. As of December 31, 2018, the aggregate number of shares of unvested restricted stock and unvested RSUs, as applicable, held by each of the then-serving non-employee directors was as follows: Ms. Boyland, 62,353; Mr. Corbett, 62,009; Mr. Dunham, 136,233; Ms. Keating 61,577; Mr. Martin, 158,055; Mr. Miller, 79,168; Mr. Ryan, 82,176 and Mr. Edmunds, 21,772.*

*(c) The Company granted no stock options to non-employee directors in 2018 and none of the non-employee directors held any stock options as of December 31, 2018.*

EXECUTIVE COMPENSATION // 79

AUDIT for 2019 Your Board recommends a vote FOR approval of Proposal 3. We Engaged PwC After a Rigorous Review Process The Audit Committee is directly responsible for the appoint-ment, compensation (including advance approval of audit fees), retention and oversight of the independent registered public accounting firm (independent auditor) that audits our financial statements and our internal control over financial re-porting. The committee has selected PwC as our independent auditor for 2019. PwC and its predecessors have served as our independent auditor since 1992. • External data on audit quality and performance, includ-ing recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms; Appropriateness of PwC’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and PwC’s independence and tenure as our auditor, including the benefits and independence risks of having a long-ten-ured auditor and controls and processes that help ensure PwC’s independence. • • The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent auditor. In the course of these reviews, the committee considers, among other things: LONG-TENURE BENEFITS Higher audit quality. Through more than 25 years of experi-ence with Chesapeake, PwC has gained institutional knowl-edge of and deep expertise regarding our operations and businesses, accounting policies and practices, and internal control over financial reporting. • PwC’s historical and recent performance on the Chesa-peake audit; PwC’s capability and expertise in handling the breadth and complexity of our nationwide operations; An analysis of PwC’s known legal risks and any significant legal or regulatory proceedings in which it is involved (in-cluding a review of the number of audit clients reporting re-statements as compared to other major accounting firms); • • Efficient fee structure. PwC’s aggregate fees are compet-itive with peer companies because of PwC’s familiarity with our business. 80 // CHESAPEAKE ENERGY CORPORATION PROPOSAL 3 Ratification of PwC as Independent Registered Public Accounting Firm WHAT ARE YOU VOTING ON? We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP (PwC) as the independent auditor of our consolidated financial statements and our internal control over financial reporting for 2019. Although ratification is not required by our bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate governance. If the selection is not ratified, the committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the committee may select a different auditor at any time during the year if it determines that this would be in the best interest of Chesapeake and our shareholders.

No onboarding or educating new auditor. Bringing on a new auditor requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls. Strong internal PwC independence process. PwC conducts periodic internal quality reviews of its audit work, staffs Chesa-peake’s nationwide audit (including statutory audits) with a large number of partners and rotates lead partners every five years. INDEPENDENCE CONTROLS Thorough Audit Committee Strong regulatory framework. PwC, as an independent reg-istered public accounting firm, is subject to PCAOB inspec-tions, “Big 4” peer reviews, and PCAOB and SEC oversight. oversight. The committee’s oversight includes private meetings with PwC (the full com-mittee meets with PwC at least eight times per year and the chair at least eight times per year), a comprehensive annual evaluation by the committee in determining whether to en-gage PwC, and a committee-directed process for selecting the lead partner. Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chesapeake and our shareholders to retain PwC as our inde-pendent auditor for 2019. Rigorous limits on non-audit services. Chesapeake requires Audit Committee pre-approval of non-audit services, prohib-its certain types of non-audit services that otherwise would be permissible under SEC rules, and requires that PwC is engaged only when it is best suited for the job. PwC Will Attend the Annual Meeting PwC representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and be available to respond to appropriate shareholder questions. Through more than 25 years of experience with Chesapeake, PwC has gained institutional knowledge of and deep expertise regarding our operations and businesses. AUDIT // 81 8x+8x+ Meetings per year between Committee meetings per year, including executive committee chair and PwCsessions between committee members and PwC

Independent Auditor Information PwC Fees for 2017 and 2018 2018 2017 Audit-related (b) 1,330,000 350,000 All other fees — — (a) Fees were for audits and interim reviews, as well as the preparation of comfort letters, consents and assistance with and review of documents filed with the SEC. In 2018, $5,190,000 related to the annual audit and interim reviews, $220,000 related to services provided in connection with our issuance of securities and other SEC-related filings, $200,000 related to the carve-out audit of the divested Utica Shale assets, and $240,000 related to the audit of subsidiaries of the Company. In 2017, $5,640,000 related to the annual audit and interim reviews, $150,000 related to services provided in connection with our issuance of securities, and $310,000 related to the audit of subsidiaries of the Company. (b) These amounts related to the audits of employee benefit plans and other audit-related items. (c) These amounts related to professional services rendered for preparation of annual K-1 statements for Chesapeake Granite Wash Trust unitholders and tax consulting services. How We Control and Monitor Non-Audit Services Provided by PwC The Audit Committee has retained PwC (along with other accounting firms) to provide non-audit services in 2018. We understand the need for PwC to maintain objectivity and inde-pendence as the auditor of our financial statements and our internal control over financial reporting. Accordingly, the com-mittee has established the following policies and processes related to non-audit services. WE HAVE A PRE-APPROVAL PROCESS FOR NON-AUDIT SERVICES The Audit Committee has adopted policies and procedures for pre-approving all non-audit work that PwC performs for us. Specifically, the committee has pre-approved the use of PwC for specific types of services related to: tax compliance, planning and consultations; acquisition/disposition services, including due diligence; consultations regarding accounting and reporting matters; and reviews and consultations on in-ternal control and other related services. The committee has set a specific annual limit on the amount of non-audit ser-vices (audit-related and tax services) that the Company can obtain from PwC. It has also required management to obtain specific pre-approval from the committee for any single en-gagement over $1 million or any types of services that have not been pre-approved. The committee chair is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided these decisions are presented to the full committee at its next regularly scheduled meeting. WE RESTRICT THE NON-AUDIT SERVICES THAT PWC CAN PROVIDE To minimize relationships that could appear to impair PwC’s objectivity, the Audit Committee has restricted the types of non-audit services that PwC may provide to us (and that oth-erwise would be permissible under SEC rules) and requires that the Company engage PwC only when it is best suited for the job. 82 // CHESAPEAKE ENERGY CORPORATION TOTAL $ 7,490,000$ 6,800,000 Tax (c)310,000350,000 Audit (a)$ 5,850,000$ 6,100,000

We Have Hiring Restrictions for PwC Employees To avoid potential conflicts of interest, the Audit Committee has adopted restrictions on our hiring of any PwC partner, director, manager, staff member, advising member of the department of professional practice, reviewing actuary, reviewing tax pro-fessional and any other individuals responsible for providing audit assurance on any aspect of PwC’s audit and review of our financial statements. Rotation of Key Audit Partners and Audit Firms Audit Committee oversees selection of new lead audit engagement partner every five years. The Audit Committee requires key PwC partners assigned to our audit to be rotated at least every five years. The committee and its chair oversee the selection process for each new lead engagement partner. Throughout this process, the committee and management provide input to PwC about Chesapeake priorities, discuss candidate qualifications and interview potential candidates put forth by the firm. Consideration of audit firm rotation. To help ensure continuing auditor independence, the committee also periodically consid-ers whether there should be a regular rotation of the independent auditor. Audit Committee Report The Audit Committee is directly responsible for the appoint-ment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing audit reports or performing other services for the Company. The independent auditor reports directly to the Audit Committee. In connection with fulfilling its responsibilities under its char-ter, the Audit Committee met with management and PwC throughout the year, and met with PwC at each quarterly meeting without the presence of management. The Audit Committee also reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018. The Committee discussed with PwC the matters required to be discussed under auditing standards adopted by the Public Company Accounting Over-sight Board, or the PCAOB, and reviewed and discussed with PwC the auditor’s independence from the Company and its management. As part of that review, PwC provided the Com-mittee the written disclosures and letter concerning indepen-dence required by the PCAOB. Based on these reviews and discussions, the Audit Commit-tee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC. Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles, or GAAP, and for developing, main-taining and evaluating the Company’s internal control over financial reporting and other control systems. The indepen-dent registered public accountant is responsible for auditing the annual financial statements prepared by management, assessing the Company’s internal control over financial reporting, and expressing an opinion with respect to each. MEMBERS OF THE AUDIT COMMITTEE: Thomas L. Ryan, Chairman Gloria R. Boyland Luke R. Corbett Mark A. Edmunds David W. Hayes Leslie Starr Keating AUDIT // 83 Pursuant to its charter, the Audit Committee is also charged with the oversight of: the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and indepen-dence; and the performance of the Company’s internal audit func-tion, independent auditor and Chief Compliance Officer.

# STOCK OWNERSHIP

## Holdings of Major Stockholders

The following table shows certain information regarding the persons we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such stockholder's Schedule 13D or Schedule 13G filings with the SEC).

| | Common Stock | |
|---|---|---|
| **Beneficial Owner** | **Number of Shares** | **Percent of Class** |
| **Esquisto Holdings, LLC**<br>5221 N. O'Connor Boulevard, Suite 1100<br>Irving, TX 75039 | 317,294,882[(a)] | 19.4% |
| **The Carlyle Group L.P.**<br>1001 Pennsylvania Avenue NW, Suite 220 South<br>Washington, DC 20004-2505 | 172,897,387[(b)] | 10.6% |
| **BlackRock, Inc.**<br>55 East 52nd Street<br>New York, NY 10055 | 101,151,978[(c)] | 6.2% |

*(a) This information is as February 11, 2019, as reported in a Schedule 13D filed on February 11, 2019 by Esquisto Holdings, LLC and the following members of its affiliated group: WHR Holdings, LLC, NGP XI US Holdings, L.P., WHE AcqCo Holdings, LLC, NGP Energy Capital Management, L.L.C. The Schedule 13G reports sole power to vote or direct the vote of 317,294,882 shares and sole power to dispose or to direct the disposition of 317,294,882 shares.*

*(b) This information is as February 11, 2019, as reported in a Schedule 13G filed by The Carlyle Group, L.P. and the following members of its affiliated group: Carlyle Group Management L.L.C., Carlyle Holdings I GP Inc., Carlyle Holdings I GP Sub L.L.C., Carlyle Holdings I L.P., TC Group, L.L.C., TC Group Sub L.P., TC Group VI S1, L.L.C., TC Group VI S1, L.P. and CP VI Eagle holdings, L.P. The Schedule 13G reports shared power to vote or direct the vote of 172,897,387 shares and shared power to dispose or to direct the disposition of 172,897,387 shares.*

*(c) This information is as of December 31, 2018, as reported in a Schedule 13G/A filed on February 11, 2019 by BlackRock, Inc. The Schedule 13G/A reports sold power to vote or to direct the vote of 97,514,853 shares and sole power to dispose or to direct the disposition of 101,151,978 shares.*

84 // CHESAPEAKE ENERGY CORPORATION

## Securities Ownership of Officers and Directors

The table below sets forth the beneficial ownership of our directors, director nominees, NEOs and all of our directors, director nominees and executive officers as a group. Unless otherwise indicated, the information is given as of March 18, 2019, the record date, and the persons named below have sole voting and/or investment power with respect to such shares.

| | | Common Stock | | | |
|---|---|---|---|---|---|
| | Beneficial Owner | Number of Shares | Share Equivalents | Total Ownership | Percent of Class |
| OFFICERS | Robert D. ("Doug") Lawler | 2,993,954 [a] | 6,037,358 [b] | 8,734,312 | * |
| | Domenic J. ("Nick") Dell'Osso | 1,015,354 | 2,696,621 [b] | 3,711,975 | * |
| | M. Jason Pigott | 634,181 | 1,979,149 [b] | 2,613,330 | * |
| | James R. Webb | 550,192 | 1,829,103 [b] | 2,379,295 | * |
| | Frank J. Patterson | 394,117 | 1,540,492 [b] | 1,934,609 | * |
| DIRECTORS | Archie W. Dunham | 9,214,298 | 127,232 [c] | 9,341,530 | * |
| | R. Brad Martin | 673,001 [d] | 134,621 [c] | 807,622 | * |
| | Thomas L. Ryan | 675,914 [e] | 71,813 [c] | 747,727 | * |
| | Merrill A. ("Pete") Miller, Jr. | 303,038 | 69,350 [c] | 372,388 | * |
| | Leslie Starr Keating | 63,095 | 61,577 [c] | 124,672 | * |
| | Gloria R. Boyland | 51,295 | 61,577 [c] | 112,872 | * |
| | Scott A. Gieselman | 110,358 | — | 110,358 | * |
| | Luke R. Corbett | 44,846 [f] | 61,577 [c] | 106,403 | * |
| | David W. Hayes | 63,863 | — | 63,863 | * |
| | Mark A. Edmunds | — | — | — | * |
| All current directors and executive officers as a group (16 persons) | | 16,961,027 | 13,992,300 | 30,953,327 | 1.9% |

(a) *Includes unvested shares of restricted stock granted pursuant to Mr. Lawler's original employment agreement, effective as of June 17, 2013, as Pension Makeup Restricted Stock and as an inducement to employment, with respect to which Mr. Lawler has voting power.*

(b) *Includes shares of common stock that can be acquired through the exercises of stock options on March 18, 2019, or within 60 days thereafter.*

(c) *Includes RSUs that are scheduled to vest within 60 days of March 18, 2019.*

(d) *Includes 50,000 shares held by the R. Brad Martin Family Foundation, over which Mr. Martin has voting control, and 15,000 shares held in a family trust for the benefit of Mr. Martin's children.*

(e) *Includes 180,000 shares held by a family trust for the benefit of Mr. Ryan's children.*

(f) *Includes 297 shares held by a trust for the benefit of Mr. Corbett's family.*

* *Less than 1%*

## Beneficial Ownership Guideline

Beginning in 2016, we established a new stock ownership guideline for non-employee directors to hold common stock, including RSUs, valued at $500,000 or more, based upon the greater of the spot price of our common stock or the trailing 36-month average closing price of our common stock. Non-employee directors are expected to comply with the stock ownership guideline at all times while serving as a director; however, newly appointed directors are generally given three years from the date of appointment to comply. Failure to comply with this guideline or potential deferrals of the guideline due to hardship are addressed on a case-by-case basis, but generally must be cured within six months. There were no failures or deferrals in 2018.

## Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and subsequent changes with the SEC. Based solely on a review of filings with the SEC and written representations of our officers and directors that no other reports were required, we believe that during the year ended December 31, 2018 all Section 16(a) reports were filed on a timely basis.

STOCK OWNERSHIP // 85

SHAREHOLDER MATTERS Submitting Shareholder Proposals for 2020 Annual Meeting The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for next year’s annual meeting. Shareholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applic-able requirements. * Our bylaws are available at www.sec.gov/Archives/edgar/data/895126/000089512614000171/bylawsex32.htm. The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our bylaws or other requirements of rules under the Exchange Act. 86 // CHESAPEAKE ENERGY CORPORATION Proposals for inclusion Director nominees for inclusionOther proposals/nominees to in 2020 proxyin 2020 proxy (proxy access)be presented at 2020 meeting Type of proposal SEC rules permit shareholders to submit proposals for inclusion in our Proxy Statement by satisfying the require-ments specified in SEC Rule 14a-8 A shareholder (or a group of share-holders) owning at least 3% of Chesapeake stock for at least 3 years may submit director nominees (up to 25% of the Board) for inclusion in our Proxy Statement by satisfying the requirements specified in Article I, Section 11 of our bylaws* Shareholders may present proposals or shareholder nominations directly at the annual meeting (and not for inclusion in our Proxy Statement) by satisfying the requirements specified in Article I, Sections 11(b) and 12 of our bylaws* When proposal must be received by Chesapeake No later than close of business on December 7, 2019 No earlier than December 19, 2019 and no later than close of business on January 18, 2020 No earlier than January 18, 2020 and no later than close of business on February 17, 2020 Where to send By mail: James R. Webb, Executive Vice President – General Counsel and Corporate Secretary, Chesapeake Energy Corporation, at the applicable address listed on page 2 of this Proxy Statement By email: shareholder.proposals@chk.com What to include The information required by SEC Rule 14a-8 The information required by our bylaws* The information required by our bylaws*

Additional Shareholder Engagement and Corporate/Social Responsibility Community-Focused Initiatives Chesapeake strives to be a charitable, engaged and respon-sible partner in the communities where we live and work. We pay close attention to concerns regarding our operations through a variety of active community engagement initiatives. We recognize that despite its over 150-year history in the United States, oil and natural gas development is still a very new industry in several areas of the country. We understand the importance of educating community members about our activities, maintaining open lines of communication and pro-actively seeking opportunities to provide further information about our safe and responsible drilling and completion pro-cesses, including the over 60-year-old process of hydraulic fracturing. Following discussions with shareholders, we rec-ognize that addressing the community impacts of our opera-tions has become increasingly important to a wider audience, including our shareholders. Consequently, we intend to con-tinue to interact with our shareholders on these issues. We believe this furthers our goal of continuous improvement in all of our operations, including our community engagement strategies and public disclosures. We understand the importance of educating community members about our activities, maintaining open lines of communication and proactively seeking opportunities to provide further information about our safe and responsible drilling and completion processes. SHAREHOLDER MATTERS // 87

Forward-Looking Statements This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include any statements that are not historical facts and include expected oil, natu-ral gas and natural gas liquids (NGL) production and future expenses, estimated operating costs, assumptions regarding future oil, natural gas and NGL prices, planned drilling ac-tivity, estimates of future drilling and completion and other capital expenditures, goals for the future, projected future commitments, the potential use of newly authorized shares, the Company’s go-forward strategy and path forward, per-formance goals, actions related to 2018 executive compen-sation, estimated future payouts under long-term incentive plan awards, additional shareholder engagement, anticipated sales, the adequacy of our provisions for legal contingencies, statements concerning anticipated cash flow and liquidity debt and preferred stock repurchases, operating and capital efficiencies, business strategy and other plans and objectives for future operations. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Factors that could cause actual results to differ ma-terially from expected results are described under Risk Factors and other sections of our most recent Annual Report on Form 10-K and in other filings with the SEC, and include: the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access capital markets on favorable terms; the availability of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations; our ability to replace reserves and sustain production; results of litigation; charges incurred in response to market conditions and in con-nection with our ongoing actions to reduce financial leverage and complexity; drilling and operating risks and resulting lia-bilities; and a deterioration in general economic, business or industry conditions. EXHIBIT A Chesapeake Energy Corporation Non-GAAP Financial Measures Certain of the financial metrics applicable to the 2018 and 2019 annual incentive programs, as described on pages 44 – 48 and 55 – 60, respectively, are non-GAAP financial measures. We provide reconciliations to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in our quarterly earnings releases and post them on the Company’s website at www.chk.com in the Non-GAAP Financials sub-section of the section entitled “SEC Filings” under “Investors.” items that management believes affect the comparability of operating results, including unrealized gains and losses on natural gas, oil and natural gas liquids derivatives, restruc-turing and other termination costs, impairments, gains and losses on sales of fixed assets and investments, losses on investments, losses on purchases of debt and extinguish-ment of other financing, and net income attributable to non-controlling interests. For 2018, adjusted EBITDA was $2.499 billion, adjusted EBITDA/boe was $12.81 and free cash flow was $1.959 billion. Price adjusted EBITDA, the performance metric used for purposes of the 2018 AIP, is defined under the caption. “2018 AIP Performance Goals and Calculation of Payout Factor” on pages 56 – 57. EBITDA represents net income (loss) before income tax ex-pense, interest expense and depreciation, depletion and amortization expense. Adjusted EBITDA excludes certain 88 // CHESAPEAKE ENERGY CORPORATION

Headquartered in Oklahoma City, Chesapeake's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States. The Company also owns oil and natural gas marketing and natural gas gathering and compression businesses.

Our focus on financial discipline and profitable and efficient growth from captured resources includes balancing capital expenditures with cash flow from operations, reducing operational risk and complexity, promoting a culture of safety and integrity, and being a great business. With leading positions in top U.S. oil and natural gas plays from Pennsylvania to South Texas to Wyoming, we continue to unlock value in each of our operating areas.


2018
ANNUAL REPORT

**2018 ANNUAL REPORT**

chk.com/investors/annual-report



**2019 ANNUAL MEETING WEBSITE AND 2019 ONLINE PROXY STATEMENT**

chk.com/investors/annual-meeting

---

**CORPORATE RESPONSIBILITY REPORT**

Corporate responsibility is embedded in the culture of Chesapeake. Our Corporate Responsibility Report communicates our high standards and highlights our operations focused on safety, stewardship and sustainability.
www.chk.com/responsibility

**OUR STORIES**

Every day Chesapeake employees create value that drives our Company forward and capitalizes on our strengths — high-quality assets, advanced technical capabilities and ongoing operating efficiencies, to name just a few. We share these topics in the News and Stories section of www.chk.com/media.

**COMMUNICATE WITH THE COMPANY**

**Board of Directors**
866-291-3401
(Director Access Line)
TalktoBoD@chk.com

**Compliance and Ethics**
877-CHK-8007
(877-245-8007)
(anonymous)
compliance@chk.com
www.chkethics.com

**Investor Relations**
405-935-8870
ir@chk.com

**Owner Relations**
877-CHK-1GAS
(877-245-1427)
contact@chk.com

6100 NORTH WESTERN AVENUE OKLAHOMA CITY, OK 73118

CHESAPEAKE ENERGY

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OK 73118

SCAN TO VIEW MATERIALS & VOTE

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 16, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

**VOTE BY PHONE - 1-800-690-6903**
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**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chesapeake Energy Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**PLAN PARTICIPANTS**
If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), you may vote the Plan shares using the methods mentioned above up until 10:59 P.M. Central Time on May 15, 2019. If you do not vote your proxy, Plan shares credited to this account will be voted in the same proportion as the Plan shares of other participants for which the Trustee has received proper voting instructions.

**ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS**
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**SHAREHOLDER MEETING REGISTRATION**
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E72215-P19152-Z74385 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**CHESAPEAKE ENERGY CORPORATION**

**The Board of Directors recommends a vote FOR the election of all director nominees.**

| 1. Election of Directors | For | Against | Abstain |
|---|---|---|---|
| 1a. Gloria R. Boyland | ☐ | ☐ | ☐ |
| 1b. Luke R. Corbett | ☐ | ☐ | ☐ |
| 1c. Mark A. Edmunds | ☐ | ☐ | ☐ |
| 1d. Scott A. Gieselman | ☐ | ☐ | ☐ |
| 1e. David W. Hayes | ☐ | ☐ | ☐ |
| 1f. Leslie Starr Keating | ☐ | ☐ | ☐ |
| 1g. Robert D. "Doug" Lawler | ☐ | ☐ | ☐ |
| 1h. R. Brad Martin | ☐ | ☐ | ☐ |
| 1i. Merrill A. "Pete" Miller, Jr. | ☐ | ☐ | ☐ |
| 1j. Thomas L. Ryan | ☐ | ☐ | ☐ |

| **Company Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 3.** | For | Against | Abstain |
|---|---|---|---|
| 2. To approve on an advisory basis our named executive officer compensation. | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. | ☐ | ☐ | ☐ |

**Other Matters**

4. In its discretion, upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

**IMPORTANT:** Please date this proxy and sign exactly as your name appears above. If stock is held jointly, the signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E72216-P19152-Z74385 PROXY CHESAPEAKE ENERGY CORPORATION Annual Meeting of Shareholders THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS May 17, 2019 10:00 A.M. Central Time The undersigned hereby appoints R. Brad Martin, Robert D. Lawler and James R. Webb, or any of them, as proxies with full power of substitution, to represent and vote all shares of Common Stock of Chesapeake Energy Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Company’s Annual Meeting of Shareholders to be held on Friday, May 17, 2019, at 10:00 a.m., Central Time, and at any adjournment or postponement thereof, as stated on the reverse side, and upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore given. If you are a participant in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (the "Plan"), this voting instruction form is sent to you on behalf of Fidelity Management Trust Company, as Trustee of the Plan. Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. As a participant in the Plan, you hereby direct Fidelity Management Trust Company, as Trustee, to vote all shares of Common Stock of the Company represented by your proportionate interest in the Plan (the "Plan Shares") at the Company's Annual Meeting of Shareholders, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the trustee can vote the Plan Shares. You cannot vote the Plan Shares in person at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.